Exhibit 4.1

SENIOR SECURED FIRST LIEN NOTES INDENTURE

Dated as of February 28, 2012

Between

CLAIRE’S ESCROW II CORPORATION

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee and Collateral Agent

9.00% SENIOR SECURED FIRST LIEN NOTES DUE 2019

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Page
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture to be Delivered in Connection with the Assumption
Exhibit E	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
Exhibit F	Form of Collateral Agreement to Be Delivered in Connection with the Assumption
Exhibit G	Form of First Lien Trademark Security Agreement to Be Delivered in Connection with the Assumption
Exhibit H	Form of First Lien Intercreditor Agreement to Be Delivered in Connection with the Assumption
Exhibit I	Form of ABL Intercreditor Agreement
Exhibit J	Form of Joinder to Second Lien Intercreditor Agreement

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INDENTURE, dated as of February 28, 2012, between Claire’s Escrow II Corporation, a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (as defined below) and Collateral Agent (as defined below).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 9.00% Senior Secured First Lien Notes due 2019 (the “Notes”).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of Notes sold in reliance on Rule 144A.

“ABL Agent” means the collateral agent under the ABL Credit Agreement, and its successors, replacements and/or assigns in such capacity.

“ABL Credit Agreement” means an agreement providing for revolving Indebtedness that is incurred and/or letters of credit that are issued to finance working capital and other purposes (but excluding any term loans or debt securities) with respect to which each of the following conditions is met:

(i) The Indebtedness under such agreement is permitted to be incurred (and shall at all times be deemed to be outstanding) pursuant to Section 4.09(b)(i) hereof;

(ii) The Issuer has designated such agreement to be an “ABL Credit Agreement” for purposes of this Indenture in an Officer’s Certificate delivered to the Trustee;

(iii) The aggregate principal amount of Indebtedness in respect of loans, advances, letters of credit and bank guarantees under such agreement shall at no time exceed an amount equal to (x) $75 million minus (y) the amount of Net Proceeds from sales of ABL Priority Collateral applied pursuant to Section 4.10(b)(i)(b) hereof;

(iv) The ABL Agent under such agreement has entered into the ABL Intercreditor Agreement as an “ABL Agent” thereunder and, if any Second Lien Obligations are outstanding, the Second Lien Intercreditor Agreement as a “First Lien Agent” thereunder; and

(v) The Obligations under such credit agreement do not constitute First Lien Obligations under the First Lien Intercreditor Agreement.

“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement, in substantially the form attached as Exhibit I hereto, as the same may be amended, supplemented or otherwise modified from time to time.

“ABL Obligations” means the Indebtedness and other Obligations in respect of an ABL Credit Agreement and any Hedging Obligations and cash management obligations that are secured by the Liens securing the Indebtedness incurred pursuant to the ABL Credit Agreement pursuant to the security documents entered into in connection with the ABL Credit Agreement.

“ABL Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes issued from time to time under this Indenture in accordance with Sections 2.01, 4.09 and 4.12 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Currency Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars, at the spot rate for the purchase of U.S. dollars, with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York City time) on the date that is two Business Days prior to such determination.

“Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:

(1)	1.0% of the then outstanding principal amount of such Note; and

(2)	the excess of:

(a) the present value at such Redemption Date of (i) the redemption price of such Note at March 15, 2015 (such redemption price being set forth in the table in Section 3.07(a)) plus (ii) all required interest payments due on such Note through March 15, 2015 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the then outstanding principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions);

in each case other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described under Section 5.01 hereof or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof;

(d) any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $15 million;

(e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer;

(f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g) foreclosure on assets of the Issuer or any of its Restricted Subsidiaries;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j) any sale of inventory or other assets in the ordinary course of business;

(k) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(m) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(n) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by this Indenture;

(o) dispositions in connection with Permitted Liens;

(p) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; and

(q) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind.

“Assumption” means the assumption by the Company of all the obligations of the Issuer upon consummation of the merger of the Issuer with and into the Company, with the Company as the surviving entity.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“broker-dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

“Cash Equivalents” means:

(1) U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of either of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13 d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer. For purposes of calculating the total voting power of the Voting Stock held by a group, the voting power beneficially owned by a Permitted Holder shall be excluded to the extent such Permitted Holder retains the sole economic rights with respect to the subject Voting Stock.

The merger of the Issuer with and into the Company shall in no event constitute a Change of Control.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Document.

“Collateral Agent” means the Trustee in its capacity as “Collateral Agent” under this Indenture and under the Security Documents and any successor thereto in such capacity.

“Collateral Agreement” means the Collateral Agreement in substantially the form attached as Exhibit F hereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Company” means Claire’s Stores, Inc., a Florida corporation (and not any of its Subsidiaries), and its successors.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of key money and other intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding “additional interest” with respect to the Existing Notes, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3) commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and its Restricted Subsidiaries; minus

(4) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as at any date of determination, the ratio of (1) the Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance or relocation costs or expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to new product lines, plant shutdown costs, acquisition integration costs, expenses, excess pension charges, acquisition integration charges, facilities opening costs and expenses or charges related to any issuance of Equity Interests, any Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change of control payments, including retention payments, in each case, shall be excluded;

(2) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any acquisition consummated after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or store closures and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations or store closures shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

(6) (a) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments and (b) any non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standards under GAAP and related interpretations shall be excluded;

(7) the equity interest in the Net Income for such period of any Person that is not a Subsidiary of such Person; or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) solely for the purpose of determining the amount available for Restricted Payments under clause (A) of the definition of Cumulative Credit, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9) an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with Section 4.07(b)(xii) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10) any non-cash impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles, including key money amortization, arising pursuant to GAAP shall be excluded;

(11) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(12) any (a) one-time non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees (including but not limited to change of control payments, “gross up” payments under Code Sections 280G and 4999 and the acceleration of options) or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(13) expenses associated with additional accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(14) solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly-owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15) (a) the non-cash portion of “straight-line” rent expense shall be excluded and (b) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included, (c) the non-cash amortization of tenant allowances shall be excluded and (d) cash received from landlords for tenant allowances and shall be included;

(16) to the extent otherwise included in Consolidated Net Income any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Obligations for currency exchange risk, shall be excluded; and

(17) solely for the purpose of determining the amount available for Restricted Payments under clause (A) of the definition of Cumulative Credit, the difference, if positive, of the Consolidated Taxes of the Issuer calculated in accordance with GAAP and the actual Consolidated Taxes paid in cash by the Issuer during any Reference Period shall be included.

Notwithstanding the foregoing, for the purpose of Section 4.07 hereof only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted pursuant to clauses (D) and (E) of the definition of Cumulative Credit.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes, levies, imposts, duties (including stamp duties), deductions, withholdings or similar charges (including ad valorem charges) imposed by any governmental authority and any and all interest and penalties related thereto and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (x) the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (y) the aggregate amount of unrestricted cash and Cash Equivalents included on the consolidated balance sheet of the Issuer and any Restricted Subsidiaries as of such date; provided that Indebtedness of the Issuer and its Restricted Subsidiaries under any revolving credit facility as at any date of determination shall be determined using the Average Monthly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the “Reference Period”). For purposes of this definition, (a) the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer, (b) “Average Monthly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility, the quotient of (x) the sum of each Individual Monthly Balance for each fiscal month ended on or prior to such date of determination and included in the Reference Period divided by (y) 12, and (c) “Individual Monthly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility during any fiscal month of the Issuer, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such fiscal month divided by (y) the number of days in such fiscal month.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Agreement” means (i) the Existing Credit Agreement, as the same may be replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded or refinanced from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the Existing Credit Agreement remains outstanding, any ABL Credit Agreement and, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time; provided that for purposes of Section 4.09(b)(i) only, the aggregate principal amount of Indebtedness Incurred under clause (i) and (ii) above (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) at any one time outstanding shall not exceed the Initial Commitment Amount plus an aggregate additional principal amount of secured Indebtedness that does not cause the Senior Secured Indebtedness Leverage Ratio of the Issuer to exceed 3.75 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Cumulative Credit” means the sum of (without duplication):

(A) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, the “Reference Period”) from the first day of the fiscal quarter during which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date (other than net proceeds to the extent such net proceeds have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (xiii) of Section 4.09(b) hereof) from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer), plus

(C) 100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (xiii) of Section 4.09(b) hereof), plus

(D) 100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(E) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary from:

(1) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) of Section 4.07(b) hereof),

(2) the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, or

(3) a distribution or dividend from an Unrestricted Subsidiary, plus

(F) in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (vii) of Section 4.07(b) hereof to the extent such Investment constituted a Permitted Investment).

“Custodian” means the Trustee, as custodian with respect to the Notes, each in global form, or any successor entity.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, any Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Fixed Charges; plus

(3) Consolidated Depreciation and Amortization Expense; plus

(4) Consolidated Non-cash Charges; plus

(5) the amount of any restructuring charges or reserves in such period; plus

(6) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted under Section 4.11 hereof; plus

(7) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Guarantor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(8) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; provided that any proceeds of such reimbursement when received shall be excluded from the calculation of EBITDA to the extent the expense reimbursed was previously excluded pursuant to this clause (8);

less, without duplication,

(9) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than: (1) public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-8; and (2) any such public or private sale that constitutes an Excluded Contribution.

“Escrow Account” means a segregated account, under the sole control of the Trustee, that includes only cash and Cash Equivalents, the proceeds thereof and interest earned thereon, free from all Liens other than the Lien in favor of the Trustee for the benefit of the Holders of the Notes.

“Escrow Agreement” means the Escrow Agreement between and among the Issuer, the Company and The Bank of New York Mellon Trust Company, N.A., as Escrow Agent (the “Escrow Agent”), Financial Institution (the “Financial Institution”) and Trustee, dated as of February 28, 2012, as such agreement may be amended, modified or supplemented from time to time.

“Escrow Conditions” means (x) the Satisfaction of the Secured Debt Condition, (y) no Default or Event of Default (including with respect to Restricted Subsidiaries) has occurred and is continuing (or would have occurred had the Company or any of the Guarantors been subject to all the provisions of this Indenture as of the date such Escrow Conditions are tested) under this Indenture and (z) the execution by the Company and Guarantors of a supplemental indenture, the form of which is attached as Exhibit D hereto, the Security Documents, the First Lien Intercreditor Agreement and the Joinder to the Second Lien Intercreditor Agreement.

“Escrow Release Date” means the date, on or prior to April 2, 2012, that the Escrow Conditions are fulfilled and the Escrow Agent receives the Disbursement Request described in Section 4(a) of the Escrow Agreement and the Escrow Agent releases the Escrowed Property (as defined in the Escrow Agreement), including investment earnings, to the Issuer and the Company as set forth in such Disbursement Request.

“Escrowed Property” means the cash and Cash Equivalents, the proceeds thereof and interest earned thereon in the Escrow Account.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after the Issue Date from: (1) contributions to its common equity capital, and (2) the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Issuer on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Existing Credit Agreement” means the Credit Agreement, dated as of May 29, 2007 among the Issuer, the lenders and other parties party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as administrative agent for the lenders, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Existing Credit Agreement Agent” means Credit Suisse AG, Cayman Islands Branch and its successors as administrative agent under the Existing Credit Agreement.

“Existing Notes” means the Existing Second Lien Notes, the Existing Senior Notes and the Existing Senior Subordinated Notes.

“Existing Second Lien Notes” means the 8.875% Senior Secured Second Lien Notes due 2019 of the Issuer.

“Existing Senior Notes” means the 9.25% Senior Notes due 2015 of the Issuer and the 9.625%/ 10.375% Senior Toggle Notes due 2015 of the Issuer.

“Existing Senior Subordinated Notes” means the 10.50% Senior Subordinated Notes due 2017 of the Issuer.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“First Lien Agent” means (i) with respect to the First Lien Intercreditor Agreement, the Existing Credit Agreement Agent, the Collateral Agent and any other collateral agent that becomes a party thereto in its capacity as the agent for the holders of any First Lien Obligations thereunder, (ii) with respect to the Second Lien Intercreditor Agreement, the Existing Credit Agreement Agent, the Collateral Agent and any other collateral agent that becomes a party thereto in its capacity as an agent for the holders of any First Lien Obligations thereunder and (iii) with respect to the ABL Intercreditor Agreement, the Collateral Agent, the ABL Agent and any other collateral agent that is a First Lien Agent under the First Lien Intercreditor Agreement that becomes a party thereto in its capacity as the agent for the holder of any First Lien Obligations thereunder.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement, in substantially the form attached as Exhibit H hereto, as the same may be amended, supplemented or otherwise modified from time to time.

“First Lien Obligations” means (i) the Notes Obligations, (ii) with respect to the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, all Obligations owing pursuant to the Existing Credit Agreement including any Hedging Obligations and cash management agreements that are secured equally and ratably with the loans and other extensions of credit under the Existing Credit Agreement and the Notes Obligations and (iii) with respect to (x) the First Lien Intercreditor Agreement, any other Obligations with respect to which a First Lien Agent has become party to such Intercreditor Agreement (in accordance with the procedures set forth therein) on behalf of the holders of such Obligations to the extent the Liens securing such Obligations are permitted by clause (6) (other than Liens securing ABL Obligations), (25) or, solely in the case of Refinancing Indebtedness in respect of the Notes, (20) of the definition of “Permitted Liens” and (y) the Second Lien Intercreditor Agreement, any other Obligations with respect to which a First Lien Agent has become party to such Intercreditor Agreement on behalf of the holders of such Obligations to the extent the Liens securing such Obligations are not prohibited by the Indenture (including, if applicable, as a result of such Liens being subordinated to the Liens securing the Notes Obligations pursuant to an Intercreditor Agreement other than the Second Lien Intercreditor Agreement).

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event including, to the extent applicable, from the Transactions, and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 2 to the “Summary historical consolidated financial information” under “Summary” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries during such period.

“Foreign Subsidiary” means (i) any Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia and any direct or indirect subsidiary of such Subsidiary and (ii) any Wholly-owned Subsidiary of the Issuer (a) that is a Delaware limited liability company that is treated as a disregarded entity for U.S. federal income tax purposes, (b) the primary asset of which consists of Equity Interests in either (x) one or more Foreign Subsidiaries described in clause (i) above or (ii) one or more other Subsidiaries described in this clause (ii) and (c) has no outstanding Guarantee of Indebtedness of the Issuer or any Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the Notes Obligations of the Issuer under this Indenture and the Notes by any Person in accordance with the provisions herein.

“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (4) Obligations under or in respect of Qualified Receivables Financing.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Commitment Amount” means the sum of (i) $1,450 million minus (ii) the outstanding principal amount of the Notes or any Refinancing Indebtedness Incurred in respect of the Notes, but in no event shall the amount under this clause (ii) be more than $400 million.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof.

“Initial Purchasers” means J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Apollo Global Securities, LLC and Morgan Joseph TriArtisan LLC.

“Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, if entered into, the ABL Intercreditor Agreement and any intercreditor agreement entered into by the Collateral Agent pursuant to which the Liens securing any Obligations (other than Notes Obligations) are subordinated to the Liens securing the Notes Obligations on a basis not materially less favorable than the terms of the Second Lien Intercreditor Agreement.

“Interest Payment Date” means March 15 and September 15 of each year to Stated Maturity.

“Investment Grade Rating” means a rating equal to or higher, than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Issue Date” means the date on which the Notes are originally issued.

“Issuer” means Claire’s Escrow II Corporation, a Delaware corporation (and not any of its Subsidiaries), and its successors (including, from and after the Assumption, the Company).

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.

“Joinder to the Second Lien Intercreditor Agreement” means the Joinder to Second Lien Intercreditor Agreement, in substantially the form attached as Exhibit J hereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer or any direct or indirect parent of the Issuer, as applicable, was approved by a vote of a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Insurance Proceeds” means the insurance proceeds (excluding liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it and excluding the proceeds of business interruption insurance) or condemnation awards actually received by the Issuer or any Restricted Subsidiary as a result of the Destruction or Taking of all or any portion of the Collateral, net of:

(1) reasonable out-of-pocket expenses and fees relating to such Taking or Destruction (including, without limitation, expenses of attorneys and insurance adjusters); and

(2) repayment of Indebtedness that is secured by the property or assets that are the subject of such Taking or Destruction; provided that, in the case of any Destruction or Taking involving Collateral, the Lien securing such Indebtedness constitutes a Lien permitted by this Indenture to be senior to the Notes Liens.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.10(b) hereof) to be paid as a result of such transaction that is secured by a Lien on such asset ranking prior to the Lien, if any, on such asset securing the Notes or Guarantees, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Notes” has the meaning assigned to such term in the recitals hereto.

“Notes Liens” means the Liens securing the Notes Obligations.

“Notes Obligations” has the meaning assigned to such term in the Collateral Agreement.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness, including any interest and fees, which for the commencement of a bankruptcy or insolvency proceeding would have accrued on such obligations whether or not a claim is allowed for such interest or fees in the related bankruptcy proceeding; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties (to the extent previously paid) other than the Holders of the Notes.

“Offering Memorandum” means the confidential Offering Memorandum, dated February 13, 2012, relating to the sale of the Initial Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion, acceptable to the Trustee and the Collateral Agent, from legal counsel who may be an employee of or counsel to the Issuer.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Participant” means, with respect to the Depositary a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Amount” means (a) an aggregate additional principal amount that does not cause the Senior Secured Indebtedness Leverage Ratio of the Issuer to exceed 5.0 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), or (b) an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness (including Capitalized Lease Obligations), together with any refinancings or replacements thereof, then outstanding and Incurred under this clause (b), does not exceed the greater of $75 million and 2.25% of Total Assets at the time of Incurrence.

“Permitted Holders” means, at any time, each of (i) the Sponsors and (ii) the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any Restricted Subsidiary;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issuer Date or (y) as otherwise permitted under this Indenture;

(6) advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed the greater of (x) $5 million and (y) 0.25% of Total Assets at any one time outstanding;

(7) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under Section 4.09(6)(x) hereof;

(9) any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $50 million and (y) 1.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $100 million and (y) 3.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11) loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(12) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (C) of the definition of Cumulative Credit;

(13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.11(b) hereof (except transactions described in clauses (ii), (vi), (vii) and (xi)(b) thereof);

(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15) guarantees issued in accordance with Section 4.09 and Section 4.14;

(16) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18) additional Investments in joint ventures not to exceed at any one time in the aggregate outstanding under this clause (18), the greater of (x) $65 million and (y) 2.0% of Total Assets; provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary; and

(19) Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A) Liens on assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to Section 4.09 hereof, (B) Liens securing Indebtedness permitted to be incurred under the Credit Agreement, including any letter of credit facility relating thereto, that was permitted to be incurred pursuant to clause (i) of Section 4.09(b) hereof, (C) Liens securing obligations in respect of any Indebtedness permitted to be incurred pursuant to Section 4.09(b) hereof, provided that, with respect to Liens securing obligations permitted under this clause (C), at the time of incurrence and after giving pro forma effect thereto, the Senior Secured Indebtedness Leverage Ratio of the Issuer would not exceed 3.75 to 1.00, provided further that, with respect to Liens permitted under this clause (C), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the Holders of the Notes than the First Lien Intercreditor Agreement, the ABL Intercreditor Agreement (in the case of an ABL Credit Agreement only) and the Second Lien Intercreditor Agreement, and (D) Liens securing Indebtedness permitted to be Incurred pursuant to clause (iv) of Section 4.09(b), provided that such Liens do not extend to any property or assets that are not being purchased, leased, constructed or improved with the proceeds of such Indebtedness being Incurred pursuant to clause (iv);

(7) Liens existing on the Issue Date (including Liens securing the Existing Second Lien Notes);

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9) Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with Section 4.09;

(11) Liens securing Hedging Obligations not incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17) deposits made in the ordinary course of business to secure liability to insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of software and other technology licenses in the ordinary course of business;

(20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11), (15) and (27); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (15) and (27) at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B) above, the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) above and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) above;

(21) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24) Liens incurred to secure cash management services in the ordinary course of business;

(25) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $30 million at any one time outstanding;

(26) Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution; and

(27) Liens securing the Notes, and the related Guarantees (not including any Additional Notes).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure ABL Obligations or other Indebtedness under the Credit Agreement shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable; proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly-owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii)

subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” for the interest payable on any applicable Interest Payment Date means the March 1 and September 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note of the applicable series upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes of the applicable series initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof.

“Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Responsible Officer” means, when used with respect to the Trustee or the Collateral Agent, any officer within the corporate trust department of the Trustee or the Collateral Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Collateral Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Indenture and that is secured by such cash or Cash Equivalents.

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

“Satisfaction of Secured Debt Condition” means the delivery to the Trustee of an Officer’s Certificate stating that under the terms of the Company’s Credit Agreement, based on the Company’s available financial statements for its fiscal year ended January 28, 2012, upon the application of the net proceeds of the note offering as described under “Use of proceeds” in the Offering Memorandum or otherwise, the Company may effect the Assumption and the Guarantors may provide the Guarantees as contemplated by “Guarantees” in the Offering Memorandum and the Company and the Guarantors may grant a Lien on the Collateral to secure the Notes and the Guarantees as contemplated by “Security” in the Offering Memorandum.

“SEC” means the Securities and Exchange Commission.

“Second Lien Agent” means The Bank of New York Mellon Trust Company, N.A., as the collateral agent for the holders of the Existing Second Lien Notes and any other collateral agent for the holders of any Second Lien Obligations who becomes party to the Second Lien Intercreditor Agreement following the Issue Date in its capacity as an agent for the holders of any Second Lien Obligations.

“Second Lien Intercreditor Agreement” means the intercreditor agreement among the Existing Credit Agreement Agent, the Second Lien Agent for the Existing Second Lien Notes, the Issuer and each Guarantor, as it may be amended from time to time in accordance with this Indenture.

“Second Lien Obligations” means (1) Obligations in respect of the Existing Second Lien Notes and (2) other Obligations of the Issuer and its Restricted Subsidiaries with respect to which a Second Lien Agent, on behalf of such holders, shall have become a party to the Second Lien Intercreditor in such capacity.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, collateral assignments and related agreements (including the Collateral Agreement and the Trademark Security Agreement), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interest in the Collateral as contemplated by this Indenture.

“Senior Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) (other than Second Lien Obligations and any other such Indebtedness in which all Liens on any assets of the Issuer and the Guarantors are expressly subordinated or junior to the Liens securing the Obligations under the Notes, this Indenture and the Guarantees) less the amount of cash and cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Senior Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Senior Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Senior Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time; in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this calculation, a pro forma event) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations.(including the Transactions) and discontinued operations (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Senior Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions) and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 2 to the “Summary historical consolidated financial information” under “Summary” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Special Redemption Price” means 100% of the principal amount of the Notes, plus accrued and unpaid interest, from, and including, the Issue Date to, but excluding, the Special Redemption Date, notwithstanding any noncompliance by the Issuer with the requirements of the second sentence of Section 3.11.

“Sponsors” means (i) one or more funds controlled by Apollo Management, L.P., any of their respective Affiliates and other affiliated co-investment partnerships (collectively, the “Apollo Sponsors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors; provided that any Apollo Sponsor (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of the Issuer.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Synthetic Lease Obligations” means obligations of a Loan Party, as defined in the Credit Agreement, as lessee/borrower under any transaction which is classified as an operating lease under GAAP but as a financing for tax purposes either currently or when such leases were originally written.

“Tax Distributions” means any distributions described in clause (xii) of Section 4.07(b).

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, without giving effect to any amortization of the amount of intangible assets since the Issue Date.

“Trademark Security Agreement” means the First Lien Trademark Security Agreement in substantially the form attached as Exhibit G hereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Transactions” has the meaning set forth in the indenture governing the Existing Senior Notes.

“Treasury Rate” means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to March 15, 2015; provided, however, that if the period from such Redemption Date to March 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, (15 U.S.C. §§ 77aaa-777bbbb) as in effect on the date hereof.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder,

“Unapplied Proceeds” means net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are contributed to the Issuer or its Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) as determined in accordance with clauses (B) and (C) of the definition of Cumulative Credit to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.07(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof).

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under Section 4.07.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)(1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by Issuer shall be evidenced to the Trustee and the Collateral Agent by promptly filing with the Trustee and the Collateral Agent a copy of the resolution of the Board of Directors or any committee thereof of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York City time) on such date of determination (or if no such quote is available on such date, on the immediately preceding Business Day for which such a quote is available).

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing; (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly-owned Restricted Subsidiary” is any Wholly-owned Subsidiary that is a Restricted Subsidiary.

“Wholly-owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly-owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.05
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Base Currency”	13.18
“Change of Control Offer”	4.13
“Change of Control Payment”	4.13
“Change of Control Payment Date”	4.13
“Collateral Asset Sale Offer”	4.10
“Collateral Excess Proceeds”	4.10
“Collateral Offer Amount”	3.10
“Collateral Offer Period”	3.10
“Collateral Purchase Date”	3.10
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.18
“DTC”	2.03
“Escrow Period”	4.19
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Foreign Payor”	4.05
“Judgment Currency”	13.18
“Legal Defeasance”	8.02
“Note Register”	2.03
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Purchase Date”	3.09

Term	Defined in Section
“Redemption Date”	3.07
“Refinancing Indebtedness”	4.09
“Refunding Capital Stock”	4.07
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	4.05
“Restricted Payments”	4.07
“Retired Capital Stock”	4.07
“Reversion Date”	4.18
“Special Redemption”	3.11
“Special Redemption Date”	3.11
“Successor Guarantor”	5.01
“Suspended Covenants”	4.18
“Taxes”	4.05

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantees;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

So long as this Indenture is not qualified under the Trust Indenture Act, Sections 314(b) and 314(d) of the Trust Indenture Act shall not apply to the provisions of this Indenture relating to the Notes.

Section 316(a) of the Trust Indenture Act shall not apply to the provisions of this Indenture relating to the Notes or the consent, vote, approval or other action required by the Holders (other than with respect to the requirement that any Notes owned by the Issuer or any of its Affiliates shall be disregarded for purposes of any consent, vote, approval or other action required by the Holders).

Section 1.04 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural, and in the plural include the singular;

(f) “will” shall be interpreted to express a command;

(g) provisions apply to successive events and transactions;

(h) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(i) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(j) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same, The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC may provide its proxy to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE II

THE NOTES

Section 2.01 Form and Dating; Terms

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with Section 2.06 hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of an Officer’s Certificate from the Issuer.

Following the termination of the Restricted Period, beneficial interests in each Regulation S Temporary Global Note shall be exchanged for beneficial interests in a Regulation S Permanent Global Note of the same series pursuant to the Applicable Procedures. Simultaneously with the authentication of the corresponding Regulation S Permanent Global Note, the Trustee shall cancel the corresponding Regulation S Temporary Global Note. The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.13 hereof. The Notes shall not be redeemable, other than as provided in Article III hereof.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.09 and Section 4.12 hereof. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02 Execution and Authentication. At least one Officer of the Issuer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

If an Officer of the Issuer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued or increased hereunder.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03 Registrar and Paying Agent. The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency in the Borough of Manhattan, the City of New York, the State of New York where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agents. The Issuer initially appoints the Trustee as Paying Agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall, to the extent that it is capable, act as such. The Issuer or any of its domestic Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes representing the Notes.

The Issuer initially appoints the Trustee to act as the Registrar for the Notes.

Section 2.04 Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Cash Interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series unless (A) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Issuer within 120 days or (B) there shall have occurred and be continuing a Default with respect to the Notes. Upon the occurrence of any of the preceding events in (A) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (A) or (B) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (e) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided that, prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than pursuant to Rule 144A. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

(A) such transfer is effected pursuant to a shelf registration statement; or

(B) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (A) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.

Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (A) of Section 2.06(a) hereof and if:

(A) such transfer is effected pursuant to a shelf registration statement; or

(B) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (A) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive

Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (ii)(B) of this paragraph, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such transfer is effected pursuant to a shelf registration statement; or

(B) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such transfer is effected pursuant to a shelf registration statement; or

(B) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Reserved].

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2,06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE

TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT of 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 3.10, 4.10, 4.14 and 9.05 hereof).

(iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date with respect to such Note and the next succeeding Interest Payment Date with respect to such Note.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any registered Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07 Replacement Notes . If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes . The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer, a Guarantor or an Affiliate of the Issuer or a Guarantor holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Guarantor or an Affiliate of the Issuer or a Guarantor) holds, on a Redemption Date or maturity date, money sufficient to pay Notes (or portions thereof) payable on that date, then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes . In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, a Guarantor or by any Affiliate of the Issuer or a Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee or the Collateral Agent shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee or the Collateral Agent knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee or the Collateral Agent the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer, a Guarantor or any obligor upon the Notes or any Affiliate of the Issuer, a Guarantor or of such other obligor.

Section 2.10 Temporary Notes . Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation . The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest . If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuer shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Issuer shall promptly notify the Trustee of any such special record date. At least 15 days before any such special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder, with a copy to the Trustee, a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 CUSIP/ISIN Numbers . The Issuer in issuing the Notes may use CUSIP and ISIN numbers (in each case, if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

Section 2.14 Calculation of Principal Amount of Securities . The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE III

REDEMPTION

Section 3.01 Notices to Trustee . If the Issuer elects to redeem the Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 15 days (unless a shorter period is agreed upon by the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officer’s Certificate of the Issuer setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed . If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis or by lot, or by such other method in accordance with the procedures of DTC the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of less than $2,000 can be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption . Subject to Section 3.09 hereof, the Issuer shall mail or cause to be mailed by first-class mail notices of redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with Applicable Procedures.

The notice shall identify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the redemption price;

(c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note,

a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h) the CUSIP and ISIN number, if any, printed on the Notes being redeemed and that no representation is made as to the correctness or accuracy of any such CUSIP and ISIN number that is listed in such notice or printed on the Notes; and

(i) if in connection with a redemption pursuant to Section 3.07(c) hereof, any condition to such redemption.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least 15 days (unless a shorter period is agreed upon by the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter period shall be agreed to by the Trustee), an Officer’s Certificate of the Issuer requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption. Subject to Section 3.07(c) hereof, once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption Price.

(a) Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued and unpaid interest, if any, to the Redemption Date on, all Notes to be redeemed. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, to the Redemption Date on, all Notes to be redeemed.

(b) If the Issuer complies with the provisions of the preceding paragraph (a), on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest, if any, accrued to the Redemption Date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same indebtedness to the extent not redeemed; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07 Optional Redemption.

(a) On or after March 15, 2015, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”) (subject to the right of Holders of record on the Record Date to receive interest due on the Interest Payment Date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

Period	Redemption Price
2015	106.750%
2016	104.500%
2017	102.250%
2018 and thereafter	100.000%

(b) After the Assumption and prior to March 15, 2015, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the Record Date to receive interest due on the Interest Payment Date).

(c) At any time and from time to time after the Assumption and on or prior to March 15, 2015, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 109.000%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the Record Date to receive interest due on the Interest Payment Date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Section 3.08 Mandatory Redemption . Except asset forth in Section 3.11 herein, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

(b) The Asset Sale Offer shall remain open for a period of twenty Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if required, Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d) Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first-class mail, postage prepaid, at least 30 but not more than 60 days before the Purchase Date, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(v) that any Holder electing to have less than all of the aggregate principal amount of its Notes purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or whole multiples of $1,000 in excess thereof;

(vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least two Business Days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and the Company or its applicable agent shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered or by lot, or by such other method in accordance with the procedures of DTC (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000 or whole multiples of $1,000 in excess thereof are purchased); and

(ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e) On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata or other basis as described in clause (d)(viii) of this Section 3.09, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

(g) Prior to 11:00 a.m. (New York City time) on the purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase price of and accrued and unpaid interest on all Notes to be purchased on that purchase date. The Trustee or the Paying Agent shall pay the purchase price of the Notes as directed by Issuer and shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the purchase price of, and accrued and unpaid interest on, all Notes to be redeemed as directed by the Issuer. Upon repurchase the Issuer shall surrender the repurchased Notes to the Trustee for cancellation.

Section 3.10 Asset Sales of Collateral.

(a) In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence a Collateral Asset Sale Offer, it shall follow the procedures specified below.

(b) The Collateral Asset Sale Offer shall remain open for a period of twenty Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Collateral Offer Period”). No later than five Business Days after the termination of the Collateral Offer Period (the “Collateral Purchase Date”), the Issuer shall apply all Collateral Excess Proceeds (the “Collateral Offer Amount”) to the purchase of Notes and, if required, First Lien Obligations (on a pro rata basis, if applicable), or, if less than the Collateral Offer Amount has been tendered, all Notes and First Lien Obligations tendered in response to the First Lien Obligations Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Collateral Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, up to but excluding the Collateral Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Collateral Asset Sale Offer.

(d) Upon the commencement of a Collateral Asset Sale Offer, the Issuer shall send, by first-class mail, postage prepaid, at least 30 but not more than 60 days before the Collateral Purchase Date, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Collateral Asset Sale Offer. The Collateral Asset Sale Offer shall be made to all Holders and holders of First Lien Obligations. The notice, which shall govern the terms of the Collateral Asset Sale Offer, shall state:

(i) that the Collateral Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof and the length of time the Collateral Asset Sale Offer shall remain open;

(ii) the Collateral Offer Amount, the purchase price and the Collateral Purchase Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Collateral Asset Sale Offer shall cease to accrue interest after the Collateral Purchase Date;

(v) that any Holder electing to have less than all of the aggregate principal amount of its Notes purchased pursuant to a Collateral Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or whole multiples of $1,000 in excess thereof;

(vi) that Holders electing to have a Note purchased pursuant to any Collateral Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least two Business Days before the Collateral Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Collateral Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, if the aggregate principal amount of Notes and First Lien Obligations tendered by the holders thereof exceeds the Collateral Offer Amount, the Trustee shall select the Notes and the Company or its applicable agent shall select such First Lien Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such First Lien Obligations tendered or by lot, or by such other method in accordance with the procedures of DTC (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000 or whole multiples of $1,000 in excess thereof are purchased); and

(ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e) On or before the Collateral Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata or other basis as described in clause (d)(viii) of this Section 3.10, the Collateral Offer Amount of Notes or portions thereof validly tendered pursuant to the Collateral Asset Sale Offer, or if less than the Collateral Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Collateral Asset Sale Offer on or as soon as practicable after the Collateral Purchase Date.

(g) Prior to 11:00 a.m. (New York City time) on the purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase price of and accrued and unpaid interest on all Notes to be purchased on that purchase date. The Trustee or the Paying Agent shall pay the purchase price of the Notes as directed by Issuer and shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the purchase price of, and accrued and unpaid interest on, all Notes to be redeemed as directed by the Issuer. Upon repurchase the Issuer shall surrender the repurchased Notes to the Trustee for cancellation.

Section 3.11 Special Mandatory Redemption . If the Escrow Conditions shall not have been fulfilled, or the Escrow Agent shall not have received the Disbursement Request described in Section 4(a) of the Escrow Agreement on or before April 2, 2012, the Escrow Agent, pursuant to the Escrow Agreement, shall, without the requirement of notice to or action by the Issuer, the Trustee or any other Person, notify the Trustee in writing that all of the Notes shall be subject to a special mandatory redemption (the “Special Redemption”) in accordance with this Section 3.11 on the second Business Day after delivery of such notice but in any event on or prior to April 2, 2012 (the “Special Redemption Date”). In the case of a Special Redemption, the Issuer shall, not later than 11:00 A.M. New York City time (or such other time of day acceptable to the Trustee which will permit it to give the notice referred to in the second paragraph of Section 3.03) at least two Business Days prior to the Special Redemption Date, deliver an Officers’ Certificate to the Trustee setting forth (i) that a Special Redemption will occur, (ii) the Special Redemption Date, (iii) the Special Redemption Price and (iv) the other information specified in

Section 3.03. The Trustee shall deliver to each Holder a written notice (specifying the information set forth in such Officers’ Certificate) of the Special Redemption at least two Business Days prior to the Special Redemption Date. On the Special Redemption Date, the Issuer shall instruct the Escrow Agent to release cash to the Paying Agent for the purposes of the Special Redemption. On the Special Redemption Date, the Notes shall be redeemed pursuant to the redemption procedures of this Article III, in whole but not in part, at a redemption price equal to the Special Redemption Price.

ARTICLE IV

COVENANTS

Section 4.01 Payment of Notes . The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer, a Guarantor or an Affiliate of the Issuer or a Guarantor, holds as of 11:00 a.m. New York City time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency . The Issuer shall maintain the offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) required under Section 2.03 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain such offices or agencies as required by Section 2.03 for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03 Reports and Other Information.

(a) After the Assumption, notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, after the consummation of the Exchange Offer, the Issuer shall file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after the Issuer files such reports with the SEC),

(1) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(3) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer shall make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein, including compliance with any of the covenants hereunder (as to which the Trustee and the Collateral Agent are entitled to rely exclusively on Officer’s Certificates). The availability of the foregoing materials on the SEC’s Electronic Data Gathering and Retrieval service or on the Issuer’s website shall be deemed to satisfy the Issuer’s delivery obligation.

(b) In the event that:

(i) the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, or

(ii) any direct or indirect parent of the Issuer is or becomes a Guarantor of the Notes,

consolidating reporting at the parent entity’s level in a manner consistent with that described in this Section 4.03 for the Issuer shall satisfy this Section 4.03, and the Issuer shall satisfy its obligations under this Section 4.03 with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

(c) Notwithstanding the foregoing, the Issuer shall not be required to include in any report referred to above any information required by Rule 3-16 of Regulation S-X under the Securities Act.

(d) The Issuer will make the reports and other information required by this Section 4.03 available to prospective investors upon request. In addition, the Issuer shall, for so long as any Notes are outstanding during any period when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e) Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Section 4.04 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee and the Collateral Agent, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee, the Collateral Agent or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than 30 days after becoming aware of such Default) deliver to the Trustee and the Collateral Agent by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Issuer proposes to take with respect thereto.

Section 4.05 Taxes.

(a) The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

(b) All payments that any Guarantor that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (each a “Foreign Payor”) makes under or with respect to the Notes or any Guarantee, will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charges (including penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which any Foreign Payor is incorporated, organized or otherwise resident for tax purposes or from or through which any of the foregoing makes any payment on the Notes or by any taxing authority therein or political subdivision thereof (each, as applicable, a “Relevant Taxing Jurisdiction”), unless the applicable Foreign Payor is required to withhold or deduct Taxes by law or by the interpretation or administration of law. If a Foreign Payor is required to withhold or deduct any amount for, or on account of, Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or any Guarantee, such Foreign Payor will pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder of the Notes after such withholding or deduction will be not less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted.

(c) Notwithstanding the foregoing, no Foreign Payor will be required to pay Additional Amounts to a Holder of Notes in respect of or on account of:

(i) any Taxes that are imposed or levied by a Relevant Taxing Jurisdiction by reason of such Holder’s present or former connection with such Relevant Taxing Jurisdiction, including such Holder being or having been a citizen, national, or resident, being or having been engaged in a trade or business, being, or having been, physically present in or having or having had a permanent establishment in a Relevant Taxing Jurisdiction (but not including, in each case, any connection arising from the mere receipt or holding of Notes or the receipt of payments thereunder or under a Guarantee or the exercise or enforcement of rights under any Notes or the Indenture or a Guarantee);

(ii) any Taxes that are imposed or levied by reason of the failure of such Holder, following the written request of any Foreign Payor (as the case may be) addressed to such Holder (and made at a time that would enable such Holder acting reasonably to comply with that request) made in accordance with the notice procedures set forth in the Indenture, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of withholding or deduction of, Taxes imposed by the Relevant Taxing Jurisdiction (including a certification that such Holder is not resident in the Relevant Taxing Jurisdiction);

(iii) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(iv) any Tax that is payable otherwise than by withholding or deduction from payments made under or with respect to the Notes;

(v) any Tax that is imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of the Notes for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficial owner or holder thereof would have been entitled to Additional Amounts had the Notes been presented for payment on any date during such 30 day period;

(vi) any Tax except to the extent it exceeds any Tax that would have been required to be withheld from payments to the Holder if such payments were made by the Issuer; or

(vii) any combination of items (i) through (vi) above.

(d) Additional Amounts will not be paid with respect to the Notes to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of the payment under or with respect to the Notes, to the extent that payment would be required by the laws of a Relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the Holder of the Notes.

(e) The relevant Foreign Payor shall (i) make such withholding or deduction as is required by applicable law and (ii) remit the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law.

At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the relevant Foreign Payor will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), the relevant Foreign Payor will deliver to the Trustee an Officer’s Certificate of such Foreign Payor stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to the applicable Holders on the payment date.

The relevant Foreign Payor shall promptly publish a notice in accordance with the notice provisions set forth in this Indenture stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.

(f) Upon written request, the relevant Foreign Payer shall furnish to the Trustee or to a Holder of the Notes copies of tax receipts evidencing the payment of any Taxes by such Foreign Payor in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to such Foreign Payor. If, notwithstanding the efforts of such Foreign Payor to obtain such receipts, the same are not obtainable, such Foreign Payor shall provide the Trustee or the applicable Holder with other evidence reasonably satisfactory to the Trustee or such Holder.

(g) The Issuer and any Guarantor, as the case may be, will pay any present or future stamp, issue, registration, court, documentation, excise or property taxes or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by or in any Relevant Taxing Jurisdiction in respect of the execution, issue, enforcement or delivery of the Notes or any other document or instrument referred to thereunder (other than on or in connection with a transfer of the Notes other than the initial resale by the Initial Purchasers).

(h) Whenever this Indenture or the Notes refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note or with respect to any Guarantee, such reference includes the payment of Additional Amounts, if applicable.

Section 4.06 Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee and the Collateral Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer, other than:

(A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(ii) purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries, other than the payment, redemption, repurchase, defeasance, acquisition or retirement of:

(A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; and

(B) Indebtedness permitted under clauses (vii) and (ix) of Section 4.09(b) hereof; or

(iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (f) through (iv) of this Section 4.07(a) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof;

(3) immediately after giving effect to such transaction on a pro forma basis, the Issuer’s Consolidated Leverage Ratio would be less than 6.0 to 1.0; and

(4) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including

Restricted Payments permitted by clauses (i), (iv) (only to the extent of one-half of the amounts paid pursuant to such clause), (vi) and (viii) of Section 4.07(b) hereof, but excluding all other Restricted Payments permitted by Section 4.07(b) hereof), is less than the amount equal to the Cumulative Credit.

(b) Section 4.07(a) hereof will not prohibit:

(i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”) (B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock, and (C) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 4.07(b) and not made pursuant to clause ((B) above, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(iii) the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor which is Incurred in accordance with Section 4.09 hereof so long as:

(A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith);

(B) such Indebtedness is subordinated to the Notes or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(C) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the maturity date of the Notes; and

(D) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date one year following the last date of maturity of the Notes;

(iv) the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $30 million plus an additional $30 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (iii) of Section 4.07(a) hereof; plus

(B) the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Issue Date; plus

(C) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer in connection with the Transactions that are foregone in return for the receipt of Equity Interests;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) of this Section 4.07(b)(iv) in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of its Restricted Subsidiaries or its direct or indirect parents in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.09 hereof;

(vi) (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (A) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(B) a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to Holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (B) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; or

(C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 4.07(b);

provided, however, in the case of each of (A), (B) and (C) of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(vii) so long as immediately after giving effect to such transaction on a pro forma basis, the Issuer’s Consolidated Leverage Ratio would be less than 6.0 to 1.0, Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of $35 million and 1.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(viii) the payment of dividends on the Issuer’s common stock (or a Restricted Payment to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6.0% per annum of the net proceeds received by the Issuer from any public offering of common stock of the Issuer or any direct or indirect parent of the Issuer;

(ix) Restricted Payments that are made with Excluded Contributions;

(x) other Restricted Payments in an aggregate amount not to exceed the greater of $50 million and 1.5% of Total Assets at the time made;

(xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

(xii) the payment of dividends or other distributions to any direct or indirect parent of the Issuer in amounts required for such parent to pay foreign, federal, state or local income taxes (as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members);

(xiii) the payment of dividends, other distributions or other amounts or the making of loans or advances or any other Restricted Payment, if applicable:

(A) in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate operating and overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries;

(B) in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with Section 4.09 hereof; and

(C) in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses, other than to Affiliates of the Issuer, related to any unsuccessful equity or debt offering of such parent;

(xiv) any Restricted Payment used to fund the payment of fees and expenses owed by the Issuer or any direct or indirect parent of the Issuer or Restricted Subsidiaries of the Issuer to Affiliates, in each case to the extent permitted under Section 4.11 hereof;

(xv) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xvi) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xvii) payments of cash, or dividends, distributions, advances or other Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(xviii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.10 and 4.13 hereof; provided that all Notes tendered by Holders in connection with a Change of Control, Asset Sale Offer or Collateral Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xix) any payments made, including any such payments made to any direct or indirect parent of the Issuer to enable it to make payments, in connection with the consummation of the Transactions, whether payable on the Issue Date or thereafter (other than payments to any Permitted Holder or any Affiliate thereof which are not permitted by Section 4.11 hereof);

(xx) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and its-Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and

(xxi) the merger of the Issuer with or into the Company and the Assumption upon the satisfaction of the Escrow Conditions;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (x) and (xi) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i) (A) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (B) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(iii) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b) Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(i) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Credit Agreement Documents;

(ii) (A) this Indenture, the Notes (and guarantees thereof), the Intercreditor Agreements and the Security Documents and (B) the Existing Notes (and guarantees thereof) and the indentures governing the Existing Notes;

(iii) applicable law or any applicable rule, regulation or order;

(iv) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(v) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(vi) Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.09 and 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(vii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(viii) customary provisions in joint venture agreements, similar agreements relating solely to such joint venture and other similar agreements entered into in the ordinary course of business;

(ix) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

(x) customary provisions contained in leases, licenses and other similar agreements, entered into in the ordinary course of business;

(xi) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(xii) other Indebtedness, Disqualified Stock or Preferred Stock of (a) any Restricted Subsidiary of the Issuer that is a Guarantor or a Foreign Subsidiary or (b) any Restricted Subsidiary that is not a Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Issuer), in the case of each of clauses (a) and (b) to the extent that such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date under Section 4.09 hereof;

(xiii) any Restricted Investment not prohibited by Section 4.07 and any Permitted Investment; or

(xiv) any encumbrances or restrictions of the type referred to in Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) (i) the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(ii) the Issuer will not permit any of its Restricted Subsidiaries (other than a Guarantor) to issue any shares of Preferred Stock;

provided, however, that the Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of the Issuer that is not a Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) hereof shall not apply to:

(i) the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder;

(ii) the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes (not including any additional Notes) and the Guarantees;

(iii) (i) Indebtedness existing on the Issue Date, including the Existing Notes (other than the Existing Second Lien Notes) and related guarantees (other than Indebtedness described in clauses (i) and (ii) of this Section 4.09(b)) and (ii) Indebtedness in an amount not to exceed at any time the excess, if any, of $450 million over the aggregate outstanding principal amount of Existing Second Lien Notes (and Refinancing Indebtedness in respect thereof outstanding pursuant to clause (xv) below) at such time;

(iv) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Issuer to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), and any refinancings or replacements thereof, in an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness (including Capitalized Lease Obligations), together with any refinancings or replacements thereof, then outstanding and Incurred under this clause (iv), does not exceed the Permitted Amount at the time of Incurrence (it being understood that any Indebtedness Incurred under this clause (iv) shall cease to be deemed Incurred or outstanding for purposes of this clause (iv) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (iv));

(v) Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(vi) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions or any other acquisition or disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the obligations of the Issuer under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);

(viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);

(ix) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);

(x) Hedging Obligations that are not incurred for speculative purposes and are either (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(xi) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(xii) Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred under this clause (xii), does not exceed the greater of $100 million and 3.0% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred under this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (xii));

(xiii) Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not greater than 200.0% of the Unapplied Proceeds;

(xiv) any guarantee by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable and (ii) if such guarantee is of Indebtedness of the Issuer, such guarantee is Incurred in accordance with Section 4.14 hereof solely to the extent Section 4.14 is applicable;

(xv) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.09(a) and clauses (ii), (iii), (xiii), (xv), (xvi) and (xx) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date one year following the last date of maturity of the Notes;

(B) has a Stated Maturity which is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) 91 days following the maturity date of the Notes;

(C) to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

(D) shall not include (x) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness of the Issuer or a Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary, provided, further, that subclauses (A) and (B) of this clause (xv) will not apply to any refunding or refinancing of any Secured Indebtedness (other than Second Lien Obligations);

(xvi) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any of its Restricted Subsidiaries incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged, consolidated or amalgamated with or into the Issuer or any of its Restricted Subsidiaries in accordance with the terms of this Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(A) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness under Section 4.09(a) hereof; or

(B) the Fixed Charge Coverage Ratio of the Issuer would be equal to or greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

(xvii) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(xviii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xix) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(xx) Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xx), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xx), does not exceed the greater of $50 million and 1.5% of Total Assets at any one time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (xx) shall cease to be deemed incurred or outstanding for purposes of this, clause (xx) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (xx));

(xxi) Indebtedness of the Issuer or any Restricted Subsidiary consisting of the financing of insurance premiums;

(xxii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary of the Issuer incurred to finance or assumed in connection with an acquisition, and any refinancing or replacement thereof, in a principal amount not to exceed the greater of (A) $75 million and (B) 2.25% of Total Assets in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (xxii) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (xxii) shall cease to be deemed incurred or outstanding for purposes of this clause (xxii) but shall be deemed incurred for the purposes of Section 4.09(a) hereof from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (xxii));

(xxiii) Indebtedness consisting of Indebtedness issued by the Issuer or a Restricted Subsidiary of the Issuer to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any of its direct or indirect parent companies to the extent described in clause (iv) of Section 4.07(b) hereof; and

(xxiv) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary not in excess, at any one time outstanding, of the greater of (x) $25 million and (y) 1.0% of Total Assets.

(c) For purposes of determining compliance with this Section 4.09:

(i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxiv) of Section 4.09(b) hereof or is entitled to be Incurred pursuant to Section 4.09(a) hereof, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner and at any time that complies with this Section 4.09; and

(ii) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.09(a) and 4.09(b) hereof without giving pro forma effect to the Indebtedness Incurred pursuant to Section 4.09(b) hereof when calculating the amount of Indebtedness that may be Incurred pursuant to Section 4.09(a) hereof.

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, accretion of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.09.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Notwithstanding any other provision of this Section 4.09, the Issuer may provide a Guarantee of any Indebtedness of the Company and its Subsidiaries in connection with the merger of the Issuer with and into the Company and the Assumption upon the satisfaction of the Escrow Conditions.

Section 4.10 Asset Sales.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (i) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (ii) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets;

(ii) any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received); and

(iii) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 3.0% of Total Assets and $100 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this provision.

(b) Within 15 months after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale of Collateral, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

(i) to repay

(A) Indebtedness constituting First Lien Obligations (other than the Notes) under the First Lien Intercreditor Agreement (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto); provided that if the Issuer or any Restricted Subsidiary shall so reduce any such First Lien Obligations, the Company will equally and ratably reduce Notes outstanding hereunder as provided under Section 3.07 hereof, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer whether or not accepted (in accordance with the procedures set forth in Section 3.10 for a Collateral Asset Sale Offer) to all Holders to purchase their Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, on the principal amount of Notes so purchased, or

(B) if the Issuer has entered into an ABL Credit Agreement and to the extent such Net Proceeds constitute proceeds from ABL Priority Collateral, Indebtedness under the ABL Credit Agreement (and to effect a corresponding reduction in commitments under the ABL Credit Agreement); or

(ii) to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale.

In the case of clause (ii) of this Section 4.10(b), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment.

(c) Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from any Asset Sale of Collateral that are not applied as provided and within the time period set forth in Section 4.10(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (i)(A) of this Section 4.10(b), shall be deemed to have been applied pursuant to such clause whether or not such offer is accepted) will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $20 million, the Issuer shall make an offer to all holders of Notes, and if required by the terms of any First Lien Obligations under the First Lien Intercreditor Agreement to the holders of such other First Lien Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum principal amount of Notes in minimum amounts of $2,000 and increments of $1,000 in excess thereof and such First Lien Obligations that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such First Lien Obligations were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid Note interest or, in respect of such First Lien Obligations, such lesser price, if any, as may be provided for by the terms of such First Lien Obligations), to the date fixed for the closing of such offer, in accordance with Section 3.10. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within ten (10) Business Days after the date that Collateral Excess Proceeds exceeds $20 million by mailing the notice required pursuant to Section 3.10, with a copy to the Trustee.

(d) Within 15 months after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale of non-Collateral, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

(i) to repay:

(A) Pari Passu Indebtedness (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto); provided that if the Issuer or any Restricted Subsidiary shall so reduce any such Pari Passu Indebtedness, the Company will equally and ratably reduce Notes outstanding hereunder as provided under Section 3.07 hereof, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer whether or not accepted (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, on the principal amount of Notes so purchased, or

(B) in the case of Net Proceeds received by a Restricted Subsidiary that is not a Guarantor, to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor; or

(ii) to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale.

(e) Any Net Proceeds from any Asset Sale of non-Collateral that are not applied as provided and within the time period set forth in Section 4.10(d) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (i) of this Section 4.10(d), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20 million, the Issuer shall make an offer to all Holders of Notes (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof (and such Pari Passu Indebtedness), that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest (, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.09 hereof. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $20 million by mailing the notice required pursuant to Section 3.09, with a copy to the Trustee.

(f) To the extent that the aggregate amount of Notes and such other First Lien Obligations tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for any purpose that is not prohibited by this Indenture. If the aggregate principal amount of Notes and such other First Lien Obligations tendered by holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner set forth Section 4.10(h) hereof. Upon completion of any such Collateral Asset Sale Offer, the amount of Collateral Excess Proceeds shall be reset at zero. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) tendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner set forth Section 4.10(h) hereof. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(g) The Issuer shall comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Collateral Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(h) If more Notes and First Lien Obligations are tendered pursuant to a Collateral Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase will be made by the Trustee on a pro rata basis or by lot, or by such other method in accordance with the procedures of DTC; provided that Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 and no Notes of $2,000 or less shall be purchased in part. Selection of such First Lien Obligations will be made pursuant to the terms of such First Lien Obligations. If more Notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase will be made by the Trustee on a pro rata basis or by lot, or by such other method in accordance with the procedures of DTC; provided that Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 and no Notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness.

Section 4.11 Transactions with Affiliates.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) of this Section 4.11(a).

(b) Section 4.11(a) will not apply to the following:

(i) transactions between or among the Issuer and/or any of its Restricted Subsidiaries and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii) Restricted Payments permitted by Section 4.07 hereof and Permitted Investments;

(iii) (x) the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, management, consulting, monitoring and advisory fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (A) $6 million and (B) 2.0% of EBITDA of the Issuer and its Restricted Subsidiaries for the immediately preceding fiscal year, plus out-of-pocket expense reimbursement; provided, however, that any payment not made in any fiscal year may be carried forward and paid in any succeeding fiscal year and (y) the payment of the present value of all amounts payable pursuant to any agreement described in clause (x) of this paragraph in connection with the termination of such agreement;

(iv) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer;

(v) payments by the Issuer or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with the Sponsors disclosed in the Offering Memorandum or (y) approved by a majority of the Board of Directors of the Issuer in good faith;

(vi) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee and the Collateral Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.11(a) hereof;

(vii) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

(viii) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;

(ix) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in the Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(x) [Reserved];

(xi) (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(xii) any transaction effected as part of a Qualified Receivables Financing;

(xiii) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(xiv) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(xv) the entering into of any tax sharing agreement or arrangement;

(xvi) any contribution to the capital of the Issuer;

(xvii) transactions permitted by, and complying with, Section 5.01 hereof;

(xviii) transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xix) pledges of Equity Interests of Unrestricted Subsidiaries;

(xx) any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(xxi) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant in this Indenture; and

(xxii) the guarantee of Indebtedness of the Company and its Subsidiaries by the Issuer, the merger of the Issuer with and into the Company and the Assumption upon the satisfaction of the Escrow Conditions.

Section 4.12 Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien (other than a Permitted Lien) on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness other than Liens securing Indebtedness that are junior in priority to the Liens on such property, assets or profits securing the Notes and Guarantees pursuant to the Second Lien Intercreditor Agreement or another Intercreditor Agreement (it being understood that Liens that constitute First Lien Obligations under the Second Lien Intercreditor Agreement but that are subordinated to the Liens securing the Notes and the Guarantees pursuant to separate Intercreditor Agreement shall satisfy the foregoing requirements). The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interests or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currency will not be deemed to be an incurrence of Liens for purposes of this Section 4.12.

Section 4.13 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Issuer shall make an offer to purchase all of the Notes (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption as described under Section 3.03 hereof, the Issuer shall send notice of such Change of Control Offer by first-class mail to each Holder of Notes to the address of such Holder appearing in the Note Register or otherwise in accordance with Applicable Procedures, with a copy to the Trustee, with the following information:

(1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on a Record Date to receive interest on the relevant Interest Payment Date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control;

(3) the repurchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(4) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(5) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

(7) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(8) that if the Holder elects to have less than all of such Holder’s Notes repurchased, the Holder will receive new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000;

(9) if such notice is mailed prior to the occurrence of a Change of Control, that the Change of Control Offer is conditional on the occurrence of such Change of Control, and that a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer;

(10) the other instructions, as determined by the Issuer, consistent with this Section 4.13, that a Holder must follow in order to have its Notes repurchased; and

(11) the CUSIP and ISIN number, if any, printed on the Notes that may be repurchased and that no representation is made as to the correctness or the accuracy of any such CUSIP or ISIN number that is listed on such notice or printed on the Notes.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply, to the extent applicable, with the requirements of Rule 14(e) under the Exchange Act and any other securities laws and regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

(b) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law:

(i) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(c) The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party will have the status of Notes issued and outstanding. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d) Other than as specifically provided in this Section 4.13, any purchase pursuant to this Section 4.13 shall be made pursuant to the provisions of Sections 3.05 and 3.06 hereof, and references therein to “redeem,” “redemption” and similar words shall be deemed to refer to “purchase,” “repurchase” and similar words, as applicable.

Section 4.14 Future Guarantors. After the Assumption, the Issuer shall cause each newly formed or acquired Wholly-owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or a Foreign Subsidiary) to (within 20 Business Days after the date on which such Restricted Subsidiary is formed or acquired) execute and deliver to the Trustee and the Collateral Agent a supplemental indenture, the form of which is attached as Exhibit E hereto, pursuant to which such Subsidiary will guarantee payment of the Notes and become a Guarantor under Article X hereof, and joinders to the Security Documents or new Security Documents and execute, deliver and file all documents and instruments necessary to grant to the Collateral Agent a perfected security interest in the Collateral of such Wholly-owned Restricted Subsidiary. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Concurrently with the execution and delivery of such supplemental indenture and new Security Documents or joinders to the Security Documents, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture and new Security Documents or joinders to the Security Documents have been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Subsidiary is a legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms and to such other matters as the Trustee may reasonably request.

Section 4.15 Amendment of Security Documents. The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders in any material respect, except as contemplated by the Intercreditor Agreements or as permitted under Article IX hereof.

Section 4.16 [Reserved].

Section 4.17 Company Existence. Subject to Article V hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its company existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.18 Termination/Suspension of Covenants.

(a) If, on any date following the Assumption, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture and the Issuer has delivered to the Trustee an Officer’s Certificate stating the same then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 4.14 hereof and clause (iv) of Section 5.01(a) hereof shall not be applicable to the Notes.

(b) In addition, during any period of time after the Assumption that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to Section 4.13 herein (the “Suspended Covenant”). In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenant under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (x) withdraw their Investment Grade Rating or downgrade the rating assigned to such series of Notes below an Investment Grade, Rating and/or (y) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to such series of Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under this Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (y) of this paragraph.

Section 4.19 Activities Prior to the Assumption.

(a) Prior to the Assumption, the Issuer’s primary activities will be restricted to issuing the Notes, issuing capital stock to, and receiving capital contributions from, the Company, performing its obligations in respect of the Notes under this Indenture and the Escrow Agreement, consummating the Assumption and redeeming the Notes in the Special Mandatory Redemption, if applicable, and conducting such other activities as are necessary or appropriate to carry out the activities described above. In connection with its merger with and into the Company, the Issuer may guarantee certain Indebtedness of the Company. Prior to the Assumption, the Issuer will not own, hold or otherwise have any interest in any assets other than the Escrowed Property.

(b) Any activity engaged in or transaction or agreement entered into by the Company or any of its Restricted Subsidiaries or Guarantors during the period from and including the Issue Date and ending on the Escrow Release Date (the “Escrow Period”) which would have been subject to the covenants of Article IV herein shall be deemed to have occurred on the Issue Date as if all such covenants had been applicable to the Company and the Restricted Subsidiaries or Guarantors since the Issue Date and throughout the Escrow Period and shall be classified as having been made or incurred or entered into pursuant to any relevant provision of such covenants; provided that the calculations made under this Indenture shall be made as if the covenants had been in effect since the Issue Date and throughout the Escrow Period.

Section 4.20 Escrow of Funds.

(a) On the Issue Date, the Issuer, the Company, the Trustee, the Financial Institution and the Escrow Agent shall enter into the Escrow Agreement and in connection therewith the Company will deposit the Account Property (as defined in the Escrow Agreement) into the Escrow Account, which will include an amount sufficient to yield the aggregate Special Redemption Price on the Special Redemption Date for the Notes. The Issuer will grant the Trustee, for the benefit of the Trustee and the Holders, a first priority security interest in the Escrow Account and all deposits therein to secure the Notes Obligations pending disbursement as described below.

(b) The Issuer and the Company agree that (i) the terms of the Escrow Agreement shall exclusively control the conditions under which and procedures pursuant to which Account Property (as defined in the Escrow Agreement) can be released and (ii) neither the Issuer nor the Company will attempt to have Escrowed Funds released from escrow except in accordance with the Escrow Agreement.

(c) The Trustee agrees with the Issuer that the Trustee will not deliver any entitlement orders or instructions under the Escrow Agreement unless and until an Event of Default has occurred and in no event shall the Trustee be required to give any instruction under the Escrow Agreement unless it is directed by Holders of a majority of the aggregate principal amount of the Notes then outstanding.

ARTICLE V

SUCCESSORS

Section 5.01 Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.

(a) The Issuer shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i) the Issuer is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(ii) the Successor Issuer (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture, the Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and the Collateral Agent;

(iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either

(A) the Successor Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; or

(B) the Fixed Charge Coverage Ratio for the Successor Issuer and its Restricted Subsidiaries would be equal or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(v) if the Issuer is not the Successor Issuer, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee and obligations under the Security Documents shall apply to such Person’s obligations under this Indenture and the Notes; and

(vi) the Issuer shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, and in the case of the merger of the Issuer with and into the Company, the Assumption, comply with this Indenture.

(b) The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture and the Notes and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding clauses (iii) and (iv) of Section 5.01(a) hereof, (A) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary, and (B) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries. Notwithstanding the foregoing, clauses (iii) and (iv) of Section 5.01(a) hereof shall not apply to the merger of the Issuer with and into the Company upon satisfaction of the Escrow Conditions.

(c) Subject to Section 10.06 hereof, no Guarantor shall, and the Issuer shall not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not the Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person (other than any such sale, assignment, transfer, lease conveyance or disposition in connection with the Transactions) unless:

(i) Either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture, such Guarantor’s Guarantee and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.10 hereof; and

(ii) the Successor Guarantor (if other than such Guarantor), shall have delivered or caused to be delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, is authorized and permitted by this Indenture.

(d) The Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantees, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee.

Notwithstanding the foregoing, (i) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of such Guarantor is not increased thereby and (ii) a Guarantor may merge, amalgamate or consolidate with another Guarantor or the Issuer.

(e) Notwithstanding anything in this Section 5.01 to the contrary, any Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to (x) the Issuer or any Guarantor or (y) any Restricted Subsidiary of the Issuer that is not a Guarantor; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers pursuant to this clause (y) since the Issue Date shall not exceed 5.0% of the consolidated assets of the Issuer and the Guarantors as shown on the most recent available balance sheet of the Issuer and its Restricted Subsidiaries after giving effect to each such Transfer and including all such Transfers occurring from and after the Issue Date (excluding Transfers pursuant to clause (x) of this paragraph).

Section 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or a Guarantor in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer or such Guarantor, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer or such Guarantor, as applicable, shall refer instead to the successor corporation and not to the Issuer or such Guarantor, as applicable), and may exercise every right and power of the Issuer or such Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Issuer or a Guarantor, as applicable, herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) a default in any payment of interest on any Note when due, continued for 30 days;

(ii) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(iii) the failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (i) and (ii) above) contained in this Indenture or the Notes;

(iv) the failure by the Issuer or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $25 million or its foreign currency equivalent;

(v) the failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $25 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days;

(vi) any Guarantee of a Significant Subsidiary with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor that qualifies as a Significant Subsidiary denies or disaffirms its obligations under this Indenture or any Guarantee with respect to the Notes and such Default continues for 10 days;

(vii) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law: (i) commences proceedings to be adjudicated bankrupt or insolvent; (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law; (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), in a proceeding in which the Issuer or any such Restricted Subsidiaries, that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), is to be adjudicated bankrupt or insolvent; (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); or (iii) orders the liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); and the order or decree remains unstayed and in effect for 60 consecutive days;

(ix) unless all the Collateral has been released from the Liens in accordance with the provisions of the Security Documents, the Issuer shall assert or any Guarantor shall assert, in any pleading in a court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions; or

(x) the failure of any Issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents, except for a failure that would not be material to the whole of the Notes and without materially affecting the value of the Collateral taken as a whole.

Section 6.02 Acceleration. If any Event of Default (other than an Event of Default specified in clause (vii) or (viii) of Section 6.01 hereof) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interests of the Holders of the Notes.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (vii) or (viii) of Section 6.01 hereof, all outstanding Notes shall be due and payable immediately without further action or notice.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders of all of the Notes rescind any acceleration with respect to the Notes and its consequences if such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

In the event of any Event of Default specified in clause (iv) of Section 6.01 hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults. Subject to Section 6.02 hereof, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder (except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder) (including in connection with an Asset Sale Offer or a Change of Control Offer). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority. Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against any losses or expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits. Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(i) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(ii) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(iii) Holders of the Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(v) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Collateral Agent and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 and the Collateral Agent under Section 11.02 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent, their respective agents and counsel, and any other amounts due the Trustee and the Collateral Agent under Section 7.07 and Section 11.02 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities. If the Trustee, the Collateral Agent or any Agent collects any money pursuant to this Article VI or Article XI, as applicable, or if proceeds are received by the Collateral Agent in connection with the foreclosure, collection or other enforcement of Liens granted to the Collateral Agent in the Security Documents, in any such case, it shall pay out the money in the following order:

(i) to the Trustee, the Collateral Agent, such Agent, their agents and attorneys. for amounts due under Section 7.07 and Section 11.02(e) hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the Collateral Agent or such Agent and the costs and expenses of collection;

(ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii) to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) Neither the Trustee nor the Collateral Agent shall be under any obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered indemnity or security against any loss, liability or expense acceptable to the Trustee and the Collateral Agent.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and its Restricted Subsidiaries, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate of the Issuer or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) In no event shall the Trustee or the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Collateral Agent), and each agent, custodian and other Person employed to act hereunder or under the Security Documents.

(j) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution adopted by the majority of the Board of Directors of the Issuer.

(k) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s and the Collateral Agent’s Disclaimer. Neither the Trustee nor the Collateral agent shall be responsible for and neither makes any representation as to the validity or adequacy of this Indenture or the Notes, neither shall be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, neither shall be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and neither shall be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it becomes known to the Trustee. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee in accordance with Section 13.02 hereof at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture.

Section 7.06 Reports by Trustee to Holders of the Notes. Within 60 days after each June 15, beginning with the June 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and its officers, directors, employees, agents and any predecessor trustee and its officers, directors, employees and agents for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vi) or (vii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof or Section 310 of the Trust Indenture Act;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, together with its parent, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(l), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11 Preferential Collection of Claims Against Issuer. The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02 Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees and with respect to the Security Documents on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, this Indenture, and the Security Documents, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same) except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(A) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

(B) the Issuer’s obligations with respect to Notes concerning the issuance of temporary Notes, the registration of the transfer or exchange of Notes, the replacement of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(C) the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Agent, and the Issuer’s obligations in connection therewith; and

(D) this Section 8.02.

Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.17 hereof and clauses (iv) and (v) of Section 5.01(a) hereof with respect to the outstanding Notes, each Guarantor shall be released from its obligations under its Guarantee and the Issuer and each Guarantor shall be released from all obligations with respect to the Security Documents, all on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(iii) (solely with respect to the covenants that are released upon a Covenant Defeasance), 6.01 (a)(iv), 6.01(a)(v), 6.01(a)(vi), 6.01(a)(vii) (solely with respect to Significant Subsidiaries), 6.01(a)(viii) (solely with respect to Significant Subsidiaries), 6.01(a)(ix) and 6.01(a)(x) hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the Stated Maturity or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Agreement Documents, the Intercreditor Agreement, the Security Documents, the Existing Notes, the indentures governing the Existing Notes or any other material agreement or instrument (other than this Indenture) to which, the

Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee and the Collateral Agent an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally (including Section 547 of Title 11 of the United States Code) under any applicable U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

(7) the Issuer shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuer. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease,

Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes. Notwithstanding Section 9.02 hereof, the Issuer, the Guarantors, the Trustee, and the Collateral Agent, as applicable, may amend or supplement this Indenture and any Guarantee or the Notes without the Consent of any Holder or any Security Document and the Issuer may direct the Trustee and the Collateral Agent to, and the Trustee and the Collateral Agent shall, enter into an amend to any Intercreditor Agreement:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency,

(2) to provide for the Assumption,

(3) to provide for the assumption by a Successor Issuer of the obligations of the Issuer under this Indenture, the Security Documents and the Notes,

(4) to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under this Indenture, the Security Documents and its Guarantee,

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163 (f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code),

(6) to add a Guarantee with respect to the Notes,

(7) to evidence and provide for the acceptance of appointment by a successor trustee,

(8) to add additional assets as Collateral, to release Collateral from the Lien pursuant to this Indenture, the Security Documents and the Intercreditor Agreements when permitted or required by this Indenture, the Security Documents or the Intercreditor Agreements, to modify the Security Documents and/or the Intercreditor Agreements to secure additional extensions of credit and add additional secured creditors holding Obligations that are permitted to constitute First Lien Obligations or ABL Obligations under the applicable Intercreditor Agreement pursuant to the terms of this Indenture and to secure additional extensions of credit and add additional secured creditors holding Obligations that are secured by a Lien permitted by this Indenture as Second Lien Obligations under the Second Lien Intercreditor Agreement;

(9) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer,

(10) to make any change that does not adversely affect the rights of any Holder,

(11) to conform the text of this Indenture, the Guarantees, the Notes, the Intercreditor Agreements or any Security Document to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision under the Offering Memorandum’s heading, “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees, the Notes, the Intercreditor Agreements, or any Security Document,

(12) if applicable, to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act to effect any provision of this Indenture, or

(13) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

Additionally, (i) if the Issuer enters into an ABL Credit Agreement, the Collateral Agent shall, upon request of the Issuer, enter into the ABL Intercreditor Agreement without the consent of any Holder and (ii) upon request of the Issuer, the Collateral Agent shall enter into any other intercreditor agreement that is not less favorable (as determined by the Issuer) to the Holders of the Notes than the terms of the Second Lien Intercreditor Agreement for purposes of subordinating any Liens permitted by this Indenture to the Liens securing the Notes and the Guarantees.

Section 9.02 With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Issuer, the Guarantors, the Trustee, and the Collateral Agent may amend or supplement this Indenture, the Notes, the Guarantees, the Security Documents and the Intercreditor Agreements with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees, the Notes, the Security Documents or the Intercreditor Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with’ a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or amended or supplemental indenture, and upon the filing with the Trustee and the Collateral Agent of evidence satisfactory to the Trustee and the Collateral Agent of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and the Collateral Agent of the documents described in Section 7.02 hereof, the Trustee and the Collateral Agent shall join with the Issuer in the execution of such amendment or amended or supplemental indenture unless such amendment or amended or supplemental indenture directly affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Collateral Agent may in its discretion, but shall not be obligated to, enter into such amendment or amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a nonconsenting Holder):

(1) reduce the amount of the Notes whose Holders must consent to an amendment,

(2) reduce the rate of or extend the time for payment of interest on the Notes,

(3) reduce the principal of or change the Stated Maturity of the Notes,

(4) reduce the premium payable upon the redemption of the Notes or change the time at which the Notes may be redeemed as described under Section 3.07 herein,

(5) make the Notes payable in money other than that stated in the Notes,

(6) expressly subordinate the Notes or the Guarantees to any other Indebtedness of the Issuer or the Guarantor,

(7) impair the right of any holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(8) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions,

(9) modify any Guarantee in any manner adverse to the Holders, or

(10) make any change in the provisions in the Intercreditor Agreements or this Indenture dealing with the application of proceeds of Collateral that would adversely affect the holders of the Notes.

Additionally, without the consent of Holders of at least 66 2/3 in principal amount of the Notes then outstanding, no such amendment, waiver or modification will release all or substantially all of the Collateral from the Liens securing the Notes and Guarantees.

Section 9.03 Compliance with Trust Indenture Act. Except as otherwise provided in Article I hereof, every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies in all material respects with the Trust Indenture Act as then in effect.

Section 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee and Collateral Agent to Sign Amendments, Etc. The Trustee and the Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Agent. The Issuer may not sign an amendment, supplement or waiver until the Board of Directors of the Issuer approves it. In executing any amendment, supplement or waiver, the Trustee and the Collateral Agent shall be entitled to receive, upon request, and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.05 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

Section 9.07 Payment for Consent. Neither the Issuer, the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 9.08 Additional Voting Terms; Calculation of Principal Amount. Except as provided in the proviso to the first sentence of Section 9.02, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate series on any matter. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article IX and Section 2.14.

ARTICLE X

GUARANTEES

Section 10.01 Guarantee. Subject to this Article X, each of the Guarantors hereby, jointly and severally irrevocably and unconditionally guarantees on a senior basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders, the Trustee or the Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 10.01.

If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwith-

standing any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03 Execution and Delivery. To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture or a supplemental indenture in the form attached as Exhibit D or Exhibit E hereto shall be executed on behalf of such Guarantor by its President, one of its Vice Presidents or one of its Assistant Vice Presidents.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

Upon the Assumption, the Guarantees set forth in this Indenture shall be deemed duly delivered, without any further action by any Person, on behalf of the Guarantors. Following the Escrow Release Date, the delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.14 hereof, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.14 hereof and this Article X, to the extent applicable.

Section 10.04 Subrogation. Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided that if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.05 Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06 Release of Guarantees. A Guarantee of a Guarantor will be automatically released upon the occurrence of any of the following:

(a) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) of the applicable Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

(b) the Issuer designating such Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.07 and the definition of “Unrestricted Subsidiary”; and

(c) the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under Article VIII or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.

ARTICLE XI

COLLATERAL

Section 11.01 Security Documents. Prior to the Escrow Release Date, the Notes shall be secured as provided in the Escrow Agreement. From and after the Escrow Release Date, the payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes or by any Guarantor pursuant to its Guarantees, the payment of all other Notes Obligations and the performance of all other obligations of the Issuer and the Guarantors under this Indenture, the

Notes, the Guarantees and the Security Documents shall be secured as provided in Security Documents and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture. The Issuer shall, and shall cause each Restricted Subsidiary to, and each Restricted Subsidiary shall, execute any and all further documents, financing statements, agreements and instruments and take all such further actions (including the filing and recording of UCC financing statements and continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) that may be required by the Security Documents to maintain (at the sole cost and expense of the Issuer and its Restricted Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected first priority security interest subject only to Permitted Liens and subject to the Intercreditor Agreements.

Section 11.02 Collateral Agent.

(a) The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.

(b) Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Notes Liens or Security Documents or any delay in doing so.

(c) Subject to the Security Documents and the Intercreditor Agreements, the Collateral Agent shall be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture). Subject to the Security Documents and the Intercreditor Agreements, except as directed by the Trustee as required or permitted by this Indenture and any other representatives, the Collateral Agent will not be obligated:

(i) to act upon directions purported to be delivered to it by any other Person;

(ii) to foreclose upon or otherwise enforce any Lien; or

(iii) to take any other action whatsoever with regard to any or all of the Notes Liens, Security Documents or Collateral.

(d) The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the enforcement of the Notes Liens or Security Documents.

(e) In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may conclusively rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article VII hereof, including the compensation and indemnification provisions set forth in Section 7.07 (with the references to the Trustee therein being deemed to refer to the Collateral Agent or co-Collateral Agent).

(f) If the Issuer (i) Incurs First Lien Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Obligations entitled to the benefit of an existing intercreditor agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement

(on substantially the same terms as the form of the First Lien Intercreditor Agreement attached as Exhibit H hereto) accompanied by an Opinion of Counsel pursuant to Sections 13.05 and 13.06 hereof in favor of a designated agent or representative for the holders of the First-Priority Lien Obligations so Incurred, the Trustee and the Collateral Agent shall (and each is hereby authorized and directed to) enter into such First Lien Intercreditor Agreement, bind the Holders on the terms set forth therein and perform and observe their respective obligations thereunder.

(g) If the Issuer (i) Incurs ABL Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting ABL Obligations entitled to the benefit of an existing intercreditor agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officer’s Certificate pursuant to Sections 13.05 and 13.06 hereof so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the form of the ABL Intercreditor Agreement attached as Exhibit I hereto) accompanied by an Opinion of Counsel pursuant to Sections 13.05 and 13.06 hereof in favor of the Trustee and the Collateral Agent and a designated agent or representative for the holders of the ABL Obligations so Incurred, the Trustee and the Collateral Agent shall (and each is hereby authorized and directed to) enter into such ABL Intercreditor Agreement, bind the Holders on the terms set forth therein and perform and observe their respective obligations thereunder.

Section 11.03 Authorization of Actions to Be Taken.

(a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document and each Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the Intercreditor Agreements, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes and other holders of Obligations as set forth in the Security Documents to which it is a party and the Intercreditor Agreements and to perform its obligations and exercise its rights and powers thereunder.

(b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c) Subject to the provisions of the Intercreditor Agreements, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i) foreclose upon or otherwise enforce any or all of the Notes Liens;

(ii) enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or

(iii) collect and receive payment of any and all Obligations.

Subject to the Intercreditor Agreements, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Notes Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest under the Security Documents or be prejudicial to the interests of Holders, the Trustee or the Collateral Agent.

Section 11.04 Release of Liens.

(a) Subject to subsection (b) of this Section 11.04, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreements or as provided hereby. Upon the request of the Issuer pursuant to an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met, the Issuer and the Guarantors shall be entitled to the release of assets included in the Collateral from the Liens securing the Notes, and the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) shall release the same from such Liens at the Issuer’s sole cost and expense, under any one or more of the following circumstances:

(i) to enable the Issuer or any Guarantor to consummate the disposition of such property or assets to the extent not prohibited under Section 4.10;

(ii) in the case of a Guarantor that is released from its Guarantee with respect to the Notes, the release of the property and assets of such Guarantor; or

(iii) with the consent of the Holders of at least 66 2/3 of the aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the receipt of an Officer’s Certificate and an Opinion of Counsel from the Issuer, as described above, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreements.

For the avoidance of doubt, the Lien on the Collateral created by the Security Documents securing the Notes Obligations shall automatically be released and discharged under the circumstances set forth in, and subject to, Section 2.04 of the First Lien Intercreditor Agreement and Section 5.1 of the ABL Intercreditor Agreement, however, if the Trustee or Collateral Agent is requested to acknowledge or confirm such release, it shall be entitled to an Officer’s Certificate and an Opinion of Counsel.

(b) Except as otherwise provided in the First Lien Intercreditor Agreement and the ABL Intercreditor Agreement, no Collateral may be released from the Lien and security interest created by the Security Documents unless (i) written notice of such release has been delivered to the Collateral Agent and the Trustee not less than five days prior to the date of such release and (ii) the Officer’s Certificate and Opinion of Counsel required by this Section 11.04 has been delivered to the Collateral Agent and the Trustee not less than two Business Days prior to the date of such release.

Section 11.05 [Reserved].

Section 11.06 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article XI; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 11.07 Release Upon Termination of the Issuer’s Obligations. In the event (i) that the Issuer delivers to the Trustee, in form and substance acceptable to it, an Officer’s Certificate and Opinion of Counsel certifying that all the obligations under this Indenture, the Notes and the Security Documents (other than contingent or unliquidated obligations or liabilities not then due) have been satisfied and discharged by the payment in full of the Issuer’s obligations under the Notes, any Additional Notes, this Indenture and the Security Documents, and all such obligations have been so satisfied, or (ii) a discharge of this Indenture under Article XII or Legal Defeasance or Covenant Defeasance of this Indenture occurs under Article VIII, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall, at the expense of the Issuer and without any representation or warranty whatsoever, do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

Section 11.08 Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreements requiring the Issuer to designate Indebtedness for the purposes of the terms “First Lien Obligations”, “Second Lien Obligations” and “ABL Obligations” or any other such designations hereunder or under the Intercreditor Agreements, any such designation shall be sufficient if the relevant designation provides in writing that such First Lien Obligations, Second Lien Obligations and/or ABL Obligations are permitted under this Indenture and is signed on behalf of the Issuer by an Officer and delivered to the Trustee and the Collateral Agent. For all purposes hereof and the Intercreditor Agreements, the Issuer hereby designates the Obligations pursuant to the Existing Credit Agreement as First Lien Obligations and the Obligations pursuant to the Existing Second Lien Notes as Second Lien Obligations.

Section 11.09 Taking and Destruction. Subject to the Intercreditor Agreement, upon any Taking or Destruction of any Collateral, all Net Insurance Proceeds received by the Issuer or a Restricted Subsidiary shall be deemed Net Proceeds and shall be applied in accordance with Section 4.10.

ARTICLE XII

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes as expressly provided for in this Indenture) as to all Notes, when either:

(1) all Notes heretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has heretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (A) all Notes not heretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not heretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(B) the Issuer and the Guarantors have paid or caused to be paid all sums payable by it under this Indenture; and

(C) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee and the Collateral Agent stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 12.01, the provisions of Sections 7.07, 8.06, 11.02 and Section 12.02 hereof shall survive.

Section 12.02 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 [Reserved].

Section 13.02 Notices. Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer or any Guarantor:

Claire’s Escrow II Corporation

c/o Claire’s Stores, Inc.

2400 West Central Road

Hoffman Estates, IL 60192

Fax No.: (847) 765-6747

Attention: Chief Financial Officer

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL 32256

Fax No.: (904) 645-1921

Attn: Corporate Trust Administration

If to the Collateral Agent:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL 32256

Fax No.: (904) 645-1921

Attn: Corporate Trust Administration

The Issuer, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee or the Collateral Agent shall be deemed effective upon actual receipt thereof

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee, the Collateral Agent and each Agent at the same time.

Section 13.03 Electronic Instructions. The Trustee and the Collateral Agent agree to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If a party elects to give the Trustee or the Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Collateral Agent, as applicable, in its discretion elects to act upon such instructions, the Trustee’s or the Collateral Agent’s understanding of such instructions shall be deemed controlling. Neither the Trustee nor the Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Collateral Agent’s reliance upon or compliance with such instructions notwithstanding whether such instructions conflict with or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13.04 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Collateral Agent, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 13.05 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(a) An Officer’s Certificate of the Issuer in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.06 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.06 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.06 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are -based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.07 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.08 No Personal Liability of Directors, Officers, Employees, Managers and Stockholders. No director, officer, employee, manager, incorporator, or holder of any Equity Interest in the Issuer or any Guarantor or any of their direct or indirect parent companies, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.09 Governing Law. THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13.10 Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE COLLATERAL AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.11 Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 13.12 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.13 Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 hereof.

Section 13.14 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.15 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.16 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.17 Reserved.

Section 13.18 Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a) U.S. dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes, the Guarantees of the Notes or this Indenture, including damages related thereto or hereto. Any amount received or recovered in a currency other than U.S. dollars by a Holder of Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the U.S. dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under the applicable Notes, the Issuer shall indemnify it against any loss sustained by it as a result as set forth in Section 13.18(b). In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 13.18, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

(b) The Issuer and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantees and this Indenture:

(i) (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(ii) In the event of the winding-up of the Issuer or any Guarantor at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (x) the date as of which the Applicable Currency Equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this subsection (b)(ii)) is calculated for the purposes of such winding-up and (y) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Issuer or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in this Section 13.18 shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(ii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York City time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

Section 13.19 Consent to Jurisdiction and Service. Any Subsidiary Guarantor that is a Foreign Subsidiary shall appoint the Company as its agent for actions relating to the Notes, this Indenture, any Security Document, or the Intercreditor Agreement or brought under U.S. Federal or state securities laws brought in any U.S. Federal or state court located in the Borough of Manhattan in The City of New York and shall submit to such jurisdiction.

Section 13.20 Effectiveness of Provisions for the Company and the Guarantors. The provisions of this Indenture shall not be effective for the Company and the Guarantors, with the exception of Sections 4.05, 4.17, 4.19 and 4.20, until the Escrow Release Date. On the Escrow Release Date, (i) the Issuer will merge with and into the Company with the Company as the surviving entity and (ii) the Company and BMS Distributing Corp., CBI Distributing Corp., Claire’s Boutiques, Inc., Claire’s Canada Corp., Claire’s Puerto Rico Corp., and CSI Canada LLC (the “Assumption Guarantors”) will execute and deliver to the Trustee and the Collateral Agent a supplemental indenture, the form of which is attached as Exhibit D hereto, pursuant to which: (x) the Company will assume all the obligations of the Issuer hereunder; (y) the Guarantees of the Notes by the Assumption Guarantors pursuant to Section 10.01 herein will automatically become effective; and (z) the obligations of the Company and the Guarantors under this Indenture will be in full force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first above written.

CLAIRE’S ESCROW II CORPORATION, as Issuer

By:	/s/ J. Per Brodin
Name: J. Per Brodin
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Craig A. Kaye
Name: Craig A. Kaye
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Craig A. Kaye
Name: Craig A. Kaye
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[Global Note Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Private Placement Legend]

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (Il) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE

SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Regulation S Temporary Global Note Legend]

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT of 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

CUSIP [            ]

ISIN [            ]1

[RULE 144A] [REGULATION S] GLOBAL NOTE

representing up to

$400,000,000

No.	[$	]

CLAIRE’S ESCROW II CORPORATION

promises to pay to Cede & Co., or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                  United States Dollars] on March 15, 2019.

Interest Payment Dates: March 15 and September 15, commencing September 15, 2012

Record Dates: March 1 and September 1

[SIGNATURE PAGE FOLLOWS].

[1]	144A CUSIP: 17958P AA8

144A ISIN: US17958PAA84

Regulation S CUSIP: U1800A AA2

Regulation S ISIN: USU1800AAA26

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

CLAIRE’S ESCROW II CORPORATION

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

CLAIRE’S ESCROW II CORPORATION

9.00% SENIOR SECURED FIRST LIEN NOTES DUE 2019

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Claire’s Escrow II Corporation, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at a rate per annum of 9.00% from February 28, 2012 until maturity. The Issuer will pay interest on this Note semi-annually in arrears on March 15 and September 15 of each year commencing on September 15, 2012, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuer will make each interest payment to the Holder of record of this Note on the immediately preceding March 1 and September 1 (each, a “Record Date”). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including February 28, 2012. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if this Note is canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register; provided that (a) all payments of principal, premium, if any, and interest on, Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (b) all payments of principal, premium, if any, and interest with respect to certificated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of February 28, 2012 (the “Indenture”), between the Issuer, the Trustee, and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (the “Collateral Agent”). This Note is one of a duly authorized issue of notes of the Issuer designated as its 9.00% Senior Secured First Lien Notes due 2019. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such teens. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) Except as described below under clauses 5(b), 5(c) and 5(d) hereof, the Notes will not be redeemable at the Issuer’s option.

(b) On or after March 15, 2015, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

Period	Redemption Price
2015	106.750%
2016	104.500%
2017	102.250%
2018 and thereafter	100.000%

(c) After the Assumption and prior to March 15, 2015, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the Redemption Date (subject to the right of the Holders of record on the Record Date to receive interest due on the Interest Payment Date).

(d) At any time and from time to time after the Assumption and on or prior to March 15, 2015, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 109.000%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the Record Date to receive interest due on the Interest Payment Date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated.

(e) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6. MANDATORY REDEMPTION. Except as set forth in Section 7 herein, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7. SPECIAL MANDATORY REDEMPTION. If the Escrow Conditions shall not have been fulfilled, or the Escrow Agent shall not have received the Disbursement Request described in

Section 4(a) of the Escrow Agreement by April 2, 2012, the Escrow Agent, pursuant to the Escrow Agreement, shall, without the requirement of notice to or action by the Issuer, the Trustee or any other Person, notify the Trustee in writing that all of the Notes shall be subject to a special mandatory redemption (the “Special Redemption”) in accordance with this Section 7 on the second Business Day after delivery of such notice but in any event on or prior to April 2, 2012 (the “Special Redemption Date”). In the case of a Special Redemption, the Issuer shall, not later than 11:00 A.M. New York City time (or such other time of day acceptable to the Trustee which will permit it to give the notice referred to in the second paragraph of Section 3.03 of the Indenture) at least two Business Days prior to the Special Redemption Date, deliver an Officers’ Certificate to the Trustee setting forth (i) that a Special Redemption will occur, (ii) the Special Redemption Date, (iii) the Special Redemption Price and (iv) the other information specified in Section 3.03 of the Indenture. The Trustee shall deliver to each Holder a written notice (specifying the information set forth in such Officers, Certificate) of the Special Redemption at least two Business Days prior to the Special Redemption Date. On the Special Redemption Date, the Issuer shall instruct the Escrow Agent to release cash to the Paying Agent for the purposes of the Special Redemption. On the Special Redemption Date, the Notes shall be redeemed, in whole but not in part, at a redemption price equal to the Special Redemption Price.

8. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article VIII or Article XI of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on this Note or portions thereof called for redemption.

9. OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control, the Issuer shall make a Change of Control Offer in accordance with Section 4.13 of the Indenture. In connection with certain Asset Sales, the Issuer shall make an Asset Sale Offer or Collateral Asset Sale Offer as and when provided in accordance with Section 4.10 of the Indenture.

10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereafter. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

12. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees, the Notes, the Intercreditor Agreements and the Security Documents may be amended or supplemented as provided in the Indenture.

13. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the

Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee and the Collateral Agent annually a statement regarding compliance with the Indenture, and the Issuer is required, after becoming aware of any Default, to deliver to the Trustee and the Collateral Agent a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

14. AUTHENTICATION. This Note shall not be entitled to any benefit under the indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authentication agent.

15. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

16. NO RECOURSE AGAINST OTHERS. No director, officer, employee, manager, incorporator, or holder of any Equity Interest in the Issuer or any Guarantor or any of their direct or indirect parent companies, as such, shall have any liability for any obligations of the Issuer or the Guarantors under this Note, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

17. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

18. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. RANKING AND COLLATERAL. The Notes and the Guarantees are secured by a security interest in the Collateral pursuant to certain Security Documents. The Notes Liens upon any and all Collateral are subject to the Intercreditor Agreements.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Claire’s Escrow II Corporation

c/o Claire’s Stores, Inc.

2400 West Central Road

Hoffman Estates, IL 60192

Fax No.: (847) 765-6747

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s social security number or taxpayer identification number.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.13 of the Indenture, check the appropriate box below:

☐ Section 4.10             ☐ Section 4.13

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following increases or decreases in the principal amount of this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Claire’s Escrow II Corporation

c/o Claire’s Stores, Inc.

2400 West Central Road

Hoffman Estates, IL 60192

Fax No.: (847) 765-6747

Attention: Chief Financial Officer

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL 32256

Fax No.: (904) 645-1921

Attention: Corporate Trust Administration

Re: 9.00% Senior Secured First Lien Notes due 2019

Reference is hereby made to the Indenture, dated as of February 28, 2012 (the “Indenture”), between Claire’s Escrow II Corporation and The Bank of New York Mellon Trust Company, N.A. as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                              (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] in the principal amount of $                                         (the “Transfer”), to (the “Transferee”). In connection with the Transfer, the Transferor hereby certifies .that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with

Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof; or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest of Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Claire’s Escrow II Corporation

c/o Claire’s Stores, Inc.

2400 West Central Road

Hoffman Estates, IL 60192

Fax No.: (847) 765-674

Attention: Chief Financial Officer

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL 32256

Fax No.: (904) 645-1921

Attention: Corporate Trust Administration

Re: 9.00% Senior Secured First Lien Notes due 2019

Reference is hereby made to the Indenture, dated as of February 28, 2012 (the “Indenture”), between Claire’s Escrow II Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                          (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

(1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note of the same series in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OF THE SAME SERIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES OF THE SAME SERIES

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note of the same series with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note of the same series, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                 .

[Insert Name of Transferor]

By:
Name: Title:

Dated:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED

IN CONNECTION WITH THE ASSUMPTION]

SENIOR SECURED FIRST LIEN NOTES SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [ ], by and among Claire’s Stores, Inc., a Florida corporation (the “Company”), BMS Distributing Corp., a Delaware corporation, CBI Distributing Corp., a Delaware corporation, Claire’s Boutiques, Inc., a Colorado corporation, Claire’s Canada Corp., a Delaware corporation, Claire’s Puerto Rico Corp., a Delaware corporation, and CSI Canada LLC, a Delaware limited liability company, as guarantors (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”), to the Indenture (the “Indenture”), dated as of February 28, 2012, among Claire’s Escrow II Corporation, a Delaware corporation (the “Issuer”), the Trustee, and the Collateral Agent.

W I T N E S S E T H :

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Collateral Agent the Indenture providing for the issuance of $400,000,000 aggregate principal amount of 9.00% Senior Secured First Lien Notes due 2019 (the “Notes”);

WHEREAS, the Issuer has merged with and into the Company (the “Merger”), with the Company as the surviving entity in the Merger;

WHEREAS, as a result of the Merger and pursuant to Section 13.20 of the Indenture, the Company is assuming, by and under this Supplemental Indenture, the obligations of the Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of the Indenture on the part of the Issuer;

WHEREAS, pursuant to Section 13.20 of the Indenture, the Guarantors are, by and under this Supplemental Indenture, unconditionally guaranteeing the obligations of the Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of the Indenture on the part of the Issuer on the terms and conditions set forth herein;

WHEREAS, Sections 5.01 and 9.01 of the Indenture provide that the Trustee, the Collateral Agent, the Company and each of the Guarantors are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate or other action on the part of the Trustee, the Collateral Agent, the Company and each of the Guarantors.

NOW, THEREFORE, for and in consideration of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Notes, as follows:

Section 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

Section 2. Assumption by the Company. The Company hereby assumes the obligations of the Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all outstanding Notes issued pursuant to the Indenture and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuer. The Company is hereby substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if the Company had been named as the Issuer in the Indenture, and the Company is a Successor Issuer under the Indenture.

Section 3. Agreement to Guarantee. Each of the Guarantors, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including but not limited to Article X thereof.

Section 4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 5. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto. In entering into this Supplemental Indenture, the Trustee and the Collateral Agent shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee and the Collateral Agent, whether or not elsewhere herein so provided.

Section 6. Notices. For purposes of the Indenture, the address for notices to the Company and/or any Guarantor shall be as set forth below:

Claire’s Stores, Inc.

2400 West Central Road

Hoffman Estates, IL 60192

Attention: Chief Financial Officer

Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10. Severability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11. Benefits Acknowledged. The Guarantors’ guarantees are subject to the terms and conditions set forth in the Indenture. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duty executed, all as of the date first above written.

CLAIRE’S STORES, INC.

By:
Name: Title:

BMS DISTRIBUTING CORP.

By:
Name: Title:

CBI DISTRIBUTING CORP.

By:
Name: Title:

CLAIRE’S BOUTIQUES, INC.

By:
Name: Title:

CLAIRE’S CANADA CORP.

By:
Name: Title:

CLAIRE’S PUERTO RICO CORP.

By:
Name: Title:

CSI CANADA LLC

By:
Name: Title:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., AS TRUSTEE

By:
Name: Title:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., AS COLLATERAL AGENT

By:
Name: Title:

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SENIOR SECURED FIRST LIEN NOTES SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                         , by and among [GUARANTOR] (the “New Guarantor”), a subsidiary of Claire’s Escrow II Corporation (or its permitted successor), a Delaware corporation (the “Issuer”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”), to the Indenture (the “Indenture”), dated as of February 28, 2012, among the Issuer, the Trustee and the Collateral Agent.

W I T N E S S E T H :

WHEREAS, the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee and the Collateral Agent the Indenture, providing for the issuance of $400,000,000 in aggregate principal amount of the Issuer’s 9.00% Senior Secured First Lien Notes due 2019 (the “Notes”);

WHEREAS, Section 4.14 and Section 10.03 of the Indenture provide that under certain circumstances the Issuer is required to cause certain of its Subsidiaries to execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which that Subsidiary shall unconditionally guarantee the obligations of the Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of the Indenture on the part of the Issuer on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Agent, the Issuer and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate or other action on the part of the Trustee, the Collateral Agent, the Company, each of the existing Guarantors, and the New Guarantor.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Section 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

Section 2. Agreement to Guarantee. The New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including but not limited to Article X thereof.

Section 3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of the Indenture.

Section 4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 5. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto. In entering into this Supplemental Indenture, the Trustee and the Collateral Agent shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee and the Collateral Agent, whether or not elsewhere herein so provided.

Section 6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 9. Severability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10. Benefits Acknowledged. The New Guarantor’s guarantees are subject to the terms and conditions set forth in the Indenture. The New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CLAIRE’S ESCROW II CORPORATION (or its permitted successor)

By:
Name: Title:

[EXISTING GUARANTORS]

By:
Name: Title:

[NEW GUARANTOR]

By:
Name: Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:
Name: Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS COLLATERAL AGENT

By:
Name: Title:

EXHIBIT F

COLLATERAL AGREEMENT

dated and effective as of [            ], 2012,

among

CLAIRE’S STORES, INC.,

as Issuer,

THE PLEDGORS PARTY HERETO,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Collateral Agent

Page
ARTICLE I

DEFINITIONS

Section 1.01. Indenture	1
Section 1.02. Other Defined Terms	1

ARTICLE II

PLEDGE OF SECURITIES

Section 2.01. Pledge	6
Section 2.02. Delivery of the Pledged Collateral	7
Section 2.03. Representations, Warranties and Covenants	8
Section 2.04. Registration in Nominee Name; Denominations	9
Section 2.05. Voting Rights; Dividends and Interest, Etc.	10

ARTICLE III

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 3.01. Security Interest	11
Section 3.02. Representations and Warranties	13
Section 3.03. Covenants	16
Section 3.04. Other Actions	18
Section 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral	18
Section 3.06. Further Assurances; Additional Security	20

ARTICLE IV

REMEDIES

Section 4.01. Remedies Upon Default	21
Section 4.02. Application of Proceeds	23
Section 4.03. Securities Act, Etc.	23

ARTICLE V

MISCELLANEOUS

Section 5.01. Notices	24
Section 5.02. Security Interest Absolute	24
Section 5.03. Limitation By Law	24
Section 5.04. Binding Effect; Several Agreement	24
Section 5.05. Successors and Assigns	25
Section 5.06. Collateral Agent’s Fees and Expenses; Indemnification	25

-i-

Page
Section 5.07. Collateral Agent Appointed Attorney-in-Fact	26
Section 5.08. GOVERNING LAW	26
Section 5.09. Waivers Amendment	26
Section 5.10. WAIVER OF JURY TRIAL	27
Section 5.11. Severability	27
Section 5.12. Counterparts	27
Section 5.13. Headings	27
Section 5.14. Jurisdiction; Consent to Service of Process	27
Section 5.15. Termination or Release	28
Section 5.16. Additional Subsidiaries	29

ARTICLE VI

INTERCREDITOR AGREEMENT

Section 6.01. Intercreditor Agreement Controls	29
Section 6.02. Discharge	29

ARTICLE VII

THE COLLATERAL AGENT

Schedules

Schedule I Subsidiary Parties
Schedule II Pledged Stock; Debt Securities
Schedule III Intellectual Property
Schedule IV Filing Jurisdictions
Schedule V Commercial Tort Claims
Schedule VI Matters Relating to Accounts and Inventory

Exhibits

Exhibit I Form of Supplement to the Collateral Agreement

-ii-

COLLATERAL AGREEMENT dated and effective as of [            ], 2012 (this “Agreement”), among CLAIRE’S STORES, INC., a Florida corporation (the “Issuer”), each Subsidiary of the Company identified on Schedule I hereto (each such Subsidiary, together with the Issuer and any Subsidiary of the Company that becomes a party hereto pursuant to Section 5.16 hereof, the “Pledgors,” and each, a “Pledgor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Indenture Secured Parties (as defined below).

Pursuant to the terms, conditions and provisions of (a) the Indenture dated as of February 28, 2012, among Claire’s Escrow II Corporation, a Delaware corporation (“Claire’s Escrow”), and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and Collateral Agent, as supplemented by the Supplemental Indenture dated [            ], 2012 among the Issuer, the Issuer’s Subsidiaries named therein, the Trustee and the Collateral Agent (such agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), and (b) the Purchase Agreement dated February 13, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among Claire’s Escrow, the Issuer, the Issuer’s Subsidiaries named therein and the representatives of the several parties named in Schedule A thereto, the Issuer has assumed the obligations of Claire’s Escrow with respect to $400,000,000 in aggregate principal amount of 9.00% Senior Secured First Lien Notes due 2019 (as such notes may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Notes”) upon the terms and subject to the conditions contained therein.

The Issuer and each other Pledgor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the other Noteholder Documents and each is, therefor, willing to enter into this Agreement.

This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Indenture Secured Parties to secure the payment and performance of all of the Notes Obligations (as hereinafter defined).

It is a requirement of the Indenture and the Purchase Agreement that each Pledgor execute and deliver the applicable Noteholder Documents, including this Agreement.

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Indenture.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Indenture. All capitalized terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement.

Section 1.02. Other Defined Terms . As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper, General Intangibles, Instruments or Investment Property.

“Applicable Collateral Agent” has the meaning assigned to such term in the First Lien Intercreditor Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Claire’s Escrow” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Collateral” means the collective reference to Article 9 Collateral and Pledged Collateral.

“Collateral Requirement” shall mean the requirement that:

(a) in the case of any person that becomes a Guarantor under the Indenture after the Issue Date, the Collateral Agent shall have received a supplement to this Agreement, in the form attached hereto as Exhibit I, duly executed and delivered on behalf of such Guarantor;

(b) in the case of any person that becomes a “first tier” Foreign Subsidiary directly owned by the Issuer or any other Pledgor after the Issue Date, subject to Section 3.06 hereof, the Collateral Agent shall have received, as promptly as practicable following such event (unless the Collateral Agent, in its sole discretion, shall have waived such requirement), a Foreign Pledge Agreement, duly executed and delivered on behalf of such Foreign Subsidiary and the direct parent company of such Foreign Subsidiary; provided, that such a pledge would not violate any applicable law or agreements with other shareholders or joint venture partners;

(c) after the Issue Date, (i) all the outstanding Equity Interests of (A) any person that becomes a Guarantor under the Indenture after the Issue Date and (B) subject to Section 3.06(f) hereof, all the Equity Interests that are acquired by any Pledgor after the Issue Date shall have been pledged pursuant to this Agreement or a Foreign Pledge Agreement; provided, that in no event shall more than 65% of the issued and outstanding voting Equity Interests of (1) any “first tier” Foreign Subsidiary or (2) any “first tier” Qualified CFC Holding Company directly owned by such Pledgor be pledged to secure the Notes Obligations, and in no event shall any of the issued and outstanding Equity Interests of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary of a Pledgor or any Qualified CFC Holding Company that is not a “first tier” Subsidiary of a Pledgor be pledged to secure the Notes Obligations, and (ii) subject to the Intercreditor Agreements, the Collateral Agent (or a bailee on behalf of the Collateral Agent) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d) except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(e) within 30 days after the date hereof, the Collateral Agent shall be listed as a co-loss payee on property and casualty insurance policies and as an additional insured on liability insurance policies;

(f) after the Issue Date, the Collateral Agent shall have received (1) such other Security Documents as may be required to be delivered pursuant to Section 3.06 hereof, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 3.06 hereof;

(g) all Indebtedness of the Issuer and each Subsidiary having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $5.0 million (other than (A) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and the Subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Pledgor shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to this Agreement, and (ii) subject to the Intercreditor Agreements, the Collateral Agent (or a bailee on behalf of the Collateral Agent) shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank; and

(h) except as otherwise contemplated by any Security Document, each Pledgor shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement Obligations” has the meaning assigned to such term in the First Lien Intercreditor Agreement.

“Discharge” shall (i) with respect to the Notes Obligations, mean the satisfaction and discharge (pursuant to Article XII of the Indenture), defeasance (pursuant to Article VIII of the Indenture) or other satisfaction in full of the Notes Obligations and (ii) with respect to the Credit Agreement Obligations, have the meaning assigned to such term in the First Lien Intercreditor Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.

“Foreign Pledge Agreement” shall mean a pledge agreement with respect to the Pledged Collateral that constitutes Equity Interests of a “first tier” Foreign Subsidiary; provided, that in no event shall more than 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary be pledged to secure the Notes Obligations.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property (but excluding “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Indenture Secured Parties” shall mean the Persons holding Notes Obligations, including the Trustee, the Holders and the Collateral Agent.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intellectual Property Security Agreement” means a security agreement in the form hereof or a short form hereof.

“IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary.

“Issuer” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Material Adverse Effect” means a material adverse effect on the business, property, operations or condition of the Issuer and the Subsidiaries, taken as a whole, or the validity or enforceability of any of the material Noteholder Documents or the rights and remedies of the Collateral Agent, the Trustee and the Holders thereunder.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Noteholder Documents” shall mean (a) the Indenture, the Notes, any Additional Notes, the Security Documents (as defined in the Indenture) and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Obligations thereunder.

“Notes” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Notes Obligations” shall mean all Obligations in respect of the Notes, any Additional Notes or arising under the Noteholder Documents or any of them, including all fees and expenses of the Trustee thereunder.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Permitted Liens” has the meaning assigned to such term in the Indenture.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 2.01.

“Pledgor” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Qualified CFC Holding Company” shall mean a Wholly-owned Subsidiary of the Issuer (a) that is a Delaware limited liability company that is treated as a disregarded entity for U.S. federal income tax purposes, (b) the primary asset of which consists of Equity Interests in either (i) one or more Foreign Subsidiaries or (ii) one or more other Qualified CFC Holding Companies and (c) has no outstanding Guarantee of Indebtedness of the Issuer or any Domestic Subsidiary.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Pledgor, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

ARTICLE II

PLEDGE OF SECURITIES

Section 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Notes Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i)(A) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Foreign Subsidiary directly owned by such Pledgor, (B) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Qualified CFC Holding Company directly owned by such Pledgor, (C) any issued and outstanding Equity Interest of any Foreign Subsidiary that is not a first tier Foreign Subsidiary, or (D) any issued and outstanding Equity Interests of any Qualified CFC Holding Company that is not a “first tier” Qualified CFC Holding Company, (ii) to the extent applicable law-requires that a Subsidiary of such Pledgor issue directors’ qualifying shares or similar shares, such shares or nominee or other similar shares, (iii) any Equity Interests with respect to which a grant of security is not required by reason of Section 3.06 hereof, or (iv) any Equity Interests of a Subsidiary to the extent that, as of the Issue Date, and for so long as, such a pledge of such Equity Interests would violate applicable law or an enforceable contractual obligation binding on or relating to such Equity Interests; (b)(i) the debt obligations listed opposite the name of such Pledgor on

Schedule II, (ii) any debt securities in the future issued to such Pledgor and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt securities (the “Pledged Debt Securities”); (c) subject to Section 2.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the property referred to in clauses (a) and (b) above; (d) subject to Section 2.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02. Delivery of the Pledged Collateral.

(a) Subject to the terms of the Intercreditor Agreements, each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, any and all Pledged Securities to the extent such Pledged Securities are either (i) Equity Interests or (ii) promissory notes or other instruments evidencing Indebtedness required to be delivered pursuant to paragraph (b) of this Section 2.02. Subject to the terms of the Intercreditor Agreements, if any Pledged Stock that is uncertificated on the date hereof shall hereafter become certificated, the applicable Pledgor shall promptly cause the certificate or certificates representing Pledged Stock to be delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, together with the accompanying note powers or other documentation required by Section 2.02(c). None of the Pledgors shall permit any other party to “control” (for purposes of Section 8-106 of the New York UCC (or any analogous provision of the Uniform Commercial Code in effect in the jurisdiction whose law applies)) any uncertificated securities that constitute Pledged Collateral other than the Collateral Agent, as agent for the Indenture Secured Parties, and the Applicable Collateral Agent.

(b) To the extent permitted by and subject to the terms of the Intercreditor Agreements, each Pledgor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5.0 million (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, together with the accompanying note powers or other documentation required by Section 2.02(c), pursuant to the terms hereof. Subject to the terms of the Intercreditor Agreements, to the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 6.01(i), (ii), (iv), (vii) or (viii) of the Indenture unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.

(c) Subject to the terms of the Intercreditor Agreements, upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer and such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(d) To the extent permitted by and subject to the terms of the Intercreditor Agreements, in the event any Pledged Securities constitute uncertificated securities, each Pledgor shall either (i) cause the issuer to agree to comply with instructions from the Collateral Agent without further consent of any Pledgor or (ii) cause the issuer to register the Collateral Agent as the registered owner of such uncertificated security.

Section 2.03. Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral Requirement, or (ii) delivered pursuant to Section 2.02(b);

(b) the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of the Issuer or an Affiliate of any such Subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable (other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of the Issuer or an Affiliate of any such Subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c) except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Indenture and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Noteholder Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) other than as set forth in the Indenture, and except for restrictions and limitations imposed by the Noteholder Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Indenture, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Indenture, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Pledgors of this Agreement and the Foreign Pledge Agreements, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary, any Qualified CPC Holding Company or any foreign stock covered by a Foreign Pledge Agreement) are subject to the Intercreditor Agreements, delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, in accordance with this Agreement and a financing statement covering such Pledged Securities is filed in the appropriate filing office, the Collateral Agent will obtain, for the ratable benefit of the Indenture Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities’ under the New York UCC, subject only to Permitted Liens, as security for the payment and performance of the Notes Obligations;

(h) each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder and consents to such security interest and agrees to transfer record ownership of the securities issued by it in connection with any request by the Collateral Agent; and

(i) the Pledgors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any Subsidiary of any Pledgor whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to not constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Pledgor shall have first delivered 30 days written notice to the Collateral Agent and shall have taken all actions contemplated hereby and as otherwise reasonably required by the Collateral Agent to maintain the security interest of the Collateral Agent therein as a valid, perfected, first priority security interest.

Section 2.04. Registration in Nominee Name; Denominations. To the extent permitted by and subject to the Intercreditor Agreements, the Collateral Agent, on behalf of the Indenture Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of a nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. To the extent permitted by and subject to the Intercreditor Agreements, if an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. To the extent permitted by and subject to the Intercreditor Agreements, each Pledgor shall use its commercially reasonable efforts to cause any issuer of Pledged Securities that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 2.04, to exchange certificates representing Pledged Securities of such issuer for certificates of smaller or larger denominations.

Section 2.05. Voting Rights; Dividends and Interest, Etc.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder (to the extent permitted by the Intercreditor Agreements):

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Noteholder Documents; provided that, except as permitted under the Indenture, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Indenture Secured Parties under this Agreement, the Indenture or any other Noteholder Document or the ability of the Indenture Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Noteholder Documents and applicable laws; provided that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise and (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but, subject to the Intercreditor Agreements, shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, in the same form as so received (duly endorsed by such Pledgor).

(b) Subject to the terms of the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Issuer of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Indenture Secured Parties, in the Collateral Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under Sections 4.07(b)(xii) and 4.07(b)(xiii)(A) of the Indenture. Subject to the Intercreditor Agreements, all dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, and-shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, in the same form as so received (endorsed by such Pledgor). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02 hereof. After all Events of Default have been cured or waived and the Issuer has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.

(c) Subject to the terms of the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Issuer of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, subject to the terms of the Intercreditor Agreements and the Indenture, unless the Collateral Agent shall have received written objections from at least a majority of the Holders of the Notes then outstanding, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Issuer has delivered to the Collateral Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE III

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 3.01. Security Interest.

(a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Notes Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Indenture Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all General Intangibles;

(vi) all Instruments;

(vii) all Inventory;

(viii) all Investment Property;

(ix) all Letter of Credit Rights;

(x) all Commercial Tort Claims;

(xi) other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);

(xii) all books and records pertaining to the Article 9 Collateral; and

(xiii) to the extent not otherwise included, all proceeds (including cash and Deposit Accounts), Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any vehicle covered by a certificate of title or ownership, whether now owned or hereafter acquired, (b) any assets (including Equity Interests), whether now owned or hereafter acquired, with respect to which the Collateral Requirement or the other paragraphs of Section 3.06 hereof would not be required to be satisfied by reason of Section 3.06(f) hereof if hereafter acquired, (c) any property excluded from the definition of Pledged Collateral by virtue of the proviso to Section 2.01 hereof, (d) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (e) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, and (f) any Equipment owned by any Pledgor that is subject to a purchase money lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than the Pledgors as a condition to the creation of any other security interest on such Equipment.

(b) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor; (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates; and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property.” Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of such Pledgor, and naming such Pledgor or the Pledgors as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights unless required by the Collateral Agent in its reasonable discretion.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Indenture Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

Section 3.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent and the Indenture Secured Parties that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Indenture.

(b) The information set forth in the schedules attached hereto is correct and complete, in all material respects, as of the Issue Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared by the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule IV

(or specified by notice from the Issuer to the Collateral Agent after the Issue Date in the case of filings, recordings or registrations required by Section 3.06 hereof) constitute all the filings, recordings and registrations (except to the extent that filings are required to be made in the United States Patent and Trademark Office and the United States Copyright Office, or any similar office in any other jurisdiction, in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Indenture Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the Uniform Commercial Code financings statements referred to above, and other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Notes Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Intellectual Property in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright

Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) None of the Pledgors holds any Commercial Tort Claim individually in excess of $5.0 million as of the Issue Date except as indicated on Schedule V.

(f) Except as set forth in Schedule VI, as of the Issue Date, all Accounts have been originated by the Pledgors and all Inventory has been produced or acquired by the Pledgors in the ordinary course of business.

(g) As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to the best of each Pledgor’s knowledge:

(i) Schedule III hereto includes all of the material Patents, Trademarks, Copyrights owned by such Pledgor as of the date hereof.

(ii) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part (except for office actions issued in the ordinary course by the United States Patent and Trademark Office or any similar office in any foreign jurisdiction), and, to the best of such Pledgor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

(iii) Such Pledgor has made or performed all commercially reasonable acts, including, without limitation, filings, recordings and payment of all required fees and taxes required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(iv) With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Pledgor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(v) Except as would not reasonably be expected to have a Material Adverse Effect, no Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 3.03. Covenants.

(a) Each Pledgor agrees to provide at least 10 days’ prior written notice to the Collateral Agent of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its “location” (determined as provided in UCC Section 9-307). Each Pledgor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral, for the ratable benefit of the Indenture Secured Parties, subject to Permitted Liens. Each Pledgor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b) Subject to the rights of such Pledgor under the Noteholder Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the fling of any financing statements (including fixture filings) or other documents in connection herewith or therewith. Subject to the Intercreditor Agreements, any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, duly endorsed by the applicable Pledgor.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Collateral Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute material Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Pledgor shall have the right, exercisable within 30 days after the Issuer has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral.

(d) Subject to the Intercreditor Agreements, after the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Indenture Secured Party.

(e) Subject to the Intercreditor Agreements, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Indenture or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 3.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Indenture Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Noteholder Documents.

(f) Each Pledgor (rather than the Collateral Agent or any Indenture Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Indenture Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Indenture and the other provisions hereof. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Indenture and the other provisions hereof.

(h) None of the Pledgors will, without the Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Indenture.

(i) Subject to the Intercreditor Agreements, each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. Subject to the Intercreditor Agreements, in the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Indenture or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 3.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Notes Obligations secured hereby.

Section 3.04. Other Actions. Subject to the terms of the Intercreditor Agreements, in order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Indenture Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledger’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Pledgor shall at any time hold or acquire any Certificated Security, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. If any security of a domestic issuer now owned or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Collateral Agent of such uncertificated securities and (i) upon the Collateral Agent’s reasonable request or (ii) upon the occurrence and during the continuance of an Event of Default, such Pledgor shall either (x) cause the issuer to agree to comply with instructions from the Collateral Agent as to such security, without further consent of any Pledgor or such nominee, or (y) cause the issuer to register the Collateral Agent as the registered owner of such security.

(c) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5.0 million, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement.

Section 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Indenture:

(a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledger’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledger’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(d) Each Pledgor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledger’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis of each application or registration by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration or application of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve-month period, and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright.

(f) Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Collateral Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

Section 3.06. Further Assurances; Additional Security.

(a) Each Pledgor agrees to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages and other documents and recordings of Liens in stock registries) that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the Collateral Requirement and to cause the Collateral Requirement to be and remain satisfied, all at the expense of the Issuer and provide to the Collateral Agent, from time to time upon reasonable request, evidence as to the perfection and priority of the Liens created or intended to be created by this Agreement and the other Noteholder Documents.

(b) If any asset (including any owned Real Property (other than owned Real Property covered by paragraph (c) below) or improvements thereto or any interest therein) that has an individual fair market value in an amount greater than $5.0 million is acquired by the Issuer or any other Pledgor after the Issue Date or owned by an entity at the time it becomes a Pledgor (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets that are not required to become subject to Liens in favor of the Collateral Agent pursuant to clause (f) below or the Security Documents), the Issuer will (i) notify the Collateral Agent thereof and (ii) cause such asset to be subjected to a Lien securing the Notes Obligations and take, and cause the other Pledgors to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 3.06, all at the expense of the Issuer, subject to paragraph (f) below.

(c) The Issuer or the applicable Pledgors shall promptly notify the Collateral Agent of the acquisition of, and grant and cause each of the other applicable Pledgors to grant to the Collateral Agent security interests and mortgages in, such owned Real Property of the Issuer or any such Pledgor, to the extent acquired after the Issue Date and having a value at the time of acquisition in excess of $5.0 million, pursuant to a mortgage, deed of trust or similar agreement and constituting valid and enforceable Liens subject to no other Liens except Permitted Liens at the time of perfection thereof, record or file, and cause each such other applicable Pledgor to record or file, such mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent granted pursuant to such mortgage or instrument and pay, and cause each such other applicable Pledgor to pay, in full, all taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (f) below.

(d) If any additional direct or indirect Subsidiary of the Issuer is formed or acquired after the Issue Date (with any Subsidiary redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a Guarantor under the Indenture, within five Business Days after the date such Subsidiary is formed or acquired, notify the Collateral Agent and the Holders thereof and, within 20 Business Days after the date such Subsidiary is formed or acquired or such longer period as the Applicable Collateral Agent shall agree, cause the Collateral Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Pledgor, subject to paragraph (f) below.

(e) If any additional Foreign Subsidiary of the Issuer is formed or acquired after the Issue Date (with any Subsidiary redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary, within five Business Days after the date such Foreign Subsidiary is formed or acquired, notify the Collateral Agent and the Holders thereof and, within 20 Business Days after the date such Foreign Subsidiary is formed or acquired (or such longer period as the Credit Agreement Agent shall agree), cause the Collateral Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Pledgor, subject to paragraph (f) below.

(f) The Collateral Requirement and the other provisions of this Section 3.06 need not be satisfied with respect to (i) any interests in Real Property held by the Issuer or any of its Subsidiaries as a lessee under a lease or that has an individual fair market value in an amount less than $5.0 million, (ii) any vehicle subject to a certificate of title, (iii) cash and deposit accounts (except to the extent constituting identifiable proceeds of Collateral), (iv) any Equity Interests (other than in the case of any person which is a Restricted Subsidiary, Equity Interests in such person issued or acquired after such person became a Restricted Subsidiary) if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) with respect to contractual obligations applicable to Equity Interests acquired after May 29, 2007, such obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such assets, (v) any other assets to the extent that, and for so long as, taking such actions would violate applicable law or an enforceable contractual obligation binding on such assets; provided, in the case of contractual obligations applicable to assets acquired after May 29, 2007, that such contractual obligation existed at the time of acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted under Section 4.09(b)(iv) of the Indenture that is secured by a Permitted Lien or (vi) assets covered by a certificate of title or ownership title to the extent that a Lien therein cannot be perfected by the filing of a UCC financing statement in the jurisdiction of organization of the Issuer or the applicable Pledgor.

ARTICLE IV

REMEDIES

Section 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default and subject to the Intercreditor Agreements, each Pledgor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 4.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Indenture Secured Party may bid for or purchase in cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Indenture Secured Party from any Pledgor as a credit against the purchase price, and may make payment on account thereof by using any claim then due and payable to such Indenture Secured Party from any Pledgor as a credit against the purchase price, and such Indenture Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 4.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Notes Obligations have been Discharged. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 4.02. Application of Proceeds. Subject to the Intecreditor Agreements, the Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows: FIRST, to the payment of all costs and expenses and indemnification obligations incurred by the Collateral Agent or the Trustee in connection with such collection or sale or otherwise in connection with this Agreement, any other Noteholder Documents or any of the Notes Obligations, including, without limitation, all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Trustee hereunder or under any other Noteholder Document on behalf of any Pledgor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Noteholder Document, and all other fees, indemnities and other amounts owing or reimbursable to the Collateral Agent or the Trustee under any Noteholder Document in its capacity as such; SECOND, to the payment in full of the Notes Obligations (the amounts so applied to be distributed among the Indenture Secured Parties pro rata in accordance with the respective amounts of the Notes Obligations owed to them on the date of any such distribution); and THIRD, to the Issuer, its successors or assigns or as a court of competent jurisdiction may otherwise direct.

Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

If, after receipt of any payment which is applied to the payment of all or any part of any Notes Obligations, the Collateral Agent, Trustee or any Holder is for any reason compelled to surrender such payment or proceeds to any person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the Notes Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Collateral Agent, Trustee or Holder and the Issuer shall be liable to pay to such Collateral Agent, Trustee and the Holders, and shall indemnify the Collateral Agent, Trustee and the Holders and holds the Collateral Agent, Trustee and the Holders harmless for the amount of such payment or proceeds surrendered. The provisions of this paragraph shall be and remain effective notwithstanding any contrary action which may have been taken by the Collateral Agent, Trustee or any Holder in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Collateral Agent’s, Trustee’s and the Holders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this paragraph shall survive the termination of this Agreement.

Section 4.03. Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE V

MISCELLANEOUS

Section 5.01. Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Pledgor shall be given to it in care of the Issuer, with such notice to be given as provided in Section 13.02 of the Indenture.

Section 5.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Noteholder Document, any agreement with respect to any of the Notes Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Notes Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Noteholder Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Notes Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Notes Obligations or this Agreement (other than a defense of payment or performance).

Section 5.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 5.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral

Agent and the other Indenture Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other parry hereunder.

Section 5.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent. The Collateral Agent hereunder shall at all times be the same person that is the Collateral Agent under the Indenture. Written notice of resignation by the Collateral Agent pursuant to the Indenture shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the Collateral Agent under the Indenture by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.

Section 5.06. Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 7.07 of the Indenture.

(b) Without limitation of its indemnification obligations under the other Noteholder Documents, each Pledgor jointly and severally agrees to indemnify the Collateral Agent, the Trustee, the Holders, each of their respective Affiliates and each of their respective directors, trustees, officers, employees, agents and advisors (each such Person being called an “Indemnitee”) and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Noteholder Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the transactions contemplated by the Indenture and hereby, (ii) the use of proceeds of the Notes or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Notes Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Noteholder Document, the consummation of the transactions contemplated hereby, the repayment of any of the Notes Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Noteholder Document, or any investigation made by or on behalf of the Collateral Agent or any other Indenture Secured Party. All amounts due under this Section 5.06 shall be payable on written demand therefor. All obligations of each Pledgor under this Section 5.06 shall survive termination of this Agreement.

Section 5.07. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Subject to the Intercreditor Agreements, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Indenture Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 5.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.09. Waivers Amendment.

(a) No failure or delay by the Collateral Agent or any Holder in exercising any right, power or remedy hereunder or under any other Noteholder Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and the Holders hereunder and under the other Noteholder Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with the Indenture and the Intercreditor Agreements.

Section 5.10. WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTEHOLDER DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

Section 5.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Noteholder Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission or electronic mail shall be as effective as delivery of a manually signed original.

Section 5.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.14. Jurisdiction; Consent to Service of Process.

(a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Noteholder Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Holder may otherwise have to bring any action or proceeding relating to this Agreement or any other Noteholder Document against any Pledgor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Noteholder Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 5.15. Termination or Release.

(a) Subject to the terms of the Intercreditor Agreements, this Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Notes Obligations (other than contingent or unliquidated obligations or liabilities not then due) have been Discharged.

(b) Subject to the terms of the Intercreditor Agreements, a Pledgor (other than the Issuer) shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Pledgor shall be automatically released upon the consummation of any transaction permitted by the Indenture as a result of which such Pledgor ceases to be a Restricted Subsidiary of the Issuer or otherwise ceases to be a Guarantor; provided, that such portion of the Holders as shall be required by the terms of the Indenture to have consented to such transaction (to the extent such consent is required by the Indenture) shall have consented thereto and the terms of such consent did not provide otherwise.

(c) Subject to the terms of the Intercreditor Agreements, upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Indenture to any person that is not a Pledgor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to the Indenture, the security interest in such Collateral shall be automatically released.

(d) Upon the transfer by any Pledgor of Equity Interests in a “first tier” Foreign Subsidiary or “first tier” Qualified CFC Holding Company to a “first tier” Foreign Subsidiary or “first tier” Qualified CFC Holding Company in a transaction permitted under the Indenture and subject to the terms of the Intercreditor Agreement, the pledge of Equity Interests so transferred shall be automatically released.

(e) At any time the ABL Intercreditor Agreement is in effect, upon the release of any ABL Priority Collateral securing the ABL Obligations (including all commitments and letters of credit thereunder) in a sale or other disposition, permitted by the ABL Credit Agreement and the Indenture, the Security Interest and all other security interests granted hereby on such released property or assets shall be automatically released; provided, however, that if the Issuer or any Pledgor subsequently incurs ABL Obligations that are secured by liens on property or assets of the Issuer or any Pledgor of the type constituting the ABL Priority Collateral, then the Issuer and its Restricted Subsidiaries shall reinstitute the Security Interest and any other security interests granted hereby, which, in the case of any subsequent ABL Obligations will be second-priority Liens on the ABL Priority Collateral securing such ABL Obligations to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such ABL Obligations, with the second-priority Lien held by either the administrative agent, collateral agent or other representative for such ABL Obligations or by a collateral agent or other representative designated by the Issuer to hold the second-priority Liens for the benefit of the Holders of the Notes and subject to an intercreditor agreement providing such administrative agent or collateral agent substantially the same rights and powers afforded under the ABL Intercreditor Agreement.

(f) The Security Interest and all other security interests granted hereby will also be released, in whole or in part, as provided in Article VIII of the Indenture.

(g) In connection with any termination or release pursuant to paragraphs (a) through (f) of this Section 5.15, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements) and will duly assign and transfer to such Pledgor such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided that the Collateral Agent shall not be required to take any action under this Section 5.15(g) unless such Pledgor shall have delivered to the Collateral Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral, and (ii) a certificate of a Responsible Officer of the Issuer or such Pledgor certifying that the transaction giving rise to such termination or release is permitted by the Indenture and was consummated in compliance with the Noteholder Documents. Any execution and delivery of documents pursuant to this Section 5.15 shall be without recourse to or warranty by the Collateral Agent.

Section 5.16. Additional Subsidiaries. Upon execution and delivery by the Collateral Agent and any Subsidiary that is required to become a party hereto by Section 3.06 hereof of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

ARTICLE VI

INTERCREDITOR AGREEMENT

Section 6.01. Intercreditor Agreements Control. Notwithstanding anything herein to the contrary, the lien and security interests granted to the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of the Intercreditor Agreements and this Agreement, the terms of the Intercreditor Agreements shall govern and control; provided that in the event of a conflict between (a) the ABL Intercreditor Agreement and the Second Lien Intercreditor Agreement, the ABL Intercreditor Agreement shall control as between the holders of the ABL Obligations and the First Lien Obligations thereunder and (b) the First Lien Intercreditor Agreement and the other Intercreditor Agreements, the First Lien Intercreditor Agreement shall control as between the holders of the First Lien Obligation thereunder and holders of indebtedness governed by the other Intercreditor Agreements.

Section 6.02. Discharge. Notwithstanding anything herein to the contrary, for so long as a Discharge of Credit Agreement Obligations or a Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement), as applicable, shall not have occurred and the First Lien Intercreditor Agreement or the ABL Intercreditor Agreement, as applicable, shall require the delivery of possession and control to the Applicable Collateral Agent of Collateral, any covenant hereunder requiring (or any representation or warranty hereunder to the extent that it would have the effect of requiring) the delivery of possession and control to the Collateral Agent of Collateral shall be deemed to have been satisfied (or, in the case of any representation and warranty, shall be deemed to be true) if, prior to the Discharge (as defined in the First Lien Intercreditor Agreement) or a Discharge of ABL Obligations as defined in the

ABL Intercreditor Agreement), as applicable, such possession or control shall have been delivered to the Applicable Collateral Agent, as provided in the First Lien Intercreditor Agreement or the ABL Intercreditor Agreement, as applicable.

ARTICLE VII

THE COLLATERAL AGENT

The Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Collateral Agent is required to exercise as directed in writing by the Trustee; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability, or for which it is not indemnified to its satisfaction, or that is contrary to this Agreement, applicable law;

(c) shall not be liable for any action taken or not taken by it (1) with the consent or at the request of any Indenture Secured Party or (2) in the absence of its own gross negligence or willful misconduct or (3) in reliance on a certificate of an authorized officer of the Issuer stating that such action is permitted by the terms of this Agreement;

(d) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Interest, (5) the value or the sufficiency of any Collateral or (6) the satisfaction of any condition set forth in any agreement, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

In addition:

(a) The duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement and the Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement. The Collateral Agent shall be under no liability to any party hereto by reason of any failure on the part of any other party hereto or any maker, guarantor, endorser or other signatory of any document or any other Person to perform such Person’s obligations under any such document.

(b) The Collateral Agent shall not be responsible in any manner for the validity, enforceability or sufficiency of this Agreement, the Security Interest or any Collateral delivered to it, or for the value or collectability of any Obligations or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Collateral Agent. The Collateral Agent shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of the Issuer to all or any of the assets whether such defect or failure was known to the Collateral Agent or might have been discovered upon examination or inquiry and whether capable of remedy or not.

(c) The Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other document pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other document pertaining to this matter.

(d) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith.

(e) The Collateral Agent may seek the advice, at the expense of the Issuer, of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder or under any document or applicable law, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or written opinion of such counsel.

(f) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, approval or other paper or document.

(g) In no event shall the Collateral Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such loss or damage was foreseeable or it has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

(i) The Collateral Agent shall be entitled to seek written directions from the Trustee prior to taking any action under this Agreement, or any Collateral instrument or any of the other Noteholder Documents.

(j) The Collateral Agent shall have no responsibility for or liability with respect to monitoring compliance of any other party to this Agreement or any other document related hereto or thereto. The Collateral Agent has no duty to monitor the value or rating of any Collateral on an ongoing basis.

(k) No provision of this Agreement shall require the Collateral Agent to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder unless it is indemnified to its satisfaction and the Collateral Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it.

(l) Whenever in the administration of this Agreement the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon instructions from the Trustee.

(m) The Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, investment banker, appraiser or other expert or adviser, whether retained or employed by the Trustee or by the Collateral Agent.

(n) The Collateral Agent may employ or retain such counsel, accountants, sub-agent, agent or attorney-in-fact, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for the actions of any parties it appoints with due care.

(o) The Collateral Agent may request that the Issuer or other parties deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement.

(p) Money held by the Collateral Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

(q) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. All such duties shall be the duty of the Issuer. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

(r) The Collateral Agent shall have no duty to ascertain or inquire as to or monitor the performance or observance of any of the terms of the Indenture, this Agreement, the other Noteholder Documents or documents by any other Person.

(s) The Issuer shall defend, indemnify, and hold harmless the Collateral Agent (which for purposes of this paragraph (s) shall be deemed to include its officers, directors, employees and agents) from and against any claims, demands, penalties, fines, liabilities, settlements, damages or reasonable costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of the following in respect of the Collateral: (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons or animals; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, reasonable attorney and consultant fees and expenses, reasonable investigation and laboratory fees, court costs, and reasonable litigation expenses, except, in each case, where such claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses arise solely from the gross negligence, bad faith or willful misconduct of the Collateral Agent as determined in a final, non-appealable order of a court of competent jurisdiction. For purposes of this paragraph, “Hazardous Materials” includes radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances defined in the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities Holdings may have to the Collateral Agent at common law, and shall survive the termination of this Agreement, and the resignation or removal of the Trustee.

(t) The Collateral Agent reserves the right to conduct an environmental audit prior to foreclosing on any real estate Collateral or mortgage Collateral. The Collateral Agent reserves the right to forebear from foreclosing in its own name if to do so may expose it to undue risk.

(u) Upon any payment or distribution of assets hereunder, the Collateral Agent, and the Indenture Secured Parties shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which an Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution in the Insolvency or Liquidation Proceeding, delivered to the Collateral Agent, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

(v) In the event that, following a foreclosure in respect of any mortgaged Real Property, the Collateral Agent acquires title to any portion of such mortgaged Real Property or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

(w) The rights and protections of the Collateral Agent set forth herein shall also be applicable to the Collateral Agent in its roles as mortgagee, beneficiary, pledgee or any of its other roles (including as Collateral Agent) under any documents related to the Collateral.

(x) Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of any Noteholder Document or any Collateral except as expressly set forth herein or therein.

(y) The Collateral Agent may resign at any time by giving written notice thereof to the Issuer and the Trustee; provided that no such resignation shall take effect until a successor Collateral Agent has been appointed and has agreed to act as such under this Agreement. Upon any such resignation, the Issuer shall promptly (and no later than within 30 days) appoint a successor to the Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations. After any retiring Collateral Agent’s resignation as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent. If the Issuer fails to appoint a successor Collateral Agent within 30 days, the Collateral Agent may petition a court of competent jurisdiction to do so.

(z) The Collateral Agent may act through its agents and attorneys and shall not be liable for the acts or omissions of any such agent or attorney appointed with due care by it hereunder.

(aa) No failure to exercise nor any delay in exercising on the part of the Collateral Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise or any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law.

[Signature Page Follows]

CLAIRE’S INC.

By:
Name:
Title:

CLAIRE’S STORES, INC.

By:
Name:
Title:

CLAIRE’S BOUTIQUES, INC.
CLAIRE’S PUERTO RICO CORP.
CBI DISTRIBUTING CORP.
CLAIRE’S CANADA CORP.
BMS DISTRIBUTING CORP.

By:
Name:
Title:

CSI CANADA CORP.

By:
Name:
Title:

[Collateral Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:
Name:
Title:

[Collateral Agreement]

ACKNOWLEDGEMENT AND CONSENT

[            ], 2012

The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement dated as of [            ], 2012 (the “Agreement”), made by the Pledgors parties thereto for the benefit of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Indenture Secured Parties as follows:

The undersigned acknowledges that its Equity Interests (as defined in the Agreement) have been pledged pursuant to the terms of the Agreement and will comply with all actions that may be required of it pursuant to Section 2.05 and 2.04(b) of the Agreement.

[Signature on the following page]

[Acknowledgement and Consent]

IN WITNESS WHEREOF, the undersigned has duly executed this acknowledgement and consent as of the first date written above.

CLAIRE’S STORES CANADA CORP.

By:
Name:
Title:

Address for Notices:

Fax:

[Acknowledgement and Consent]

Schedule I

to Collateral Agreement

SUBSIDIARY LOAN PARTIES

1.	BMS Distributing Corp.

2.	CBI Distributing Corp.

3.	Claire’s Boutiques, Inc.

4.	Claire’s Canada Corp.

5.	Claire’s Puerto Rico Corp.

6.	CSI Canada LLC

Schedule II

to Collateral Agreement

PLEDGED SECURITIES

EQUITY INTERESTS

Name of Owner	Name of Issuer	Certificate Number	Class of Stock	Number of Shares or Other Interests
Claire’s Stores, Inc.	Claire’s Puerto Rico Corp.	001	Common	10
Claire’s Stores, Inc.	CBI Distributing Corp.	1	Common	100
Claire’s Boutiques, Inc.	CBI Distributing Corp.	2	Common	80
Claire’s Stores, Inc.	Claire’s Boutiques, Inc.	1	Common	100
Claire’s Stores, Inc.	Claire’s Canada Corp.	R-1	Common	100
Claire’s Stores, Inc.	Claire’s Canada Corp.	R-2	Common	1
Claire’s Canada Corp.	Claire’s Stores Canada Corp.	C-4	Common	6,500,065
Claire’s Canada Corp.	Claire’s Stores Canada Corp.	C-6	Common	3,250,000
CBI Distributing Corp.	BMS Distributing Corp.	01	Common	1,000
Claire’s Canada Corp.	CSI Canada LLC	1	Membership Interests	1 Membership Unit
Claire’s Stores, Inc.	Claire’s Swiss Holdings LLC	1	Membership Interests	65 Membership Interests

DEBT SECURITIES

Name of Issuer	Principal Amount	Date of Note	Maturity Date
Claire’s Stores Canada Corp.	$63,000,000 CAD	January 31, 2010	January 31, 2010

Schedule III

to Collateral Agreement

PATENTS, TRADEMARKS AND COPYRIGHTS

Trademark Registrations

Trademark Registrations

Trademark	Reg. No.	Owner	Classes	Status
IT’S AT CLAIRE’S	3,817,929	CBI Distributing Corp.	35	Registered
C Swirl	3,512,546	CBI Distributing Corp.	4, 14, 16, 20, 26	Registered
CLAIRE	2,813,344	CBI Distributing Corp.	28	Registered
CLAIRE’S	2,978,984	CBI Distributing Corp.	16	Registered
CLAIRE’S	2,967,212	CBI Distributing Corp.	20	Registered
CLAIRE’S	2,908,861	CBI Distributing Corp.	26	Registered
CLAIRE’S	3,190,840	CBI Distributing Corp.	21	Registered
CLAIRE’S	3,190,839	CBI Distributing Corp.	35	Registered
CLAIRE’S	2,925,470	CBI Distributing Corp.	25	Registered
CLAIRE’S	1,891,172	CBI Distributing Corp.	25	Registered
CLAIRE’S	2,919,171	CBI Distributing Corp.	21	Registered
CLAIRE’S	2,951,866	CBI Distributing Corp.	3	Registered
CLAIRE’S	2,908,858	CBI Distributing Corp.	11	Registered
CLAIRE’S	2,908,859	CBI Distributing Corp.	16	Registered
CLAIRE’S	2,996,103	CBI Distributing Corp.	14	Registered
CLAIRE’S	2,908,857	CBI Distributing Corp.	9	Registered
CLAIRE’S	2,900,024	CBI Distributing Corp.	24	Registered
CLAIRE’S	2,974,652	CBI Distributing Corp.	35	Registered
CLAIRE’S	1,890,335	CBI Distributing Corp.	42	Registered
CLAIRE’S	1,925,359	CBI Distributing Corp.	14	Registered
CLAIRE’S	3,319,826	CBI Distributing Corp.	3	Registered
CLAIRE’S	1,929,317	CBI Distributing Corp.	5	Registered
CLAIRE’S ACCESSORIES	1,946,557	CBI Distributing Corp.	42	Registered
CLAIRE’S ACCESSORIES	1,956,047	CBI Distributing Corp.	42	Registered
CLAIRE’S ACCESSORIES & Design	2,294,937	CBI Distributing Corp.	35	Registered
CLAIRE’S BOUTIQUES & Design	1,514,045	CBI Distributing Corp.	42	Registered
CLAIRE’S CLUB	2,908,867	CBI Distributing Corp.	20	Registered
CLAIRE’S CLUB	2,908,191	CBI Distributing Corp.	26	Registered
CLAIRE’S CLUB	2,908,868	CBI Distributing Corp.	25	Registered
CLAIRE’S CLUB	2,908,863	CBI Distributing Corp.	9	Registered
CLAIRE’S CLUB	2,908,862	CBI Distributing Corp.	3	Registered

CLAIRE’S CLUB	3,343,775	CBI Distributing Corp.	35	Registered
CLAIRE’S CLUB	2,908,866	CBI Distributing Corp.	18	Registered
CLAIRE’S CLUB	2,908,865	CBI Distributing Corp.	14	Registered
CLAIRE’S CLUB	2,992,613	CBI Distributing Corp.	21	Registered
CLAIRE’S ETC.	2,064,149	CBI Distributing Corp.	42	Registered
CLAIRE’S ETC.	2,065,959	CBI Distributing Corp.	42	Registered
CLAIRE’S (logo)	3,602,239	CBI Distributing Corp.	35	Registered
CLAIRE’S (stylized)	2,623,039	CBI Distributing Corp.	35	Registered
ICING	3,743,653	CBI Distributing Corp.	3, 9, 14, 18, 20, 25, 26, 35	Registered
ICING BY CLAIRE’S	3,050,863	CBI Distributing Corp.	35	Registered
ICING BY CLAIRE’S	3,475,495	CBI Distributing Corp.	14, 26	Registered
THE ICING	3,461,876	CBI Distributing Corp.	35	Registered
THE ICING	1,466,727	CBI Distributing Corp.	35	Registered
THE ICING ACCESSORIES & Design	2,234,841	CBI Distributing Corp.	35	Registered
SENSITIVE SOLUTIONS	1,951,435	CBI Distributing Corp.	14	Registered
WHERE GETTING READY IS HALF THE FUN	2,664,513	CBI Distributing Corp.	35	Registered
WHERE THROWING A PARTY IS ALL THE FUND	3,136,920	CBI Distributing Corp.	41	Registered
SECRET SANTA CIRCLE	4,005,371	CBI Distributing Corp.	35	Registered
CLAIRE’S GARDEN	2,745,298	CBI Distributing Corp.	4	Registered
CLAIRE’S GARDEN FILLED WAX CANDLE & Design	2,856,777	CBI Distributing Corp.	21	Registered

Schedule IV

to Collateral Agreement

FILING JURISDICTIONS

COLORADO:

1.	Claire’s Boutiques, Inc.

DELAWARE:

1.	BMS Distributing Corp.

2.	CBI Distributing Corp.

3.	Claire’s Canada Corp.

4.	Claire’s Puerto Rico Corp.

5.	CSI Canada LLC

FLORIDA:

1.	Claire’s Stores, Inc.

Schedule V

to Collateral Agreement

COMMERCIAL TORT CLAIMS

NONE.

Schedule VI

to Collateral Agreement

MATTERS RELATING TO ACCOUNTS AND INVENTORY

NONE.

Exhibit I

to Collateral Agreement

SUPPLEMENT NO.             dated as of             (this “Supplement”), to the Collateral Agreement dated as of [            ], 2012 (the “Collateral Agreement”), among CLAIRE’S STORES, INC., a Florida corporation (the “Issuer”), each Pledgor party thereto from time to time and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Indenture Secured Parties (as defined in the Collateral Agreement).

A. Reference is made to the Indenture dated as of February 28, 2012 (as supplemented by the Supplemental Indenture dated [            ], 2012 and as further amended, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto from time to time, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Collateral Agreement.

C. The Pledgors have entered into the Collateral Agreement pursuant to the Indenture. Section 5.16 of the Collateral Agreement provides that additional Subsidiaries may become Pledgors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Collateral Agreement to become a Pledgor under the Collateral Agreement as consideration for the Notes previously purchased.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Notes Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, for the ratable benefit of the Indenture Secured Parties, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Indenture Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Collateral Agent has executed a counterpart hereof.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary as of the date hereof, (b) set forth on Schedule II attached hereto is a true and correct schedule of all of the Patents, Trademarks and Copyrights of the New Subsidiary as of the date hereof, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Commercial Tort Claims of the New Subsidiary individually in excess of $5.0 million as of the date hereof and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

I-2

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Legal Name:

Jurisdiction of Formation:

Location of Chief Executive Office:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:
Name:
Title:

I-3

Schedule I

to Supplement No.              to the

Collateral Agreement

Pledged Securities of the New Subsidiary

EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule II

to Supplement No.              to the

Collateral Agreement

PATENTS, TRADEMARKS AND COPYRIGHTS

Schedule III

to Supplement No.              to the

Collateral Agreement

COMMERCIAL TORT CLAIMS

EXHIBIT G

FIRST LIEN TRADEMARK SECURITY AGREEMENT

FIRST LIEN TRADEMARK SECURITY AGREEMENT (as amended, restated, supplemented, waived or otherwise modified from time to time) (this “Agreement”), dated as of [ ], 2012, between CBI Distributing Corp., a Delaware corporation (the “Grantor”), and The Bank of New York Mellon Trust Company, N.A., as collateral agent for the Indenture Secured Parties (as hereinafter defined) (in such capacity, the “Collateral Agent”).

Reference is made to (x) the Collateral Agreement dated [ ], 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Notes Security Agreement”) among Claire’s Stores, Inc., a Florida corporation (the “Issuer”), the other Pledgors (as defined below) party thereto from time to time, and the Collateral Agent, and (y) the Indenture dated as of February 28, 2012, among Claire’s Escrow II Corporation, a Delaware corporation (“Claire’s Escrow”), and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and Collateral Agent, as supplemented by the Supplemental Indenture dated [ ], 2012 among the Issuer, the Issuer’s Subsidiaries named therein and the Trustee and Collateral Agent (such agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”).

The Issuer and each other Pledgor (including the Grantor) will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the other Noteholder Documents and each is, therefor, willing to enter into this Agreement. This Agreement is given by the Grantor in favor of the Collateral Agent for the benefit of the Indenture Secured Parties to secure the payment and performance of all of the Notes Obligations.

Accordingly the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings specified in the Notes Security Agreement. The rules of construction specified in Section 1.02 of the Notes Security Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Notes Obligations, the Grantor, pursuant to the Notes Security Agreement, did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Indenture Secured Parties, a security interest in, all right, title or interest in or to any and all ofthe following assets and properties now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted

1

or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section l(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections l(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent to use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule I (the “Trademarks”);

(b) all goodwill associated with or symbolized by the Trademarks;

(c) all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

SECTION 3. Notes Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Notes Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Notes Security Agreement, the terms and provisions of which, including without limitation, all rights, privileges, protections, benefits, immunities and indemnities provided the Collateral Agent, are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Notes Security Agreement, the terms of the Notes Security Agreement shall govern.

SECTION 4. Choice of Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

2

IN WITNESS WHEREOF, the Grantor and the Indenture Secured Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

CBI DISTRIBUTING CORP.

By:
Name:
Title:

[First Lien Trademark Security Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:
Name:
Title:

[Trademark Security Agreement]

Schedule 1

Trademark Registrations

EXHIBIT H

[FORM OF] FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

[            ], 2012,

among

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Bank Collateral Agent under the Credit Agreement,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Indenture Agent under the Indenture,

EACH GRANTOR

and

each Additional Agent from time to time party hereto

Page
ARTICLE I

Definitions

SECTION 1.01. Construction; Certain Defined Terms	1

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Priority of Claims	7
SECTION 2.02. Actions With Respect to Shared Collateral; Prohibition on Contesting Liens	9
SECTION 2.03. No Interference; Payment Over; No New Liens	9
SECTION 2.04. Automatic Release of Liens; Amendments to Security Documents	10
SECTION 2.05. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings	11
SECTION 2.06. Reinstatement	11
SECTION 2.07. Insurance	12
SECTION 2.08. Refinancings	12
SECTION 2.09. Certain Cash Collateral	12
SECTION 2.10. Possessory Collateral Agent as Gratuitous Bailee for Perfection	12

ARTICLE III

Existence and Amounts of Liens and Obligations

ARTICLE IV

The Applicable Collateral Agent

SECTION 4.01. Appointment and Authority	13
SECTION 4.02. Rights as a Secured Party	14
SECTION 4.03. Exculpatory Provisions	14
SECTION 4.04. Reliance by Collateral Agents	16
SECTION 4.05. Delegation of Duties	16
SECTION 4.06. Non-Reliance on Collateral Agent and other Secured Parties	17
SECTION 4.07. Indemnity	17

ARTICLE V

Miscellaneous

SECTION 5.01. Notices	18
SECTION 5.02. Waivers; Amendment	18
SECTION 5.03. Parties in Interest	19
SECTION 5.04. Survival of Agreement	19
SECTION 5.05. Obligations Absolute	19
SECTION 5.06. Counterparts	20
SECTION 5.07. Severability	20

i

(continued)

Page
SECTION 5.08. Governing Law	20
SECTION 5.09. Submission To Jurisdiction Waivers	20
SECTION 5.10. WAIVER OF JURY TRIAL	21
SECTION 5.11. Headings	21
SECTION 5.12. Conflicts	21
SECTION 5.13. Provisions Solely to Define Relative Rights	21
SECTION 5.14. Collateral Agents.	21
SECTION 5.15. Integration	21

ANNEX A                 JOINDER

ii

FIRST LIEN INTERCREDITOR AGREEMENT, dated as of [            ], 2012 (as amended or supplemented from time to time, this “Agreement”), among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Bank Collateral Agent for the Credit Agreement Secured Parties (in each case, as defined below), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Agent for the Indenture Secured Parties (in each case, as defined below), each Grantor party hereto and each Additional Agent (as defined below) from time to time party hereto for the Additional Secured Parties (as defined below) of the Series with respect to which it is acting in such capacity.

RECITALS

WHEREAS, Claire’s Inc., a Delaware corporation (“Holdings”), Claire’s Stores, Inc., a Florida corporation (the “Company”), the Lenders party thereto from time to time, Credit Suisse AG, as administrative agent and collateral agent for the Lenders are party to a Credit Agreement, dated as of May 29, 2007, pursuant to which, among other things, the lenders party thereto have agreed, subject to the terms and conditions set forth therein and in the other Loan Documents (as defined therein), to make certain loans and financial accommodations to the Company.

WHEREAS, Claire’s Escrow II Corporation, a Delaware corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and collateral agent, are party to that certain Senior Secured First Lien Notes Indenture, dated as of February 28, 2012, as supplemented by that certain Senior Secured First Lien Notes Supplemental Indenture thereto, dated as of [            ], 2012, by and among the Company, the Guarantors thereunder, and the Indenture Agent (together, the “Indenture”), relating to the Company’s $400,000,000 of 9.00% Senior Secured First Lien Notes due 2019 (the “2019 Notes”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Indenture Agent (for itself and on behalf of the Indenture Secured Parties), and each Additional Agent (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement unless the context requires otherwise, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) It is the intention of the Secured Parties of each Series that the Additional Secured Parties with respect to any Series of Additional Obligations (and not the Secured Parties of any other Series) bear the risk of any determination by a court of competent jurisdiction that (w) any of the Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Obligations), (x) the security interest of such Series of Obligations in any of the Collateral securing any other Series is not enforceable, (y) any intervening security interest exists securing any other obligations (other than another Series of Obligations) on a basis ranking prior to the security interest of such Series of Obligations or (z) a Guarantee of such Series of Obligations is unenforceable (any such condition, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Additional Obligations, the results of such Impairment shall be borne solely by the holders of such Series, and the rights of the holders of such Series (including, without limitation, the right to receive distributions in respect of such Series pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series subject to such Impairment. Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), then, subject to Section 2.05(a), any reference to such Obligations or the documents governing such Obligations shall refer to such obligations or such documents as so modified.

(c) Any references herein to provisions of the Bankruptcy Code, and the use of concepts or terms that find meaning in connection therewith (e.g. “debtor-in-possession”) shall be deemed to refer as well to similar provisions, concepts or terms under any other Bankruptcy Law. Any references herein to a security interest being “perfected” shall be deemed to refer to perfection under the Uniform Commercial Code of any U.S. jurisdiction and to similar provisions, concepts or terms under the law of any other jurisdiction (it being understood that in jurisdictions where no such similar provisions, concepts or terms exist, the term “perfected” shall not be given any effect hereunder).

(d) Each Security Document is subject to the terms of this Agreement. In the event of a conflict between the terms of any Security Document and this Agreement, the terms of this Agreement will prevail.

(e) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the Indenture, as applicable, with the Credit Agreement controlling, in the event of discrepancies. As used in this Agreement, the following terms have the meanings specified below:

“Additional Agent” means the collateral agent and the administrative agent and/or trustee (as applicable) under any Additional Agreement, in each case, together with its successors in such capacity.

“Additional Agreement” shall mean any indenture, credit agreement or other agreement, document or instrument, if any, pursuant to which any Grantor has or will incur, or evidencing the incurrence by any Grantor of, Additional Obligations; provided that, in each case, the Indebtedness and other obligations thereunder have been designated as Additional Obligations pursuant to and in accordance with Section 5.02(c).

“Additional Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Additional Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any Insolvency or Liquidation Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency or Liquidation Proceeding, in each case, that have been designated as Additional Obligations pursuant to and in accordance with Section 5.02(c) but shall not include the Credit Agreement Obligations or the Indenture Obligations.

“Additional Secured Party” means the holders of any Additional Obligations and any Additional Agent with respect thereto.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Cut-Off Date (and for these purposes, the Cut-Off Date shall be deemed to have not yet occurred at any time that it has been stayed, deemed not to have occurred or rescinded pursuant to the proviso in the definition thereof), the Bank Collateral Agent and (ii) from and after the time referred to in clause (i), the Major Non-Controlling Collateral Agent.

“Bank Collateral Agent” means Credit Suisse AG, in its capacity as Collateral Agent (as defined in the Credit Agreement) together with its successors in such capacity.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign bankruptcy, insolvency, receivership or similar law, including laws for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure one or more Series of Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Bank Collateral Agent, (ii) in the case of the Indenture Obligations, the Indenture Agent, and (iii) in the case of any Series of Additional Obligations or Additional Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder.

“Company” shall have the meaning assigned to such term in the recitals to this Agreement.

“Controlling Secured Parties” means the Series of Secured Parties whose Collateral Agent is the Applicable Collateral Agent.

“Credit Agreement” means that certain Credit Agreement, dated as of May 29, 2007, among Holdings, the Company, the lenders and other parties thereto from time to time, Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as administrative agent for the lenders, and the other parties thereto, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement or the definition designated by the Company as being its equivalent in any Subsequent Credit Agreement.

“Credit Documents” means (i) the “Loan Documents” as defined in the Credit Agreement, (ii) the Indenture, the Notes and the “Security Documents” (as defined in the Indenture) and (iii) any corresponding term(s) in any Additional Agreement. For the avoidance of doubt, the Credit Documents for any Series shall be deemed to include all Security Documents securing such Series.

“Cut-Off Date” means, with respect to any Major Non-Controlling Collateral Agent, the date which is at least 90 days (throughout which 90 day period such Person was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default (under and as defined in the Credit Documents under which such Major Non-Controlling Collateral Agent is the Collateral Agent) and (ii) the Applicable Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Major Non-Controlling Collateral Agent certifying that (x) such an Event of Default has occurred and is continuing and (y) the Obligations of the Series with respect to which such Major Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Credit Document; provided the Cut-Off Date shall be stayed and shall not occur and shall be deemed not to have occurred and be rescinded (1) at any time the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral or (2) at any time any Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Series of Obligations, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under such Series, (b) payment in full of all other Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid in connection with such Series, (c) cancellation of or the entry into arrangements satisfactory to the relevant Collateral Agent with respect to all letters of credit issued and outstanding under such Series, if any, and (d) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the such Series, if any.

“Event of Default” means any Event of Default under and as defined in the Credit Agreement, the Indenture or an Additional Agreement, as the context requires, provided that any notice, lapse of time or other condition precedent to the occurrence of such Event of Default in the relevant instrument shall have been satisfied.

“Grantors” means Holdings, the Company and any other Person that has granted a security interest pursuant to any Security Document to secure any Series of Obligations.

“Guarantee” means any guarantee of the Credit Agreement Obligations, the Indenture Obligations or any Additional Obligations provided under or pursuant to any Credit Document.

“Guarantor” means Holdings and any other Person that has provided a Guarantee.

“Holdings” shall have the meaning assigned to such term in the recitals to this Agreement.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Indenture” means that certain Indenture dated as of February 28, 2012, among the Company, certain subsidiaries of the Company and the Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and collateral agent, as such Indenture may be modified, amended or supplemented from time to time.

“Indenture Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as Collateral Agent (as defined in the Indenture) and Trustee (as defined in the Indenture) under the Indenture, in each case, together with its successors in such capacity.

“Indenture Obligations” means the “Notes Obligations” as defined in the Notes Security Agreement.

“Indenture Secured Parties” means the “Indenture Secured Parties” as defined in the Notes Security Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Grantor, or of a substantial part of the property or assets of any Grantor, under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor or (iii) the winding up or liquidation of any Grantor; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(2) any Grantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (1) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(b).

“Joinder” means the document required to be delivered by a Collateral Agent to the Applicable Collateral Agent pursuant to (i) clause (ii) of Section 5.02(c) in order to create a Series of Additional Obligations or (ii) Section 2.08.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or other), pledge, charge, hypothecation, assignment, security interest, deposit arrangement or similar encumbrance or any preference, priority or other security agreement or preferential arrangement of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Major Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, the Collateral Agent (other than the Bank Collateral Agent at such time) of the Series of First Lien Obligations that constitutes the then largest outstanding principal amount of any outstanding Series of First Lien Obligations (excluding the Series of Credit Agreement Obligations) with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, each Collateral Agent that is not the Applicable Collateral Agent.

“Notes Security Agreement” means that certain Collateral Agreement dated as of [            ], 2012, among the Company, certain subsidiaries of the Company and the Notes Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means the Credit Agreement Obligations, the Indenture Obligations and each Series of Additional Obligations.

“Party” means a party to this Agreement. The term “Parties” means any of them.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code as in effect in any U.S. jurisdiction or the law of any non-U.S. jurisdiction. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of the Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement or instrument. “Refinanced” and “Refinancing” have correlative meanings.

“Responsible Officer” of any person shall mean any executive officer or the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller (or the equivalents in the relevant jurisdictions) of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Secured Parties” means the Credit Agreement Secured Parties, the Indenture Secured Parties and the Additional Secured Parties with respect to each Series of Additional Obligations.

“Second Lien Intercreditor Agreement” means the Intercreditor Agreement dated March 4, 2011 among Holdings, the Company, the Credit Agreement Collateral Agent and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent under the Second Priority Senior Secured Notes Indenture referenced therein, and any other intercreditor agreement subordinating Liens to the Liens of the Security Documents.

“Security Documents” means each agreement, instrument or other document entered into in favor of any Collateral Agent, or any Collateral Agent and any other Secured Parties, for purposes of securing any Series of Obligations.

“Series” means (a) with respect to the Secured Parties, each of the Credit Agreement Secured Parties (in their capacities as such), the Indenture Secured Parties (in their capacity as such) and the Additional Secured Parties that become subject to this Agreement that are represented by a common Collateral Agent (in its capacity as such for the Additional Secured Parties), (b) with respect to any Obligations, each of the Credit Agreement Obligations, the Indenture Obligations and the Additional Obligations which pursuant to any Joinder, are to be represented by a common Collateral Agent (in its capacity as such for the Additional Secured Parties).

“Shared Collateral” means, at any time Collateral in which the holders of two or more Series of Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of fewer than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral, cash or other assets, as applicable, shall constitute Shared Collateral for those Series of Obligations that hold a valid and perfected security interest in such Collateral at such time, and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Priority of Claims. (a) Anything contained herein or in any of the Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing and the Applicable Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor or otherwise, or any Collateral Agent or any Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral (including the Second Lien Intercreditor Agreement), then the proceeds of any sale, collection or other liquidation or disposition of any such Shared Collateral received by any Collateral Agent or any Secured Party and proceeds of any such distribution (all proceeds of any such sale, collection or other liquidation or disposition of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied in the following order:

(i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of this Agreement and any Credit Document or Security Document;

(ii) SECOND, subject to Section 1.01(b), to the extent Proceeds remain after the application pursuant to preceding clause (i), to the payment in full of the Obligations of each Series on a ratable basis in accordance with the amounts of such Obligations owed to them on the date of any such distribution and the terms of the applicable Credit Documents;

(iii) THIRD, after the Discharge of the Obligations of each Series, to the Person or Persons legally entitled thereto, as determined by the Applicable Collateral Agent (it being agreed that the Applicable Collateral Agent may rely on the advice of its counsel, or the directions of a court of competent jurisdiction, in making such determination and, in absence of any such court direction, may deem the Company to be such Person).

(b) Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Obligations but senior to the security interest of any other Series of Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Obligations with respect to which such Impairment exists.

(c) It is acknowledged that the Obligations of any Series may, subject to the limitations set forth in the then extant Credit Documents of each other Series, be Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of each Series.

(d) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code as in effect in any U.S. jurisdiction, or any other applicable law or the Credit Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each Secured Party hereby agrees that (i) the Liens securing each Series of Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the Secured Parties as provided herein.

(e) Calculations by the Collateral Agents and the other Secured Parties under this Agreement of amounts of Obligations outstanding shall be made using the Dollar Equivalent (as defined in the Credit Agreement) of all such amounts.

(f) If Proceeds with respect to any Shared Collateral are allocated pursuant to Section 2.01(a)) to any Series of Secured Parties that lacked a valid and perfected security interest, or was subject to Impairment, with respect to such Shared Collateral (the “Second Series”), such payment shall be deemed to be only as between the Secured Parties hereunder, and shall not relate to, nor affect in any way, the Obligations owed to the Second Series by the Grantors, and the Series of Obligations of the Secured Parties that had a valid and perfected security interest in such Shared Collateral that was not subject to Impairment shall be subrogated to the rights of the Second Series to the extent of such Proceeds.

SECTION 2.02. Actions With Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Applicable Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) (ii) the Applicable Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Collateral Agent (or any other Secured Party other than the Controlling Secured Parties) and (iii) no Non-Controlling Collateral Agent or other Secured Party (other than the Controlling Secured Parties) shall, or shall instruct the Applicable Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other Secured Party may file a proof of claim or statement of interest with respect to the Obligations owed to the Secured Parties; (ii) any Collateral Agent or any other Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Applicable Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of the Liens provided in Section 2.04; and (iii) any Collateral Agent or any other Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of such Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens (but subject to Section 2.01(a)), the Applicable Collateral Agent may deal with the Shared Collateral as if the Applicable Collateral Agent had a senior and exclusive Lien on such Collateral. No other Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent or any other exercise by the Applicable Collateral Agent of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(b) Each Collateral Agent and the Series of Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

(c) Each of the Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this Agreement.

SECTION 2.03. No Interference; Payment Over; No New Liens. (a) Each Secured Party agrees that (i) it will not challenge or question, or support any other Person in challenging or questioning, in any proceeding the validity or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by, or other provisions of, this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Secured Party from challenging or questioning the validity or enforceability of any Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct any Collateral Agent or any other Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by any Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement), (iv) it will not institute any suit or assert in any Insolvency or Litigation Proceeding or other proceeding any claim against the Applicable Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and the Applicable Collateral Agent or other Secured Party shall not be liable for any action taken or omitted to be taken by such Applicable Collateral Agent or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other Secured Party to enforce this Agreement in accordance with its terms.

(b) Each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.

SECTION 2.04. Automatic Release of Liens; Amendments to Security Documents. (a) If, at any time, the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral, and in connection therewith takes action to release any Liens over such Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01. Each Collateral Agent agrees to promptly execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section 2.04(a).

(b) Each Secured Party agrees that if the Applicable Collateral Agent enters into any amendment to any Security Document relating to the Series of Obligations for which the Applicable Collateral Agent is acting, the Company may require each other Collateral Agent to enter into corresponding amendments to the Security Documents governing the Series of Obligations for which such Collateral Agent is acting so long as (w) the effect of such amendments are consistent with the effect to the Security Documents for the Series of Obligations for which the Applicable Collateral Agent is acting in all material respects, (y) the effect of such amendment is not to release or subordinate the Liens securing such Series of Obligations or otherwise adverse to the holders of such Series of Obligations in any material respect (except to the extent already permitted by the Credit Documents governing such Series of Obligations) and (z) the Company delivers a certificate of an executive officer of the Company to such Collateral Agent stating that the requirements of this sentence have been satisfied.

SECTION 2.05. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor or any of its subsidiaries. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of each Series of Obligations, then, to the extent the debt obligations distributed on account of each Series of Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any similar provision of foreign law or the use of cash collateral under Section 363 of the Bankruptcy Code or any similar provision of foreign law, each Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Collateral Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of Controlling Secured Parties, each other Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of the Controlling Secured Parties, each other Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of such Bankruptcy Case, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Secured Parties are granted adequate protection with respect to Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the Secured Parties of any Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any collateral securing such Series that is not Shared Collateral; and provided, further, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06. Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United States Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable to such Obligations until all such Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. As among the Secured Parties, following the occurrence of an Event of Default, the Applicable Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral solely to the extent the Secured Parties or holders of any Series of Obligations possess such right under the Credit Documents, and the Applicable Collateral Agent shall apply the proceeds received from any such adjustment, settlement or award in accordance with the provisions of Section 2.01.

SECTION 2.08. Refinancings. The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Credit Document) of any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof in compliance with Section 5.02(c). The Grantors and the Secured Parties agree to enter into any documents or take any other actions reasonably necessary to preserve the priorities provided for herein in light of, and after giving effect to, such Refinancing.

SECTION 2.09. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Credit Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the Administrative Agent (as defined in the Credit Agreement) pursuant to Section 2.05 of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

SECTION 2.10. Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) The Possessory Collateral shall be delivered to the Applicable Collateral Agent, and the Applicable Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party with a Lien over such Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.10); provided that at any time after the Discharge of Obligations of the Series for which the Applicable Collateral Agent is acting, the Applicable Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the Applicable Collateral Agent (after giving effect to the Discharge of such Obligations) together with any necessary endorsements reasonably requested by the Applicable Collateral Agent (or make such other arrangements as shall be reasonably requested by the Applicable Collateral Agent to allow the Applicable Collateral Agent to obtain control of such Possessory Collateral).

(b) Pending delivery to the Applicable Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.10.

(c) The duties or responsibilities of each Collateral Agent under this Section 2.10 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided that if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other person as a result of such determination.

ARTICLE IV

The Applicable Collateral Agent

SECTION 4.01. Appointment and Authority. (a) Each of the Secured Parties hereby irrevocably appoints and authorizes the Applicable Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Applicable Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Applicable Collateral Agent and any co-agents, sub-agents, delegates, receivers and attorneys-in-fact appointed by the Applicable Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Security Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV (as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Security Documents) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Applicable Collateral Agent to facilitate and effect actions taken or intended to be taken by the Applicable Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Applicable Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Applicable Collateral Agent for such purposes.

(b) Each Secured Party acknowledges and agrees that, subject to the express terms of this Agreement, the Applicable Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in any of the Security Documents, without regard to any rights to which the holders of the Secured Obligations would otherwise be entitled as a result of such Secured Obligations. Without limiting the foregoing, each Secured Party agrees that no Collateral Agent or other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to such Secured Party or any Series of Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Secured Party from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against any Collateral Agent for any other Series of Obligations or any other Secured Party of any other Series arising out of (i) any actions which any Collateral Agent or any Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or in connection with the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by any Collateral Agent or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, any Grantor or any of its subsidiaries, as debtor-in-possession, in each case, except as a result of a breach of this Agreement.

SECTION 4.02. Rights as a Secured Party. (a) The Person serving as the Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Applicable Collateral Agent and the term “Secured Party” or “Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Indenture Secured Party”, “Indenture Secured Parties”, “Additional Secured Party” or “Additional Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any subsidiary or other Affiliate thereof as if such Person were not the Applicable Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.

SECTION 4.03. Exculpatory Provisions. (a) No Collateral Agent shall have any duties or obligations under this Agreement except those expressly set forth herein. Without limiting the generality of the foregoing, each Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that such Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its affiliates that is communicated to or obtained by the entities serving as a Collateral Agent or any of its affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. Each Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Obligations unless and until notice describing such Event Default and referencing the applicable agreement is given to such Collateral Agent at the address provided in Section 5.01 by the Collateral Agent of such Obligations or a Grantor;

(v) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement (except for its representations and warranties set forth in Article V) or any Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (5) the value or the sufficiency of any Collateral for any Series of Obligations or (6) the satisfaction of any condition set forth in any Credit Document, other than to confirm receipt of items expressly required to be delivered to such Collateral Agent;

(vi) shall not be required to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in any of the Security Documents or in the exercise of any of its rights or powers hereunder or under any of the Security Documents unless it is indemnified to its satisfaction and the Collateral Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it;

(vii) need not segregate money held in trust hereunder from other funds except to the extent required by law. No Collateral Agent shall be under liability for interest on any money received by it hereunder except as otherwise agreed in writing; and

(viii) beyond the exercise of reasonable care in the custody thereof, no Collateral Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and no Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

(a) Upon any payment or distribution of assets hereunder, the Collateral Agents and the Secured Parties shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which an Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution in the Insolvency or Liquidation Proceeding, delivered to any Collateral Agent, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

(b) In the event that, following a foreclosure in respect of any Collateral, the Applicable Collateral Agent acquires title to any portion of such Collateral or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Applicable Collateral Agent’s sole discretion may cause the Applicable Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Applicable Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, the Applicable Collateral Agent reserves the right, instead of taking such action, to either resign as the Applicable Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

(c) The rights and protections of the Collateral Agents set forth herein shall also be applicable to each Collateral Agent in its roles as mortgagee, beneficiary, pledgee or any of its other roles (including as Collateral Agent) under the Security Documents.

SECTION 4.04. Reliance by Collateral Agents. Each Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Collateral Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Collateral Agent may consult with legal counsel (who may be counsel for the Company, a Collateral Agent or counsel of its choice), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05. Delegation of Duties.

Any Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents, delegates or attorneys-in-fact appointed by such Collateral Agent and shall not be responsible for acts or omissions of any such sub-agents, delegates or attorneys-in-fact appointed by it with due care. Any Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of any Collateral Agent and any such sub-agent.

It is the purpose of this Section that there shall be no violation of any law of any jurisdiction (including particularly the law of any sovereign state) denying or restricting the right of the Applicable Collateral Agent to transact business or bring legal proceedings in such jurisdiction. It is recognized that in case of litigation under this Agreement, and in particular in case of the enforcement thereof on default, or in the case the Applicable Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Applicable Collateral Agent or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Applicable Collateral Agent appoint an individual or institution as a collateral agent or agent. The following provisions of this Section are adopted to these ends.

In the event that the Applicable Collateral Agent appoints an additional individual or institution as a collateral agent or agent, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Agreement to be exercised by or vested in or conveyed to the Applicable Collateral Agent with respect thereto shall be exercisable by and vest in such separate collateral agent or agent but only to the extent necessary to enable such collateral agent or agent to exercise such powers, rights and remedies.

SECTION 4.06. Non-Reliance on Collateral Agent and other Secured Parties. Each Secured Party acknowledges that it has, independently and without reliance upon any Collateral Agent or any other Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Secured Party also acknowledges that it will, independently and without reliance upon any Collateral Agent or any other Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.07. Indemnity. The Company, failing which the other Grantors, shall reimburse the Applicable Collateral Agent (which, for purposes of this Section, shall include its officers, directors, employees, agents, delegates, counsel and any receiver appointed under this Agreement) upon request for all properly incurred, reasonable and documented out-of-pocket expenses incurred or made by it in connection with this Agreement. Such expenses shall include the properly incurred, reasonable and documented compensation and expenses, disbursements and advances of the Applicable Collateral Agent’s agents, delegates, counsel, accountants and experts and any receiver appointed by the Applicable Collateral Agent. The Grantors jointly and severally shall indemnify the Applicable Collateral Agent (which for purposes of this Section shall include its officers, directors, employees, agents delegates and counsel and any receiver appointed under this Agreement) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred, reasonable and documented attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of the Applicable Collateral Agent’s performance of its duties hereunder and under applicable law, including the costs and expenses of enforcing this Agreement and any Collateral hereunder and defending itself against or investigating any claim. The obligation to pay such amounts shall survive the payment in full or defeasance of the Obligations or the removal or resignation of any such Applicable Collateral Agent. The Applicable Collateral Agent shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve any Grantor of its indemnity obligations hereunder. The Company may defend the claim and such Applicable Collateral Agent shall provide reasonable cooperation in the defense. The Company or the other Grantors, as applicable, shall pay the properly incurred, reasonable and documented fees and expenses of one primary counsel (and, if reasonably necessary, one local counsel in each relevant jurisdiction) for the Applicable Collateral Agent. The Company and the other Grantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Applicable Collateral Agent through such Applicable Collateral Agent’s own willful misconduct or gross negligence. No provision of this Agreement require the Applicable Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction. The provisions of this Section 4.07 shall survive the termination of this Agreement or the resignation or removal of any Applicable Collateral Agent.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Applicable Collateral Agent herein by the Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Indenture Agent, to it at The Bank of New York Mellon Trust Company, N.A., [            ] (Fax No. [            ]);

(b) if to the Bank Collateral Agent, to it at Credit Suisse AG, Agency Manager, Eleven Madison Avenue, New York, NY 10010 (Fax No. (212) 322-2291);

(c) if to any Additional Agent, to it at the address set forth in the applicable Joinder; and

(d) if to any of the Grantors, to [            ] ( Fax No. [            ]).

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement or any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder) only pursuant to an agreement or agreements in writing entered into by each Collateral Agent. Notwithstanding the foregoing no provision of this Agreement may be terminated, waived, amended or modified without the prior written consent of the Company if such termination, waiver, amendment or modification would adversely affect any Grantor. Notwithstanding the foregoing, without the consent of any Secured Party or any other Collateral Agent, (i) the Collateral Agent for any Additional Obligations may become a party hereto in accordance with Section 5.02(c) and (ii) the Applicable Collateral Agent may effect amendments and modifications to this Agreement (which may be in the form of an amendment and restatement) to the extent the Applicable Collateral Agent reasonably deems necessary to incorporate Additional Obligations into this Agreement.

(c) So long as permitted by the Credit Documents then in effect, the Company may from time to time designate Indebtedness and other obligations as Additional Obligations hereunder by delivering to the Applicable Collateral Agent and each Collateral Agent (i) a certificate signed by a Responsible Officer of the Company (A) identifying the Indebtedness and other obligations so designated and the aggregate principal amount or face amount thereof, (B) stating that such Indebtedness and other obligations are designated as Additional Obligations for purposes hereof, (C) representing that such designation of such Indebtedness and other obligations as Additional Obligations complies with the terms of the Credit Documents then outstanding and that, after giving effect to the designation of such Additional Obligations, all Obligations will constitute “Senior Lender Claims” (as defined in the Second Lien Intercreditor Agreement, or words of similar import the Second Lien Intercreditor Agreement) and (D) specifying the name and address of the Collateral Agent for such Indebtedness and other obligations and (ii) a fully executed Joinder (substantially in the form attached as Annex A). Each Collateral Agent agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent identified in such Joinder shall act hereunder for the benefit of all Additional Secured Parties under such Joinder, and each Collateral Agent agrees to the appointment, and acceptance of the appointment, of the Applicable Collateral Agent as agent for the holders of such Additional Obligations as set forth in each Joinder and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Obligations Absolute. Except as otherwise provided herein, the Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Collateral Agent and the other Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Credit Document;

(b) any change in the time, place or manner of payment of, or in any other term of (including the Refinancing of), all or any portion of the Obligations, it being specifically acknowledged that a portion of the Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Obligations;

(d) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Credit Document;

(e) the securing of any Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Obligations; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement, other than discharge in full of such Obligations.

SECTION 5.06. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or e-mail shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.08. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 5.09. Submission To Jurisdiction Waivers. The Collateral Agent, on behalf of itself and the Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York in the borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) agrees that a final judgment in any such action or proceeding shall be conclusive and may be entered and enforced in other jurisdictions by suit on the judgment or in any other manner provided or permitted by law;

(c) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in Section 5.01 or at such other address of which the other parties hereto shall have been notified pursuant thereto;

(e) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.09 any special, exemplary, punitive or consequential damages.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Credit Documents or Security Documents, the provisions of this Agreement shall control.

SECTION 5.13. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.10 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.10 and Article V, which provision may be relied upon and enforced by the Company and each Guarantor). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.14. Collateral Agents. It is understood and agreed that (a) Credit Suisse AG, Cayman Islands Branch, is entering into this Agreement in its capacity as collateral agent under the Credit Agreement, and the provisions of Article VIII of the Credit Agreement applicable to Credit Suisse AG, Cayman Islands Branch, as collateral agent thereunder shall also apply to Credit Suisse AG, Cayman Islands Branch, as Bank Collateral Agent hereunder, and (b) The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement in its capacity as Trustee pursuant to the Indenture and Collateral Agent pursuant to the Notes Collateral Agreement and, as such is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided in the Indenture and the Notes Collateral Agreement.

SECTION 5.15. Integration. This Agreement together with the other Credit Documents and the Security Documents represents the entire agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents or the Security Documents.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Bank Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO

FIRST LIEN INTERCREDITOR AGREEMENT

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Agent

By:
Name:
Title:

SIGNATURE PAGE TO

FIRST LIEN INTERCREDITOR AGREEMENT

CLAIRE’S INC., as Holdings

By:
Name:
Title:

CLAIRE’S STORES INC., as the Company

By:
Name:
Title:

[ALL OTHER GRANTORS]

By:
Name:
Title:

SIGNATURE PAGE TO

FIRST LIEN INTERCREDITOR AGREEMENT

Annex A

To: Each Collateral Agent under the First Lien Intercreditor Agreement (in each case, as such terms are defined below)

JOINDER (this “Joinder”) dated as of [•], 201[•] to the First Lien Intercreditor Agreement, dated as of [            ], 2012 (as amended or supplemented from time to time, the “First Lien Intercreditor Agreement”), among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Bank Collateral Agent for the Credit Agreement Secured Parties (in each case, as defined below) THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Agent for the Indenture Secured Parties (in each case, as defined below), each Grantor party hereto and each Additional Agent (as defined below) from time to time party hereto for the Additional Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. The Bank Collateral Agent, the Indenture Agent, the Grantors from time to time party thereto and each Additional Agent from time to time party thereto have entered into the First Lien Intercreditor Agreement and pursuant to [Section 5.02(c) of the First Lien Intercreditor Agreement in order to create a Series of Additional Obligations] [Section 2.08 of the First Lien Intercreditor Agreement with respect to Refinancing indebtedness], the undersigned Additional Agent (the “New Agent”) is executing this Joinder as an Additional Agent on behalf of the Series of Secured Parties it represents [with respect to such Additional Obligations] [holding such Refinancing indebtedness] under the First Lien Intercreditor Agreement.

C. Pursuant to the terms of the First Lien Intercreditor Agreement, [the Grantors have entered into an Additional Agreement under which the Grantors have incurred Additional Obligations. [Describe material terms of Additional Obligations.]] [the Obligations of [describe Series] are being refinanced with Refinancing indebtedness. [Describe material terms of Refinancing indebtedness.]]

D. In consideration of the mutual agreements contained in the First Lien Intercreditor Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Agent, on behalf of the Series of Secured Parties it represents, hereby agrees as follows.

SECTION 1. In accordance with the First Lien Intercreditor Agreement, (a) the New Agent by its signature below becomes a Collateral Agent under, and the related [Series of Additional Obligations and Additional Secured Parties] [Series of Obligations with respect to the Refinancing indebtedness and Refinancing indebtedness Secured Parties] become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Collateral Agent, and (b) the New Agent, on its behalf and on behalf of such [Additional Secured Parties] [Refinancing indebtedness Secured Parties] hereby agree to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Collateral Agent thereunder. Each reference to a “Collateral Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Agent represents and warrants to each Collateral Agent and the Secured Parties that (a) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (b) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to general principles of equity and (c) the Credit Documents relating to such [Additional Obligations] [Refinancing indebtedness] provide that, upon the New Agent’s entry into this Joinder, the [holders] [lenders] of such [Additional Obligations] [Refinancing indebtedness] will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional Secured Parties.

SECTION 3. This Joinder shall become effective when the Applicable Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Agent. Delivery of an executed signature page to this Joinder by facsimile transmission or e-mail shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Joinder held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder and under the First Lien Intercreditor Agreement to the New Agent shall be given to it at its address set forth below, or to such other address as such New Agent may hereafter specify.

SECTION 8. The New Agent agrees to reimburse the Applicable Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the fees, other charges and disbursements of counsel for the Applicable Collateral Agent.

[Remainder of Page Intentionally Left Blank]

A-2

IN WITNESS WHEREOF, the New Agent has duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW AGENT,] as New Agent

By:
Name:
Title:

Address for Notices:

with a copy to:

SIGNATURE PAGE TO JOINDER TO

FIRST LIEN INTERCREDITOR AGREEMENT

EXHIBIT I

[FORM OF] ABL INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of [            ], and entered into by and between [            ], in its capacity as agent under the ABL Credit Agreement, including its successors and assigns from time to time (the “Initial ABL Agent”), and The Bank of New York Mellon Trust Company, N.A., not in its individual capacity but solely in its capacity as Trustee (in such capacity and including its successors and assigns from time to time, the “Trustee”) and collateral agent under the Indenture (in such capacity and including its successors and assigns from time to time, the “Notes Agent”) and each Additional First Lien Agent from time to time party hereto for the Additional Secured Parties of the Additional First Lien Obligations with respect to which it is acting in such capacity and is acknowledged by Claire’s Stores, Inc., a Florida corporation (the “Company”), and the subsidiaries of the Company listed on the signature pages hereof (together with any subsidiary that becomes a party hereto after the date hereof, each a “Company Subsidiary”, and, collectively, the “Company Subsidiaries”). Capitalized terms used in this Agreement have the meanings assigned to them in Article 1.

RECITALS

The Company, the Company Subsidiaries, the ABL Lenders, and the Initial ABL Agent have entered into that certain senior secured asset based revolving credit facility, dated as of [            ] (as amended, restated, supplemented, modified, replaced, or Refinanced from time to time, the “Initial ABL Credit Agreement”);

The Company has issued 9.00% senior secured first lien notes due 2019 in a principal amount of $400,000,000 (the “Initial Notes”) under an indenture, dated as of February 28, 2012 (as amended, restated, supplemented, modified, replaced, or Refinanced from time to time, the “Indenture”) among the Company, each Company Subsidiary, the Trustee and Notes Agent;

The Company may from time to time following the date hereof issue Additional First Lien Obligations to the extent permitted by the ABL Credit Agreement and the Indenture; and

In order to induce the ABL Agent and the ABL Lenders to consent to the incurrence of the Notes Obligations and any Additional First Lien Obligations by the Grantors and the Liens securing such Notes Obligations and any such Additional First Lien Obligations and in order to induce the Notes Agent and the Noteholders to consent to the Grantors incurring the ABL Obligations and granting the Liens to the ABL Agent, the ABL Agent, on behalf of the ABL Lenders, and the Notes Agent, on behalf of the Noteholders, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.

DEFINITIONS.

1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Agent” means the Initial ABL Agent and any successor or other agent under any ABL Credit Agreement.

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including, without limitation, the ABL Lenders and the ABL Agent under the ABL Credit Agreement and the Bank Product Providers.

“ABL Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any ABL Obligations.

“ABL Credit Agreement” means collectively, (a) the Initial ABL Credit Agreement and (b) any other credit agreement or credit agreements, one or more debt facilities, and/or commercial paper facilities, in each case, with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders), letters of credit, bankers’ acceptances, or other borrowings, that have been entered into or established to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part from time to time the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause or any Obligations outstanding thereunder, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Credit Agreement, or such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.

“ABL Default” means an [“Event of Default”] (as defined in the ABL Credit Agreement).

“ABL Lenders” means the [“Lenders”] under and as defined in the ABL Credit Agreement or any other Person which extends credit under the ABL Credit Agreement.

“ABL Loan Documents” means the ABL Credit Agreement and the [“Loan Documents”] (as defined in the ABL Credit Agreement), including any Bank Product Agreements, and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with the ABL Credit Agreement or any Bank Products, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“ABL Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any ABL Obligations or under which rights or remedies with respect to any such Liens are governed.

“ABL Obligations” means all Obligations outstanding under the ABL Credit Agreement and the other ABL Loan Documents, including any Bank Products. “ABL Obligations” shall include all interest, fees and expenses accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“ABL Priority Collateral” means all now-owned or hereafter acquired ABL Collateral that constitutes:

(a) all Accounts, other than Accounts which constitute identifiable Proceeds which arise from the sale, license, assignment or other disposition of Notes Priority Collateral;

(b) all Chattel Paper, other than Chattel Paper which constitutes identifiable Proceeds of Notes Priority Collateral;

(c) all (x) Deposit Accounts (other than the Notes Collateral Account and Notes Trust Monies) and money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein (other than the Notes Collateral Account and Notes Trust Monies), and (y) Securities Accounts and Security Entitlements and securities credited thereto (other than the Notes Collateral Account and Notes Trust Monies), and, in each case, all cash, checks and other property held therein or credited thereto, other than in each case identifiable Proceeds of Notes Priority Collateral;

(d) all Inventory;

(e) to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (a) through (d) of this definition, all Documents, General Intangibles (other than Equity Interests of Subsidiaries and Intellectual Property), Instruments (including promissory notes) and Commercial Tort Claims; provided that in no event shall any real estate, Equipment, Intellectual Property or Equity Interests of Subsidiaries constitute ABL Priority Collateral;

(f) to the extent relating to any of the items referred to in the preceding clauses (a) through (e) above, all Supporting Obligations and Letter of Credit Rights;

(g) all books and records relating to the items referred to in the preceding clauses (a) through (f) above (including all books, databases, customer lists, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (f)); and

(h) subject to Section 3.5, all Proceeds of any of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, Money, insurance proceeds, Instruments, Securities, Financial Assets and Deposit Accounts constituting Proceeds of the foregoing.

“ABL Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“ABL Standstill Period” has the meaning set forth in Section 3.2(a)(i).

“Access Period” means for each parcel of Mortgaged Premises, the period, after the commencement of an Enforcement Period by the ABL Agent, which begins on the earlier of (a) the day on which the ABL Agent provides the Notes Agent and each Additional First Lien Agent with the written notice of its election to request access pursuant to Section 3.3(b) and (b) the fifth Business Day after the Applicable First Lien Agent provides the ABL Agent with notice that the Applicable First Lien Agent (or its agent) has obtained possession or control of such parcel and ends on the earliest of (i) the 270th day after the date (the “Initial Access Date”) on which the ABL Agent, or its designee, initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, the ABL Priority Collateral located on such Mortgaged Premises plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to ABL Priority Collateral located on such Mortgaged Premises, and (ii) the termination of such Enforcement Period.

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Notes Agent, any Additional First Lien Agent and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.

“Accounts” means all now present and future “accounts” (as defined in Article 9 of the UCC).

“Additional First Lien Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional First Lien Obligations pursuant to any Additional First Lien Agreement.

“Additional First Lien Agreement” means the indenture, credit agreement or other agreement under which any Additional First Lien Obligations are incurred or any commitment to extend credit which would constitute Additional First Lien Obligations.

“Additional First Lien Claimholders” means, at any relevant time, the holders of Additional First Lien Obligations at that time.

“Additional First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Additional First Lien Obligations.

“Additional First Lien Default” means an “Event of Default” as defined in any Additional First Lien Agreement.

“Additional First Lien Documents” means each Additional First Lien Agreement, and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with such Additional First Lien Agreement, including any intercreditor or joinder agreement among holders of Additional First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Additional First Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Additional First LIen Obligations or under which rights or remedies with respect to any such Liens are governed.

“Additional First Lien Obligations” means Indebtedness of the Grantors issued following the date of this Agreement to the extent (a) such Indebtedness is permitted by the terms of the ABL Credit Agreement and the Indenture to be secured by Liens on the Collateral ranking pari passu with the Liens securing the Note Obligations, (b) the Grantors have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness, and (c) the Additional First Lien Agent, for the holders of such Indebtedness, has agreed to be bound by the terms of this Agreement applicable to them pursuant to a Joinder. “Additional First Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Additional First Lien Agreement, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Additional First Lien Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Additional First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agents” means the ABL Agent and the First Lien Agents.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Applicable First Lien Agent” means at any time with respect to any Collateral, the First Lien Agent of the Series of First Lien Obligations that constitutes the then largest outstanding principal amount of any outstanding Series of First Lien Obligations with respect to such Collateral.

“Bank Product Debt” means Indebtedness and other Obligations relating to Bank Products.

“Bank Product Agreements” means any agreement evidencing or governing any Bank Product or pursuant to which any Bank Product is issued.

“Bank Product Provider” shall mean any ABL Lender or Affiliate of an ABL Lender that provides any Bank Products to any Grantor.

“Bank Products” means [“Bank Products”] and [“Cash Management Services”] as each such term is defined in the ABL Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day that is a “Business Day” under both the Indenture and the ABL Credit Agreement.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and all rights, warrants or options exchangeable for or convertible into any of the items described in clauses (a) through (e) above; provided that with respect to the foregoing, Capital Stock shall exclude any debt securities convertible into Capital Stock, whether or not such debt securities include any right of vote or participation with Capital Stock.

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholder” means any Note Claimholder, ABL Claimholder or Additional First Lien Claimholder, as applicable.

“Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, which constitute ABL Collateral or First Lien Collateral.

“Commercial Tort Claims” means all present and future “commercial tort claims” (as defined in Article 9 of the UCC).

“Company” has the meaning assigned to that term in the Preamble to this Agreement.

“Company Subsidiary” has the meaning assigned to that term in the Preamble to this Agreement.

“Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of ABL Obligations” means:

(a) payment in full in cash of all ABL Obligations (other than contingent obligations or contingent indemnification obligations except as provided in clause (e) below and other than ABL Obligations constituting Bank Product Debt except as provided in clause (d) below);

(b) termination or expiration of all commitments, if any, to extend credit under the ABL Loan Documents;

(c) termination, cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent) or backstop of all letters of credit issued under the ABL Credit Agreement in compliance with the terms of the ABL Credit Agreement;

(d) the provision of credit support (which may include cash collateralization or support by a letter of credit therefor) for any ABL Obligations constituting Bank Product Debt (in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the providers of such Bank Product Debt); and

(e) the provision of credit support (which may include cash collateralization or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of ABL Obligations not yet due and payable but with respect to which a claim has been threatened or asserted under any ABL Loan Documents (in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the ABL Agent).

“Discharge of First Lien Obligations” means

(a) payment in full in cash of all First Lien Obligations (other than contingent obligations or contingent indemnification obligations), satisfaction and discharge of the Indenture and any Additional First Lien Agreement or legal or covenant defeasance of the Indenture and any Additional First Lien Agreement (other than obligations that expressly survive such satisfaction and discharge or legal or covenant defeasance);

(b) termination or expiration of all commitments, if any, to extend credit under the First Lien Documents;

(c) termination, cash collateralization (in an amount and manner reasonably satisfactory to the applicable First Lien Agent) or backstop of all letters of credit issued under the First Lien Documents in compliance with the terms of the First Lien Documents;

(d) the provision of credit support (which may include cash collateralization or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of First Lien Obligations not yet due and payable but with respect to which a claim has been threatened or asserted under any First Lien Documents (in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the applicable First Lien Agent).

“Disposition” means any sale, lease, exchange, transfer or other disposition of any Collateral.

“Documents” means all present and future “documents” (as defined in Article 9 of the UCC.

“Enforcement” means, collectively or individually for one or both of the ABL Agent and the Applicable First Lien Agent, when an ABL Default or First Lien Default, as applicable, has occurred and is continuing, to enforce or attempt to enforce any right or power to repossess, replevy, attach, garnish, levy upon, collect the Proceeds of, foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, or conduct any Going Out of Business Sale with respect to, any material amount of Collateral, whether by judicial enforcement of any of the rights and remedies under the ABL Loan Documents, the First Lien Documents and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other disposition, by set-off, by notification to account obligors of any Grantor, by any sale, lease, or other disposition implemented by any Grantor following an ABL Default or a First Lien Default, as applicable, in connection with which the ABL Agent or the Applicable First Lien Agent, as applicable, has agreed to release its Liens on the subject property, or otherwise, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, to the extent constituting ABL Priority Collateral, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the ABL Agent or any “cash dominion event” or mandatory prepayment event under the ABL Loan Documents), (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default on the existence of an over-advance, (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding, (vii) the consent by the ABL Agent to disposition by any Grantor of any of the ABL Priority Collateral, and (viii) the acceleration of the Notes Obligations, any Additional First Lien Obligations or the ABL Obligations.

“Enforcement Notice” means a written notice delivered, at a time when an ABL Default or First Lien Default has occurred and is continuing, by either the ABL Agent or the Applicable First Lien Agent to the other Agents announcing that an Enforcement Period has commenced, specifying the relevant ABL Default or First Lien Default, stating the current balance of the ABL Obligations, the Note Obligations or any Additional First Lien Obligations, as applicable, owing to the party giving such notice, and requesting the current balance of the ABL Obligations, Note Obligations or Additional First Lien Obligations, as applicable, owing to the noticed party.

“Enforcement Period” means the period of time following the receipt by either the ABL Agent or the Applicable First Lien Agent of an Enforcement Notice from the other until the earliest of (a) in the case of an Enforcement Period commenced by the Applicable First Lien Agent, the Discharge of First Lien Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, (c) the ABL Agent or the Applicable First Lien Agent (whichever initiated such Enforcement Period) agreeing in writing to terminate the Enforcement Period, or (d) the date on which the ABL Default or the First Lien Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the ABL Agent or the First Lien Agent, as applicable, or waived in writing.

“Equipment” means, as to each Grantor, all of such Grantor’s now owned and hereafter acquired equipment, as defined in Article 9 of the UCC.

“Financial Assets” means all present and future “financial assets” (as defined in Article 9 of the UCC).

“First Lien Agent” means (a) in the case of the Note Obligations, the Notes Agent, and (b) in the case of any Series of Additional First Lien Obligations or Additional First Lien Claimholders that become subject to this Agreement after the date hereof, the Additional First Lien Agent named for such Series in the applicable Joinder.

“First Lien Claimholders” means the Note Claimholders and the Additional First Lien Claimholders with respect to each Series of Additional First Lien Obligations.

“First Lien Collateral” means, collectively, the Note Collateral and any Additional First Lien Collateral.

“First Lien Controlling Claimholders” means the Series of First Lien Claimholders whose First Lien Agent is the Applicable First Lien Agent.

“First Lien Default” means a Note Default or any Additional First Lien Default.

“First Lien Documents” means, collectively, the Note Documents and any Additional First Lien Documents, and the First Lien Intercreditor Agreement.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement, dated as of [            ], 2012, among Credit Suisse AG, as representative for the Credit Agreement Secured Parties (as defined therein), the Trustee, as representative for the Indenture Secured Parties (as defined therein), each Grantor party hereto and each additional representative from time to time party hereto for the Additional Secured Parties (as defined therein), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“First Lien Obligations” means, collectively, the Note Obligations and any Additional First Lien Obligations.

“First Lien Security Documents” means, collectively, the Note Security Documents and any Additional First Lien Security Documents.

“General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC).

“Going Out of Business Sale” means, following the occurrence and during the continuance of any ABL Default, any sale or liquidation of the ABL Priority Collateral consented to by the ABL Agent for purposes of permitting the Grantors to obtain funds to permanently repay the ABL Obligations in whole or in part.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means the Company, each Company Subsidiary and each other Person that has or may from time to time hereafter execute and deliver an ABL Security Document, a Note Security Document or any Additional First Lien Security Document as a grantor of a security interest (or the equivalent thereof).

“Indebtedness” means and includes all Obligations that constitute “Debt,” “Indebtedness,” “Obligations,” “Liabilities” or any similar term within the meaning of the ABL Loan Documents, the Note Documents or any Additional First Lien Document, as applicable.

“Indenture” has the meaning assigned to that term in the Recitals to this Agreement.

“Initial ABL Credit Agreement” has the meaning assigned to that term in the Recitals.

“Initial Access Date” has the meaning assigned to that term in the definition of the term “Access Period.”

“Initial Notes” has the meaning assigned to that term in the Recitals.

“Initial Use Date” has the meaning assigned to that term in the definition of the term “Use Period.”

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, in each case, except as permitted under the ABL Credit Agreement, the Indenture and any Additional First Lien Agreement;

(c) any composition of liabilities or similar arrangement relating to any Grantor, whether or not under a court’s jurisdiction or supervision;

(d) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or

(e) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, all of the following in any jurisdiction throughout the world: (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof (“Patents”); (b) trademarks, service marks, trade names, trade dress, logos, internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof (“Trademarks”); (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof (“Copyrights”); (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.

“Inventory” means as to each Grantor, all of such Grantor’s now owned and hereafter existing or acquired “inventory”, as defined in Article 9 of the UCC.

“Investment Property” means all present and future “investment property” (as defined in Article 9 of the UCC), including, without limitation, all Capital Stock held by each of the Company and the Company Subsidiaries.

“Joinder” means the document required to be delivered by an Additional First Lien Agent to the ABL Agent and each First Lien Agent pursuant Section 8.3(b).

“Letter of Credit Rights” means all present and future “letter of credit rights” (as defined in Article 9 of the UCC).

“Lien” means any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement (including, without limitation, any conditional sale or other title retention agreement and any [Capital Lease] (as defined in the ABL Credit Agreement) having substantially the same economic effect as any of the foregoing).

“Money” means all present and future “money” (as defined in Article 9 of the UCC).

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Note Mortgage, any Additional First Lien Mortgage and/or an ABL Mortgage.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are inconsistent with the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Article II (including the Lien priorities of Section 2.1), the provisions of Article IV, or the provisions of Article VI, unless such Plan of Reorganization has been accepted by the voluntary required vote of each class of ABL Claimholders and First Lien Claimholders.

“Note Claimholders” means, at any relevant time, the holders of Note Obligations at that time, including the Noteholders, and the Notes Agent.

“Note Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Note Obligations.

“Note Default” means an “Event of Default” as defined in the Indenture.

“Note Documents” means the Indenture, the Notes, the Note Security Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any Note Obligations, including any intercreditor or joinder agreement among holders of Note Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Noteholders” means the “Holders” as defined in the Indenture.

“Note Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Note Obligations or under which rights or remedies with respect to any such Liens are governed.

“Note Obligations” means all Obligations outstanding under the Notes and the other Note Documents. “Note Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Note Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Note Security Agreement” means the Collateral Agreement, dated as of [            ], 2012, by and among the Company, the Company Subsidiaries, the Trustee and the Notes Agent, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Note Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Note Obligations or under which rights or remedies with respect to such Liens are governed, including the Note Security Agreement.

“Note Standstill Period” has the meaning set forth in Section 3.1(a)(i).

“Notes” means, collectively, (a) the Initial Notes or (b) any Additional Notes (as defined in the Indenture). Any reference to the Notes hereunder shall be deemed a reference to any Notes then in existence.

“Notes Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Notes Collateral Account” means any deposit account or securities account required to be established pursuant to the First Lien Documents for purposes of holding Notes Priority Collateral pending application as required under the First Lien Documents (it being understood that ABL Priority Collateral deposited in the Notes Collateral Account shall continue to be ABL Priority Collateral).

“Notes Priority Collateral” means all Collateral other than ABL Priority Collateral, including all real estate, Equipment, Intellectual Property and Equity Interests of Subsidiaries.

“Notes Trust Monies” means Notes Priority Collateral required pursuant to the First Lien Documents to be deposited into the Notes Collateral Account.

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts from time to time owing by any Grantor to any agent or trustee (including any Agent), the ABL Claimholders, the First Lien Claimholders or any of them or their respective Affiliates, arising from or in connection with the ABL Loan Documents, the First Lien Documents or Bank Products, whether for principal, interest or payments for early termination, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Grantors, including, without limitation, the [“Obligations”], as defined in the ABL Credit Agreement, and the “Obligations”, as defined in the Indenture, under the Notes and any Additional First Lien Agreement.

“Permitted Refinancing” means any Refinancing the governing documentation of which constitutes Permitted Refinancing Agreements.

“Permitted Refinancing Agreements” means, with respect to any of the ABL Credit Agreement, the Notes or any Additional First Lien Agreement, as applicable, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part the Obligations outstanding under the ABL Credit Agreement, the Notes or any Additional First Lien Agreement, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the ABL Credit Agreement, the Notes or any Additional First Lien Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Permitted Refinancing Agreement, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time and that would not be prohibited by Section 5.3(c) or Section 5.3(d), as applicable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Proceeds” means all “proceeds” (as defined in Article 9 of the UCC), including any payment or property received on account of any claim secured by Collateral in any Insolvency or Liquidation Proceeding.

“Records” means all present and future “records” (as defined in Article 9 of the UCC).

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Secured Parties” means the ABL Claimholders, the Note Claimholders and the Additional First Lien Claimholders.

“Security” means all present and future “Securities” (as defined in Article 9 of the UCC).

“Security Entitlements” means all present and future “security entitlements” (as defined in Article 9 of the UCC).

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Series” means (a) with respect to the First Lien Claimholders, each of the Notes Claimholders (in their capacity as such) and the Additional First Lien Claimholders that become subject to this Agreement that are represented by a common Additional First Lien Agent (in its capacity as such for the Additional First Lien Claimholders), and (b) with respect to any Obligations, the Note Obligations and the Additional First Lien Obligations which pursuant to any Joinder, are to be represented by a common Additional First Lien Agent (in its capacity as such for the Additional First Lien Claimholders).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Supporting Obligations” means all present and future “supporting obligations” (as defined in Article 9 of the UCC).

“UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agents’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Use Period” means, with respect to the Notes Priority Collateral, the period, after the commencement of an Enforcement Period by the ABL Agent, which begins on the earlier of (a) the day on which the ABL Agent provides each First Lien Agent with an Enforcement Notice and (b) the fifth Business Day after the Applicable First Lien Agent provides the ABL Agent with notice that the Applicable First Lien Agent (or its agent) has obtained possession or control of such Collateral and ends on the earliest of (i) the 270th day after the date (the “Initial Use Date”) on which the ABL Agent, or its designee, initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, such Notes Priority Collateral plus such number of days, if any, after the Initial Use Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to such Notes Priority Collateral and (ii) the termination of such Enforcement Period.

1.2. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections or Articles shall be construed to refer to Sections or Articles of this Agreement;

(e) all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of New York (unless otherwise specifically defined herein);

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(g) any reference herein to a Person in a particular capacity or capacities excludes such Person in any other capacity or individually;

(h) any reference herein to any law shall be construed to refer to such law as amended, modified, codified, replaced, or re-enacted, in whole or in part, and in effect on the pertinent date; and

(i) in the compilation of periods of time hereunder from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to, but not through or including.”

II.

LIEN PRIORITIES.

2.1. Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the First Lien Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding) and notwithstanding any provision of any UCC, or any other applicable law, or the ABL Loan Documents or the First Lien Documents, the ABL Agent, on behalf of the ABL Claimholders, the Notes Agent, on behalf of the Note Claimholders, and any Additional First Lien Agent, on behalf of any Additional Note Claimholders, hereby agree that:

(a) any Lien of the ABL Agent on the ABL Priority Collateral securing the ABL Obligations, whether such Lien is now or hereafter held by or on behalf of the ABL Agent or any other ABL Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any First Lien Obligations; and

(b) any Lien of the First Lien Agents on the Notes Priority Collateral securing the First Lien Obligations, whether such Lien is now or hereafter held by or on behalf of the First Lien Agents, any other First Lien Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Notes Priority Collateral securing any ABL Obligations.

2.2. Prohibition on Contesting Liens. Each of the Notes Agent, on behalf of each Note Claimholder, the ABL Agent, on behalf of each ABL Claimholder, and any Additional First Lien Agent, on behalf of each Additional First Lien Claimholders, consents to the granting of Liens in favor of the other to secure the ABL Obligations and the First Lien Obligations, as applicable, and agrees that no Claimholder will be entitled to, and it will not (and shall be deemed to have irrevocably, absolutely, and unconditionally waived any right to), contest (directly or indirectly) or support (directly or indirectly) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding): (a) the attachment, perfection, priority, validity or enforceability of any Lien in the Collateral held by or on behalf of any of the ABL Claimholders to secure the payment of the ABL Obligations or any of the First Lien Claimholders to secure the payment of the First Lien Obligations, (b) the priority, validity or enforceability of the ABL Obligations or the First Lien Obligations, including the allowability or priority of the First Lien Obligations or the ABL Obligations, as applicable, in any Insolvency or Liquidation Proceeding, or (c) the validity or enforceability of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Agent, on behalf of the ABL Claimholders, the Notes Agent, on behalf of the Note Claimholders, or any Additional First Lien Agent, on behalf of any Additional First Lien Claimholders, to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1, 3.2 and 6.1.

2.3. No New Liens. So long as neither the Discharge of ABL Obligations nor the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Company or any other Grantor, the parties hereto agree, subject to Article VI, that the Company shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property to secure any First Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations; or

(b) grant or permit any additional Liens on any asset or property to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations.

To the extent any additional Liens are granted on any asset or property (except as contemplated by Section 2.4) pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights or remedies available hereunder, the ABL Agent, on behalf of the ABL Claimholders, the Notes Agent, on behalf of Note Claimholders, and any Additional First Lien Agent, on behalf of any Additional First Lien Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4. Similar Liens and Agreements. The parties hereto agree that it is their intention that the ABL Collateral, the Note Collateral and any Additional First Lien Collateal be identical except as provided in Article VI and as otherwise provided herein. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the ABL Agent, the Notes Agent or any Additional First Lien Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral, the Note Collateral and any Additional First Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the First Lien Documents.

III.

EXERCISE OF REMEDIES; ENFORCEMENT.

3.1. Restrictions on the Notes Agent and the Note Claimholders.

(a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the First Lien Agents and the other First Lien Claimholders:

(i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the Note Standstill Period), any rights, powers, or remedies with respect to any ABL Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the First Lien Agents or any First Lien Claimholder is a party, (B) any right to undertake self-help re-possession or non-judicial disposition of any ABL Priority Collateral (including any partial or complete strict foreclosure), and/or (C) any right to institute, prosecute, or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including any action of foreclosure)); provided, however, that the Applicable First Lien Agent may exercise any or all of such rights, powers, or remedies after a period of at least 270 days has elapsed since the later of: (i) the date on which a First Lien Agent declared the existence of a First Lien Default, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all First Lien Obligations of such First Lien Agent, and demanded payment thereof and (ii) the date on which the ABL Agent received the Enforcement Notice from the Applicable First Lien Agent; provided, further, however, that neither the First Lien Agents nor any other First Lien Claimholder shall exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of such 270-day period, the ABL Agent or the other ABL Claimholders (A) shall have commenced, whether before or after the expiration of such 270-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of the ABL Collateral (prompt written notice of such exercise to be given to the Notes Agent and any Additional First Lien Agent), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (the period during which the First Lien Agents and the other First Lien Claimholders may not pursuant to this Section 3.1(a)(i) exercise any rights, powers, or remedies with respect to the ABL Priority Collateral, the “Note Standstill Period”);

(ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the ABL Agent or any other ABL Claimholder relating to the ABL Priority Collateral or any other exercise by the ABL Agent or any other ABL Claimholder of any other rights, powers and remedies relating to the ABL Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the ABL Priority Collateral, whether under the ABL Loan Documents, applicable law, or otherwise;

(iii) subject to their rights under clause (a)(i) above (and under clause (vi) of Section 3.1(c)), will not object to the forbearance by the ABL Agent or the ABL Claimholders from bringing or pursuing any Enforcement with respect to the ABL Priority Collateral;

(iv) except as may be permitted in Section 3.1(c), irrevocably, absolutely, and unconditionally waive any and all rights the First Lien Agents or the First Lien Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the ABL Agent or the ABL Claimholders (A) enforce or collect (or attempt to collect) the ABL Obligations or (B) realize or seek to realize upon or otherwise enforce the Liens in and to the ABL Priority Collateral securing the ABL Obligations, regardless of whether any action or failure to act by or on behalf of the ABL Agent or ABL Claimholders is adverse to the interest of the First Lien Agents or the First Lien Claimholders. Without limiting the generality of the foregoing, the First Lien Claimholders shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any disposition of any of the ABL Priority Collateral, on the ground(s) that any such disposition of ABL Priority Collateral (x) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (y) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(v) subject to Section 3.1(a) and (c), acknowledge and agree that no covenant, agreement or restriction contained in the First Lien Security Documents or any other First Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents;

provided, however, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the First Lien Obligations of the First Lien Claimholders shall attach to any Proceeds resulting from actions taken by the ABL Agent or any ABL Claimholder with respect to the ABL Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of ABL Obligations.

(b) Until the Discharge of ABL Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Agent and the other ABL Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of ABL Priority Collateral by the respective Grantors after an ABL Default) make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of the First Lien Agents or any First Lien Claimholder; provided, however, that the Lien securing the First Lien Obligations shall remain on the Proceeds (other than those properly applied to the ABL Obligations in accordance with Section 4.1) of such ABL Priority Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers, and remedies with respect to the ABL Priority Collateral, the ABL Agent and the ABL Claimholders may enforce the provisions of the ABL Loan Documents and exercise rights, powers, and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, the First Lien Agents and any First Lien Claimholder may:

(i) file a claim or statement of interest with respect to the First Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the ABL Priority Collateral, or the rights of the ABL Agent or any of the ABL Claimholders to exercise rights, powers, and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL Priority Collateral;

(iii) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the First Lien Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Notes Priority Collateral;

(v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the ABL Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn;

(vi) exercise any of the rights, powers and/or remedies with respect to any of the ABL Priority Collateral after the termination of the Note Standstill Period to the extent permitted by Section 3.1(a)(i); and

(vii) take any action described in clauses (iii), (vi) and (viii) of the definition of “Enforcement.”

The First Lien Agents, on behalf of their respective First Lien Claimholders, agree that no First Lien Claimholder will take or receive any ABL Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to ABL Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.1(a)(i), 6.7 and clause (vi) of Section 3.1(c), the sole right of the First Lien Agents and the First Lien Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the First Lien Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.

(d) Except as otherwise specifically set forth in Sections 3.1(a), 3.4 and 3.5 and Article VI, the First Lien Agents and the Note Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Notes Priority Collateral, in each case, in accordance with the terms of the First Lien Documents and applicable law; provided, however, that in the event that any First Lien Agent or any First Lien Claimholder becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the First Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the First Lien Obligations are subject to this Agreement.

(e) Except as provided in Section 5.3(d), nothing in this Agreement shall prohibit the receipt by any First Lien Agent or any other Note Claimholders of the required payments of interest, principal and other amounts owed in respect of the First Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by such First Lien Agent or any Note Claimholders of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Agent or the ABL Claimholders may have against the Grantors under the ABL Loan Documents.

3.2. Restrictions on the ABL Agent and ABL Claimholders.

(a) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the ABL Agent and the other ABL Claimholders:

(i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the ABL Standstill Period) any rights, powers, or remedies with respect to any Notes Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the ABL Agent or any ABL Claimholder is a party, (B) any right to undertake self-help repossession or nonjudicial disposition of any Notes Priority Collateral (including any partial or complete strict foreclosure), or (C) any right to institute, prosecute or otherwise maintain any action or proceeding with respect to such rights, powers, or remedies (including any action of foreclosure)); provided, however, that the ABL Agent may exercise any or all of such rights, powers, or remedies after a period of at least 270 days has elapsed since the later of: (i) the date on which the ABL Agent declared the existence of an ABL Default, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all ABL Obligations, and demanded payment thereof and (ii) the date on which each First Lien Agent received the Enforcement Notice from the ABL Agent relating to such action; provided, further, however, that neither the ABL Agent nor the other ABL Claimholders shall exercise any rights or remedies with respect to the Notes Priority Collateral if, notwithstanding the expiration of such 270-day period, any First Lien Agent or the First Lien Claimholders (A) shall have commenced, whether before or after the expiration of such 270-day period, and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Notes Priority Collateral (prompt written notice of such exercise to be given to the ABL Agent) or (B) shall have been stayed by operation of law or by any court order from pursuing any such exercise of remedies (the period during which the ABL Agent and the other ABL Claimholders may not pursuant to this Section 3.2(a)(i) exercise any rights or remedies with respect to the Notes Priority Collateral, the “ABL Standstill Period”); provided, finally, however, that the ABL Agent, independent in all respects of the preceding provisos, may exercise the rights provided for in Section 3.3 (with respect to any Access Period) and Section 3.4 (with respect to any Access Period or Use Period);

(ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by any First Lien Agent or any other First Lien Claimholder relating to the Notes Priority Collateral or any other exercise by any First Lien Agent or any other First Lien Claimholder of any rights, powers and remedies relating to the Notes Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the Notes Priority Collateral, whether under the First Lien Documents, applicable law, or otherwise, subject in each case to the First Lien Agents’ and the other First Lien Claimholders’ obligations under Sections 3.3, 3.4 and 3.5;

(iii) subject to Section 3.2(c), will not object to the forbearance by any First Lien Agent or the First Lien Claimholders from bringing or pursuing any Enforcement with respect to the Notes Priority Collateral;

(iv) subject to Sections 3.2(c), 3.3, 3.4, and 3.5, irrevocably, absolutely and unconditionally waive any and all rights the ABL Agent and ABL Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which any First Lien Agent or the First Lien Claimholders (a) enforce or collect (or attempt to collect) the First Lien Obligations or (b) realize or seek to realize upon or otherwise enforce the Liens in and to the Notes Priority Collateral securing the First Lien Obligations, regardless of whether any action or failure to act by or on behalf of the First Lien Agents or First Lien Claimholders is adverse to the interest of the ABL Claimholders. Without limiting the generality of the foregoing, the ABL Claimholders shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any Notes Priority Collateral, on the ground(s) that any such disposition of Notes Priority Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(v) subject to Sections 3.2(a) and (c) and Sections 3.3, 3.4, and 3.5, acknowledge and agree that no covenant, agreement or restriction contained in the ABL Security Documents or any other ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Agents or the First Lien Claimholders with respect to the Notes Priority Collateral as set forth in this Agreement and the First Lien Documents;

provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the ABL Obligations of the ABL Claimholders shall attach to any Proceeds resulting from actions taken by the First Lien Agents or any First Lien Claimholder with respect to the Notes Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of First Lien Obligations.

(b) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the First Lien Agents and the First Lien Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make, in connection therewith (including voluntary Dispositions of Notes Priority Collateral by the respective Grantors after a First Lien Default) determinations regarding the release, disposition, or restrictions with respect to the Notes Priority Collateral without any consultation with or the consent of the ABL Agent or any ABL Claimholder subject to the First Lien Agents’ and the First Lien Claimholders’ obligations under Sections 3.3, 3.4 and 3.5; provided, however, that the Lien securing the ABL Obligations shall remain on the Proceeds (other than those properly applied to the First Lien Obligations in accordance with the First Lien Documents) of such Notes Priority Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights and remedies with respect to the Notes Priority Collateral, the First Lien Agents and the First Lien Claimholders may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to the First Lien Agents’ and the First Lien Claimholders’ obligations under Sections 3.3, 3.4 and 3.5. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Notes Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, the ABL Agent and any ABL Claimholder may:

(i) file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the Notes Priority Collateral, or the rights of the First Lien Agents or any of the First Lien Claimholders to exercise rights, powers and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but, subject to the provisions of Sections 3.3, 3.4 and 3.5, not enforce) its Lien on any of the Notes Priority Collateral;

(iii) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including any claims secured by the Notes Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the ABL Priority Collateral;

(v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of this Agreement, and each First Lien Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn;

(vi) exercise any of its rights, powers, and/or remedies with respect to any of the Notes Priority Collateral to the extent permitted by Sections 3.2(a)(i), 3.3, and 3.4; and

(vii) take any action described in clauses (i) through (viii) of the definition of “Enforcement.”

The ABL Agent, on behalf of the ABL Claimholders, agrees that no ABL Claimholder will take or receive any Notes Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to any Notes Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.2(a)(i), 3.3, 3.4 and 3.5 and clause (vi) of this Section 3.2(c), the sole right of the ABL Agent and the ABL Claimholders with respect to the Notes Priority Collateral is to hold a Lien on such Collateral pursuant to the ABL Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.

(d) Except as otherwise specifically set forth in Sections 3.2(a) and 3.5 and Article VI, the ABL Agent and the ABL Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the ABL Loan Documents and applicable law; provided, however, that in the event that any the ABL Agent or ABL Claimholder becomes a judgment Lien creditor in respect of Notes Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.

(e) Except as provided in Section 5.3(c), nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Claimholders of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Claimholders of rights or remedies as a secured creditor (including set-off) with respect to Notes Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agents or the First Lien Claimholders may have against the Grantors under the First Lien Documents.

3.3. Collateral Access Rights.

(a) The ABL Agent and each First Lien Agent agree not to commence Enforcement or Going Out of Business Sale until an Enforcement Notice has been given to the other Agents. Subject to the provisions of Sections 3.1 and 3.2, any Agent may join in any judicial proceedings commenced by any other Agent to enforce Liens on the Collateral, provided that neither Agent, nor the other ABL Claimholders or the other First Lien Claimholders, as applicable, shall interfere with the Enforcement actions of the other with respect to Collateral in which such party has the priority Lien in accordance with Section 2.1 and Section 2.2.

(b) If the Applicable First Lien Agent, or any agent or representative of the Applicable First Lien Agent, or any receiver, shall, after any First Lien Default, obtain possession or physical control of any of the Mortgaged Premises, the Applicable First Lien Agent shall promptly notify the ABL Agent in writing of that fact, and the ABL Agent shall, within ten (10) Business Days thereafter, notify the Applicable First Lien Agent in writing as to whether the ABL Agent desires to exercise access rights under this Agreement. In addition, if the ABL Agent, or any agent or representative or the ABL Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises or any of the tangible Notes Priority Collateral located on any premises other than a Mortgaged Premises or control over any intangible Notes Priority Collateral, following the delivery to the Applicable First Lien Agent of an Enforcement Notice, then the ABL Agent shall promptly notify the Applicable First Lien Agent in writing that the ABL Agent is exercising its access rights under this Agreement and its rights under Section 3.4 under either circumstance. Upon delivery of such notice by the ABL Agent to the Applicable First Lien Agent, the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights. Consistent with the definition of “Access Period,” access rights will apply to differing parcels of Mortgaged Premises at differing times, in which case, a differing Access Period will apply to each such property.

(c) During any pertinent Access Period, the ABL Agent and the Company and their Subsidiaries, with the consent of the ABL Agent in connection with a Going Out of Business Sale, and their agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the Notes Priority Collateral for the purpose of (i) arranging for and effecting the sale or disposition of ABL Priority Collateral located on such parcel, including the production, completion, packaging and other preparation of such ABL Priority Collateral for sale or disposition, (ii) selling (by public auction, private sale or a “store closing”, Going Out of Business Sale or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented

Inventory of the same type sold in any Grantor’s business), (iii) storing or otherwise dealing with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by the First Lien Agents or any First Lien Claimholder or liability to the First Lien Agents or any First Lien Claimholder. During any such Access Period, the ABL Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales of ABL Priority Collateral. The ABL Agent shall take proper and reasonable care under the circumstances of any Notes Priority Collateral that is used by the ABL Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees and the ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Notes Priority Collateral. The ABL Agent and the ABL Claimholders shall reimburse the First Lien Agents and the First Lien Claimholders for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control; provided, however, that the ABL Agent and the ABL Claimholders will not be liable for any diminution in the value of the Mortgaged Premises caused by the absence of the ABL Priority Collateral therefrom. In no event shall the ABL Claimholders or the ABL Agent have any liability to the First Lien Claimholders and/or to the First Lien Agents hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the ABL Agent) of its rights under this Agreement. The ABL Agent and the First Lien Agents shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of First Lien Agents to show the Notes Priority Collateral to prospective purchasers and to ready the Notes Priority Collateral for sale.

(d) Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Agent from exercising any of its rights hereunder, then the Access Period granted to the ABL Agent under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining in the applicable Access Period or Use Period, as the case may be. The First Lien Agents shall not foreclose or otherwise sell or dispose of any of the Notes Priority Collateral during the Access Period or Use Period, as applicable, unless the buyer agrees in writing to acquire the Notes Priority Collateral subject to the terms of Section 3.3 and Section 3.4 of this Agreement and agrees therein to comply with the terms of this Section 3.3. The rights of ABL Agent and the ABL Claimholders under this Section 3.3 and Section 3.4 during the Access Period or Use Period shall continue notwithstanding such foreclosure, sale or other disposition by the First Lien Agents.

(e) The ABL Agent and the ABL Claimholders shall have the right to bring an action to enforce their rights under this Section 3.3 and Section 3.4, including, without limitation, an action seeking possession of the applicable ABL Priority Collateral and/or specific performance of this Section 3.3 and Section 3.4.

3.4. Notes Priority Collateral Rights/Access to Information. For the purposes of enabling the ABL Agent to exercise rights and remedies under this Agreement during the Enforcement Period, the First Lien Agents and each Grantor hereby grants (to the full extent of their respective rights and interests) the ABL Agent and its agents, representatives and designees an irrevocable, non-exclusive, royalty-free, rent-free license and lease (which will be binding on any successor or assignee of any Notes Priority Collateral) to use all of the Notes Priority Collateral to collect all Accounts included in ABL Priority Collateral, to copy, use, or preserve any and all information relating to any of the ABL Priority Collateral, and to complete the manufacture, packaging, advertising for sale and sale of (i) work-in-process, (ii) raw materials and (iii) complete inventory; provided, however, the royalty-free, rent-free license and lease with respect to the applicable Notes Priority Collateral, shall immediately expire upon the end of (1) the Access Period applicable to such Notes Priority Collateral located on any Mortgaged Premises and (2) the applicable Use Period with respect to any Notes Priority Collateral not located on any Mortgaged Premises; provided, further, that such expiration shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with applicable law.

3.5. Set-Off and Tracing of and Priorities in Proceeds. Each First Lien Agent, on behalf of their respective First Lien Claimholders, acknowledges and agrees that, to the extent such First Lien Agent or any such First Lien Claimholder exercises its rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that, to the extent the ABL Agent or any ABL Claimholder exercises its rights of set-off against any Notes Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Agent, for itself and on behalf of the ABL Claimholders, and the Notes Agent, for itself and on behalf of the Note Claimholders, further agree that prior to an issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any Proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents, the ABL Claimholders and the First Lien Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of ABL Obligations occurs, subject to Section 4.2, each First Lien Agent and the First Lien Claimholders each hereby consents to the application, prior to the receipt by the ABL Agent of an Enforcement Notice issued by the Applicable First Lien Agent, of cash or other Proceeds of Collateral, deposited under Account Agreements to the repayment of ABL Obligations pursuant to the ABL Loan Documents.

IV.

PAYMENTS.

4.1. Application of Proceeds.

(a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral as a result of the exercise of remedies or other Enforcement or Going Out of Business Sale by either Agent or any ABL Claimholders or First Lien Claimholders, shall be delivered to the ABL Agent and shall be applied or further distributed by the ABL Agent to or on account of the ABL Obligations in such order, if any, as specified in the relevant ABL Loan Documents or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Applicable First Lien Agent any ABL Priority Collateral and Proceeds of ABL Priority Collateral

received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements, to be applied by the First Lien Agents to the First Lien Obligations in such order as specified in the First Lien Security Documents or as a court of competent jurisdiction may otherwise direct.

(b) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Notes Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Notes Priority Collateral as a result of the exercise of remedies or other Enforcement by either Agent or any First Lien Claimholders or ABL Claimholders, shall be delivered to the Applicable First Lien Agent and shall be applied by the First Lien Agents to the First Lien Obligations in such order as specified in the relevant Note Documents or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of First Lien Obligations, the Applicable First Lien Agent shall deliver to the ABL Agent any Notes Priority Collateral and Proceeds of Notes Priority Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements to be applied by the ABL Agent to the ABL Obligations in such order as specified in the ABL Security Documents or as a court of competent jurisdiction may otherwise direct.

4.2. Payments Over in Violation of Agreement. So long as neither the Discharge of ABL Obligations nor the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by either Agent or any First Lien Claimholders or ABL Claimholders in connection with the exercise of any right, power, or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Agent for the benefit of the First Lien Claimholders or the ABL Claimholders, as applicable, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Agent is hereby authorized by the other Agent to make any such endorsements as agent for the other Agent or any First Lien Claimholders or ABL Claimholders, as applicable. This authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations and Discharge of First Lien Obligations.

4.3. Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the ABL Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents and (b) the First Lien Agents or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to the First Lien Obligations to the extent provided for in the First Lien Documents.

4.4. Revolving Nature of ABL Obligations. The Notes Agent, on behalf of the Note Claimholders, and the Additional First Lien Agent, on behalf of the Additional First Lien Claimholders, acknowledges and agrees that the ABL Credit Agreement includes a revolving commitment and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.

V.

OTHER AGREEMENTS.

5.1. Releases.

(a) (i) If, in connection with (A) any exercise of remedies or Enforcement (including as provided for in Section 3.1(b) or Section 6.8(a)) or any Going Out of Business Sale, or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral, so long as such sale, transfer or other disposition is then not prohibited by the ABL Documents (or consented to by the requisite ABL Lenders) or by the First Lien Documents (or consented to by the requisite Noteholders and the requisite holders of any Additional First Lien Obligations), irrespective of whether an ABL Default has occurred and is continuing, the ABL Agent, on behalf of any of the ABL Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of the Notes Agent, for the benefit of the Note Claimholders, and of the Additional First Lien Agent, for the benefit of the Additional First Lien Claimholders, on the ABL Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce ABL Obligations, each First Lien Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The Notes Agent, on behalf of the Note Claimholders, and the Additional First Lien Agent, on behalf of the Additional First Lien Claimholders, promptly shall execute and deliver to the ABL Agent or such Grantor such termination statements, releases and other documents as the ABL Agent or such Grantor may request in writing to effectively confirm such release.

(ii) If, in connection with (A) any exercise of remedies or Enforcement (including as provided for in Sections 3.2(b) or Section 6.8(b)), or (B) any sale, transfer or other disposition of all or any portion of the Notes Priority Collateral, so long as such sale, transfer or other disposition is then not prohibited by the First Lien Documents (or consented to by the requisite Noteholders and the requisite holders of any Additional First Lien Obligations) or by the ABL Documents (or consented to by the requisite ABL Lenders), irrespective of whether a First Lien Default has occurred and is continuing, the First Lien Agent, on behalf of any of its respective First Lien Claimholders, releases any of its Liens on any part of the Notes Priority Collateral, then the Liens, if any, of the ABL Agent, for the benefit of the ABL Claimholders, on the Notes Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that the provisions of Section 3.3, 3.4 and 3.5 shall continue, to the extent such Sections are applicable at the time of such sale, transfer or other disposition; provided, further that, to the extent the Proceeds of such Notes Priority Collateral are not applied to reduce First Lien Obligations, the ABL Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The ABL Agent, on behalf of the ABL Claimholders, promptly shall execute and deliver to each applicable First Lien Agent or such Grantor such termination statements, releases and other documents as such First Lien Agent or such Grantor may reasonably request to effectively confirm such release.

(b) Until the Discharge of ABL Obligations and Discharge of First Lien Obligations shall occur, the ABL Agent, on behalf of the ABL Claimholders, and each First Lien Agent, on behalf of their respective First Lien Claimholders, as applicable, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of the other Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Agent or such holder or in the Agent’s own name, from time to time in such Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(c) Until the Discharge of ABL Obligations and Discharge of First Lien Obligations shall occur, to the extent that the Agents or the ABL Claimholders or the First Lien Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor, then, in accordance with Section 2.3, the Grantors shall grant a Lien on any such Collateral, subject to the Lien priority provisions of this Agreement, to the other Agents, for the benefit of the ABL Claimholders or First Lien Claimholders, as applicable.

5.2. Insurance.

(a) Unless and until the Discharge of ABL Obligations and subject to the terms of, and the rights of the Grantors under, the ABL Loan Documents, the ABL Agent, on behalf of the ABL Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such ABL Priority Collateral. Until the Discharge of ABL Obligations has occurred, (i) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the ABL Loan Documents shall be paid to the ABL Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, if the Discharge of ABL Obligations has occurred, and subject to the rights of the Grantors under the First Lien Security Documents, to the Applicable First Lien Agent for the benefit of the First Lien Claimholders to the extent required under the First Lien Security Documents and then, to the extent the Discharge of First Lien Obligations shall have occurred, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (ii) if any First Lien Agent or any First Lien Claimholder shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the ABL Agent in accordance with the terms of Section 4.2.

(b) Unless and until the Discharge of First Lien Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the First Lien Documents, (i) the Applicable First Lien Agent, on behalf of the First Lien Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Notes Priority Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Notes Priority Collateral and to the extent required by the First Lien Documents shall be paid to the Applicable First Lien Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Documents and thereafter, if the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the ABL Loan Documents, to the ABL Agent for the benefit of the ABL Claimholders to the extent required under the ABL Security Documents and then, to the extent there shall have occurred a Discharge of ABL Obligations, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the ABL Agent or any ABL Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Notes Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Applicable First Lien Agent in accordance with the terms of Section 4.2.

(c) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to any policies which insure Collateral hereunder.

5.3. Amendments to ABL Loan Documents and Note Documents; Refinancing.

(a) Subject to Sections 5.3(c) and 5.3(d), the ABL Loan Documents and First Lien Documents may be amended, supplemented or otherwise modified in accordance with their terms, all without affecting the Lien subordination or other provisions of this Agreement. The ABL Obligations may be Refinanced without notice to, or the consent of, the First Lien Agents or the First Lien Claimholders and without affecting the Lien subordination or other provisions of this Agreement, and the First Lien Obligations may be Refinanced without notice to, or consent of, the ABL Agent or the ABL Claimholders and without affecting the Lien subordination and other provisions of this Agreement so long as such Refinancing is on terms and conditions that would not violate the First Lien Documents or the ABL Loan Documents, each as in effect on the date hereof (or, if less restrictive to the Company, as in effect on the date of such amendment or Refinancing); provided, however, that, in each case, the lenders or holders of such Refinancing debt bind themselves in a writing addressed to the First Lien Agents and the First Lien Claimholders or the ABL Agent and the ABL Claimholders, as applicable, to the terms of this Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and First Lien Obligations.

(b) Subject to Sections 5.3(c) and 5.3(d), the ABL Agent and each First Lien Agent shall each use good faith efforts to notify the other party of any written amendment or modification to the ABL Documents and First Lien Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

(c) Without the consent of each First Lien Agent, the ABL Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the ABL Loan Documents, whether in a Refinancing or otherwise, that is not permitted by the Indenture as in effect on the date hereof (or, if less restrictive to the ABL Claimholders, on the date of such amendment or modification).

(d) Without the consent of the ABL Agent, each First Lien Agent and the First Lien Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the First Lien Documents, whether in a Refinancing or otherwise, that is not permitted by the ABL Credit Agreement as in effect on the date hereof (or, if less restrictive to the First Lien Claimholders, on the date of such amendment or modification).

(e) So long as the Discharge of ABL Obligations has not occurred, each First Lien Agent agrees that each applicable First Lien Security Document that grants a Lien on any material Collateral shall include the following language (or similar language acceptable to the ABL Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to [The Bank of New York Mellon Trust Company, N.A., as Collateral Agent][INSERT NAME OF ADDITIONAL FIRST LIEN AGENT], as [Collateral Agent]], pursuant to this Agreement and the exercise of any right or remedy by [The Bank of New York Mellon Trust Company, N.A., as Collateral Agent][INSERT NAME OF ADDITIONAL FIRST LIEN AGENT, as [Collateral Agent]] hereunder, are subject to the provisions of the Intercreditor Agreement dated as of [            ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among [            ] as the ABL Agent, The Bank of New York Mellon Trust Company, N.A , as Trustee and as Notes Agent, each Additional Fist Lien Agent (as defined in the Intercreditor Agreement) from time to time party thereto and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(f) So long as the Discharge of First Lien Obligations has not occurred, the ABL Agent agrees that each applicable ABL Security Document executed on or after the date hereof that grants a Lien on any material Collateral shall include the following language (or similar language acceptable to the First Lien Agents): “Notwithstanding anything herein to the contrary, the liens and security interests granted to the [                                    ], as [Agent] pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of [                    ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Agent, as ABL Agent, The Bank of New York Mellon Trust Company, N.A., as Trustee and as Notes Agent, each Additional Fist Lien Agent (as defined in the Intercreditor Agreement) from time to time party thereto and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.4. Bailees for Perfection.

(a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include, without limitation, Deposit Accounts, Securities Accounts and Capital Stock, being the “Pledged

Collateral”) as (i) in the case of the ABL Agent, the collateral agent for the ABL Claimholders under the ABL Loan Documents or, in the case of the First Lien Agents, the collateral agent for the First Lien Claimholders under the First Lien Documents and (ii) gratuitous bailee for the benefit of the other Agents (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the First Lien Documents, respectively, subject to the terms and conditions of this Section 5.4. The First Lien Agents and the First Lien Claimholders hereby appoint the ABL Agent as their agent for the purposes of perfecting their security interest in all Deposit Accounts and Securities Accounts of the Company and the Company Subsidiaries. The ABL Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of the First Lien Agents and the other First Lien Claimholders under each Account Agreement and that any Proceeds received by the ABL Agent under any Account Agreement shall be applied in accordance with Article IV. In furtherance of the foregoing, each Grantor hereby grants (x) a security interest in the Pledged Collateral to the First Lien Agents for the benefit of the ABL Claimholders and (y) a security interest in the Pledged Collateral to the ABL Agent for the benefit of the First Lien Claimholders.

(b) Neither Agent shall have any obligation whatsoever to the other Agent, to any other ABL Claimholder, or to any other First Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral or Proceeds thereof upon a Discharge of ABL Obligations or Discharge of First Lien Obligations, as applicable, as provided in paragraph (d) below.

(c) Neither Agent acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the First Lien Documents, this Agreement or any other document a fiduciary relationship in respect of the other Agent, any other ABL Claimholder or any other First Lien Claimholder.

(d) Upon the Discharge of ABL Obligations or the Discharge of First Lien Obligations, as applicable, the Agent under the ABL Credit Agreement, Note Agreement or Additional First Lien Agreement, as applicable, that has been discharged shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the other Agent (which shall be the Applicable First Lien Agent in the case of the First Lien Agents) to the extent the other Obligations remain outstanding, and second, to the applicable Grantor to the extent the Discharge of ABL Obligations and the Discharge of First Lien Obligations have occurred (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as otherwise required by law. Each Agent further agrees to take all other action reasonably requested by the other Agent in connection with the other Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent, which has been discharged, to make any delivery to the other Agent under this Section 5.4(d) is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.

VI.

INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1. Finance and Sale Issues.

(a) The Notes Agent, on behalf of the Note Claimholders, and the Additional First Lien Agent, on behalf of the Additional First Lien Claimholders, hereby agrees that, until the Discharge of ABL Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral or to permit any Grantor to obtain financing, whether from the ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“ABL DIP Financing”) secured by a Lien on ABL Priority Collateral, then any First Lien Claimholder will not be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose or support any Person in opposing, such Cash Collateral use or ABL DIP Financing (including, except as expressly provided below, that the First Lien Claimholders are entitled to adequate protection of their interest in the Collateral as a condition thereto) so long as such Cash Collateral use or ABL DIP Financing meets the following requirements: (i) the First Lien Agents and the other First Lien Claimholders retain a Lien on the Collateral and, with respect to the Notes Priority Collateral, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the ABL Agent is granted adequate protection in the form of a Lien, each First Lien Agent is permitted to seek a Lien (without objection from the ABL Agent or any ABL Claimholder) on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to ABL Priority Collateral, such Lien is junior to the Liens securing such ABL DIP Financing and any other Liens in favor of the ABL Agent), (iii) the terms of the Cash Collateral use or the ABL DIP Financing require that any Lien on the Notes Priority Collateral to secure such ABL DIP Financing is subordinate to the Lien of each First Lien Agent securing the First Lien Obligations with respect thereto and (iv) the terms of such ABL DIP Financing or use of Cash Collateral do not require any Grantor to seek approval for any Plan of Reorganization that is inconsistent with this Agreement. Each First Lien Agent shall be required to subordinate and will subordinate its Liens in the ABL Priority Collateral to the Liens securing such ABL DIP Financing (and all obligations relating thereto, including any “carve-out” granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors’ committee) and to all adequate assurance Liens granted to the ABL Agent on behalf of the ABL Claimholders and, consistent with the preceding provisions of this Section 6.1, will not request adequate protection or any other relief in connection therewith (except as expressly provided in clause (ii) above); provided, however, if the Liens securing the ABL DIP Financing rank junior to the Liens securing the ABL Obligations, each First Lien Agent shall be required to subordinate its Liens in the ABL Priority Collateral to the Liens securing such ABL DIP Financing.

(b) The ABL Agent, on behalf of the ABL Claimholders, hereby agrees that, until the Discharge of First Lien Obligations has occurred, if any Grantor shall be subject to any

Insolvency or Liquidation Proceeding and the First Lien Agents shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting First Lien Priority Collateral or to permit any Grantor to obtain financing, whether from the First Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“First Lien DIP Financing”) secured by a Lien on First Lien Priority Collateral, then any ABL Claimholder will not be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose or support any Person in opposing, such Cash Collateral use or First DIP Financing (including, except as expressly provided below, that the First Lien Claimholders are entitled to adequate protection of their interest in the Collateral as a condition thereto) so long as such Cash Collateral use or First Lien DIP Financing meets the following requirements: (i) the ABL Agent and the other ABL Claimholders retain a Lien on the Collateral and, with respect to the ABL Priority Collateral, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the First Lien Agents are granted adequate protection in the form of a Lien, the ABL Agent is permitted to seek a Lien (without objection from the First Lien Agents or any First Lien Claimholder) on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to First Lien Priority Collateral, such Lien is junior to the Liens securing such First Lien DIP Financing and any other Liens in favor of the First Lien Agents), (iii) the terms of the Cash Collateral use or the First Lien DIP Financing require that any Lien on the ABL Priority Collateral to secure such First Lien DIP Financing is subordinate to the Lien of the ABL Agent securing the ABL Obligations with respect thereto and (iv) the terms of such First Lien DIP Financing or use of Cash Collateral do not require any Grantor to seek approval for any Plan of Reorganization that is inconsistent with this Agreement. The ABL Agent shall be required to subordinate and will subordinate its Liens in the First Lien Priority Collateral to the Liens securing such First Lien DIP Financing (and all obligations relating thereto, including any “carve-out” granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors’ committee) and to all adequate assurance Liens granted to the First Lien Agents on behalf of the First Lien Claimholders and, consistent with the preceding provisions of this Section 6.1, will not request adequate protection or any other relief in connection therewith (except as expressly provided in clause (ii) above); provided, however, if the Liens securing the First Lien DIP Financing rank junior to the Liens securing the First Lien Obligations, the ABL Agent shall be required to subordinate its Liens in the First Lien Priority Collateral to the Liens securing such First Lien DIP Financing.

(c) The Notes Agent, on behalf of itself and the Note Claimholders, and the Additional First Lien Agent, on behalf of itself and the Additional First Lien Claimholders, agrees that no such Person shall provide to such Grantor any First Lien DIP Financing to the extent that such First Lien Agent or any such First Lien Claimholder would, in connection with such financing, be granted a Lien on the ABL Priority Collateral senior to or pari passu with the Liens of the ABL Agent.

(d) The ABL Agent, on behalf of itself and the ABL Claimholders, agrees that no such Persons shall provide to such Grantor any ABL DIP Financing to the extent that the ABL Agent or any ABL Claimholder would, in connection with such financing, be granted a Lien on the Notes Priority Collateral senior to or pari passu with the Liens of the First Lien Agents.

6.2. Relief from the Automatic Stay.

(a) Until the Discharge of ABL Obligations, the Notes Agent, on behalf of the other Note Claimholders, and the Additional First Lien Agent, on behalf of the Additional First Lien Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Agent (given or not given in its sole and absolute discretion), unless (i) the ABL Agent already has filed a motion (which remains pending) for such relief with respect to its interest in such ABL Priority Collateral and (ii) a corresponding motion, in the reasonable judgment of each First Lien Agent, must be filed for the purpose of preserving such First Lien Agent’s ability to receive residual distributions pursuant to Section 4.1, although the First Lien Claimholders shall otherwise remain subject to the restrictions in Section 3.1 following the granting of any such relief from the automatic stay.

(b) Until the Discharge of First Lien Obligations has occurred, the ABL Agent, on behalf of the other ABL Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Notes Priority Collateral (other than to the extent such relief is required to exercise its rights under Sections 3.3 and 3.4), without the prior written consent of each First Lien Agent (given or not given in its sole and absolute discretion), unless (i) each First Lien Agent already has filed a motion (which remains pending) for such relief with respect to its interest in the Notes Priority Collateral and (ii) a corresponding motion, in the reasonable judgment of the ABL Agent, must be filed for the purpose of preserving the ABL Agent’s ability to receive residual distributions pursuant to Section 4.1, although the ABL Agent shall otherwise remain subject to the restrictions in Section 3.2 following the granting of any such relief from the automatic stay.

6.3. Adequate Protection.

(a) The Notes Agent, on behalf of itself and the Note Claimholders, and the Additional First Lien Agent, on behalf of the Additional First Lien Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i) subject to the provisions of Section 6.1, any request by the ABL Agent or the other ABL Claimholders for relief from the automatic stay with respect to the ABL Priority Collateral; or

(ii) any request by the ABL Agent or the other ABL Claimholders for adequate protection with respect to the ABL Priority Collateral (except to the extent any such adequate protection is a payment from Notes Priority Collateral); or

(iii) any objection by the ABL Agent or the other ABL Claimholders to any motion, relief, action or proceeding based on the ABL Agent or the other ABL Claimholders claiming a lack of adequate protection with respect to the ABL Priority Collateral.

(b) The ABL Agent, on behalf of itself and the ABL Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i) any request by the First Lien Agents or the other First Lien Claimholders for relief from the automatic stay with respect to the Notes Priority Collateral; or

(ii) subject to the provisions of Section 6.1, any request by the First Lien Agents or the First Lien Claimholders for adequate protection with respect to the Notes Priority Collateral (except to the extent any such adequate protection is a payment from ABL Priority Collateral); or

(iii) any objection by the First Lien Agents or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Agents or the First Lien Claimholders claiming a lack of adequate protection with respect to the Notes Priority Collateral.

(c) Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding:

(i) no First Lien Claimholder shall be entitled (and each Note Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(1) to seek or otherwise be granted any type of adequate protection with respect to its interests in the ABL Priority Collateral (except as expressly set forth in Section 6.1 or as may otherwise be consented to in writing by the ABL Agent in its sole and absolute discretion); provided, however, subject to Section 6.1, First Lien Claimholders may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (i) the ABL Claimholders have been granted adequate protection in the form of a replacement lien on such Collateral, and (ii) any such Lien on ABL Priority Collateral (and on any Collateral granted as adequate protection for the ABL Claimholders in respect of their interest in such ABL Priority Collateral) is subordinated to the Liens of the ABL Agent in such Collateral on the same basis as the other Liens of the Notes Agent on ABL Priority Collateral; and

(2) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of ABL Priority Collateral (except as may be consented to in writing by the ABL Agent in its sole and absolute discretion)

(ii) no ABL Claimholder shall be entitled (and each ABL Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(1) to seek or otherwise be granted any type of adequate protection in respect of Notes Priority Collateral except as may be consented to in writing by the First Lien Agents in their sole and absolute discretion; provided, however, ABL Claimholders may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (i) the First Lien Claimholders have been granted adequate protection in the form of a replacement lien on such Collateral, and (ii) any such Lien on Notes Priority Collateral (and on any Collateral granted as adequate protection for the First Lien Claimholders in respect of their interest in such Notes Priority Collateral) is subordinated to the Liens of the First Lien Agents in such Collateral on the same basis as the other Liens of the ABL Agent on Notes Priority Collateral; and

(2) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of Notes Priority Collateral (except as may be consented to in writing by the First Lien Agents in their sole and absolute discretion)

(d) With respect to (i) the ABL Priority Collateral, nothing herein shall limit the rights of the First Lien Agents or the First Lien Claimholders from seeking adequate protection with respect to their rights in the Notes Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from Proceeds of ABL Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement and (ii) the Notes Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Claimholders from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from Proceeds of Notes Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement.

6.4. Avoidance Issues. If any ABL Claimholder or First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the First Lien Obligations, as applicable (a “Recovery”), then such ABL Claimholders or First Lien Claimholders shall be entitled to a reinstatement of ABL Obligations or the First Lien Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5. Reorganization Securities. Subject to the ability of the ABL Claimholders and the First Lien Claimholders, as applicable, to support or oppose confirmation or approval of any Conforming Plan of Reorganization or to oppose confirmation or approval of any Non-Conforming Plan of Reorganization, as provided herein, if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization, both on account of ABL

Obligations and on account of First Lien Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the First Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.

6.6. Post-Petition Interest.

(a) Neither the First Lien Agents nor any First Lien Claimholder shall oppose or seek to challenge:

(i) any claim by the ABL Agent or any ABL Claimholder for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the ABL Priority Collateral securing any ABL Claimholder’s claim, without regard to the existence of the Lien of the First Lien Agents on behalf of the First Lien Claimholders on the Collateral;

(ii) the payment of such expenses allowed in accordance with Section 6.6(a)(i);

or

(iii) the payment of such interest and fees allowed in accordance with Section 6.6(a)(i) solely from Proceeds of ABL Priority Collateral;

provided that nothing contained in this Section 6.6(a) prohibits the Notes Agent, on behalf of the Note Claimholders, and the Additional First Lien Agent, on behalf of the Additional First Lien Claimholders, from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the Notes Priority Collateral in any Insolvency or Liquidation Proceeding if such Notes Priority Collateral is the source of payment of post-petition expenses payable to the ABL Agent or any ABL Claimholder.

(b) Neither the ABL Agent nor any other ABL Claimholder shall oppose or seek to challenge:

(i) any claim by the First Lien Agents or any Firs Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on the Notes Priority Collateral securing any First Lien Claimholder’s claim, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Claimholders on the Collateral;

(ii) the payment of such expenses allowed in accordance with Section 6.6(b)(i);

or

(iii) the payment of such interest and fees allowed in accordance with Section 6.6(b)(i) solely from Proceeds of Notes Priority Collateral provided that nothing contained in this Section 6.6(b) prohibits the ABL Agent on behalf of the ABL Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding if such ABL Priority Collateral is the source of payment of post-petition expenses payable to the First Lien Agents or any First Lien Claimholder.

6.7. Separate Grants of Security and Separate Classification. Each First Lien Agent, on behalf of their respective First Lien Claimholders, and the ABL Agent on behalf of the ABL Claimholders, acknowledge and intend that: the grants of Liens pursuant to the ABL Security Documents and the First Lien Security Documents constitute two or more separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the First Lien Obligations are fundamentally different from the ABL Obligations and must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the First Lien Claimholders in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Claimholders and the First Lien Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligations and First Lien Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is non-priority in accordance with Section 2.1 and Section 2.2), the ABL Claimholders or the First Lien Claimholders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from each pool of priority Collateral for each of the ABL Claimholders and the First Lien Claimholders, respectively, before any distribution is made from the applicable pool of priority Collateral in respect of the claims held by the other Secured Parties for whom such Collateral is non-priority, with such other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from the applicable pool of priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

6.8. Asset Dispositions in an Insolvency or Liquidation Proceeding.

(a) Without limiting the ABL Agent’s and the ABL Claimholders’ rights under Section 3.1(b), neither the First Lien Agents nor any other First Lien Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any ABL Priority Collateral that is supported by the ABL Claimholders, and the First Lien Agents and each other First Lien Claimholder will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any ABL Priority Collateral supported by the ABL Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce ABL Obligations, the First Lien Agents shall retain a Lien on such Proceeds in accordance with the terms of this Agreement.

(b) Without limiting the First Lien Agents’ and the First Lien Claimholders’ rights under Section 3.2(b), neither the ABL Agent nor any other ABL Claimholder shall, in any Insolvency Proceeding or otherwise, oppose any sale or disposition of any Notes Priority Collateral that is supported by the First Lien Claimholders and made subject to Section 3.3(d), and the ABL Agent and each other ABL Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Notes Priority Collateral supported by the First Lien Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce First Lien Obligations, the ABL Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement; provided further that the ABL Agent’s and the ABL Claimholders’ rights under Sections 3.3 and 3.4 shall survive any such sale or disposition.

VII.

RELIANCE; WAIVERS; ETC.

7.1. Reliance. Other than any reliance on the terms of this Agreement, the ABL Agent, on behalf of the ABL Claimholders, acknowledges that it and the other ABL Claimholders have, independently and without reliance on the First Lien Agents or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into ABL Loan Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement. The Notes Agent, on behalf of the Note Claimholders, and the Additional First Lien Agent, on behalf of the Additional First Lien Claimholders, acknowledges that it and the other First Lien Claimholders have, independently and without reliance on the ABL Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the other First Lien Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the First Lien Documents or this Agreement.

7.2. No Warranties or Liability. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that each of the First Lien Agents and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the First Lien Agents and the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each First Lien Agent, on behalf their respective First Lien Claimholders, acknowledges and agrees that the ABL Agent and the other ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other ABL Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Agent and the other ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The First Lien Agents and the First Lien Claimholders

shall have no duty to the ABL Agent or any of the ABL Claimholders, and the ABL Agent and the other ABL Claimholders shall have no duty to the First Lien Agents or any of the other First Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Loan Documents and the First Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3. No Waiver of Lien Priorities.

(a) No right of the Agents, the other ABL Claimholders or the other First Lien Claimholders to enforce any provision of this Agreement or any ABL Loan Document or First Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents, ABL Claimholders or First Lien Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the First Lien Documents, regardless of any knowledge thereof which the Agents or the ABL Claimholders or First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the ABL Loan Documents and First Lien Documents and subject to the provisions of Sections 5.3(a), 5.3(c), and, as applicable, 5.3(d)), the Agents, the other ABL Claimholders and the other First Lien Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents and First Lien Documents and/or applicable law, without the consent of, or notice to, the other Agent or the ABL Claimholder or the First Lien Claimholders (as applicable), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the ABL Loan Documents or the First Lien Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

7.4. Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Claimholders and the First Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Loan Documents or any First Lien Documents;

(b) except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or First Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any First Lien Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or First Lien Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Agent, the ABL Obligations, any ABL Claimholder, the First Lien Agents, the First Lien Obligations or any First Lien Claimholder in respect of this Agreement.

VIII.

MISCELLANEOUS.

8.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any First Lien Document, the provisions of this Agreement shall govern and control.

8.2. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of Lien subordination (as opposed to an agreement of debt or claim subordination), and the ABL Claimholders and First Lien Claimholders may continue, at any time and without notice to the other Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf the ABL Claimholders or the First Lien Claimholders, as applicable, hereby irrevocably, absolutely, and unconditionally waives any right any Claimholder may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the Agents, on behalf of the ABL Claimholders and the First Lien Claimholders, as applicable, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as applicable) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the ABL Agent, the ABL Claimholders and the ABL Obligations, on the date of the Discharge of ABL Obligations, subject to the rights of the ABL Claimholders under Section 6.4; and

(b) with respect to the First Lien Agents, the First Lien Claimholders and the First Lien Obligations, on the date of the Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.4.

8.3. Amendments; Waivers.

(a) No amendment, modification or waiver of any of the provisions of this Agreement by the First Lien Agents or the ABL Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected.

(b) So long as permitted by the ABL Loan Documents and the First Lien Documents then in effect, the Company may from time to time designate Indebtedness and other obligations as Additional First Lien Obligations hereunder by delivering to the ABL Agent and each First Lien Agent (i) a certificate signed by a Responsible Officer of the Company (A) identifying the Indebtedness and other obligations so designated and the aggregate principal amount or face amount thereof, (B) stating that such Indebtedness and other obligations are designated as Additional First Lien Obligations for purposes hereof, (C) representing that such designation of such Indebtedness and other obligations as Additional First Lien Obligations complies with the terms of the ABL Loan Documents and the First Lien Documents then outstanding and (D) specifying the name and address of the Additional First Lien Agent for such Indebtedness and other obligations and (ii) a fully executed Joinder (substantially in the form attached as Annex A). Each Agent agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Additional First Lien Agent identified in such Joinder shall act hereunder for the benefit of all Additional First Lien Claimholders under such Joinder, and each Agent agrees to the appointment, and acceptance of the appointment, of the Applicable First Lien Agent as agent for the holders of such Additional First Lien Obligations as set forth in each Joinder and agrees, on behalf of itself and each Claimholder it represents, to be bound by this Agreement.

8.4. Information Concerning Financial Condition of the Company and Their Subsidiaries. The ABL Agent and the ABL Claimholders, on the one hand, and the First Lien Agents and the First Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Company Subsidiaries and all endorsers and/or guarantors and other Grantors of the ABL Obligations or the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the First Lien Obligations. Neither the ABL Claimholders, on the one hand, nor the First Lien Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the ABL Agent or any of the other ABL Claimholders, on the one hand, or the First Lien Agents or any of the other First Lien Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation, (i) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Subrogation.

(a) With respect to the value of any payments or distributions in cash, property or other assets that any of the First Lien Claimholders actually pays over to the ABL Agent or the ABL Claimholders under the terms of this Agreement, the First Lien Claimholders shall be subrogated to the rights of the ABL Claimholders; provided, however, that each First Lien Agent, on behalf of their respective First Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the First Lien Claimholders that are paid over to the ABL Claimholders pursuant to this Agreement shall not reduce any of the First Lien Obligations. Notwithstanding the foregoing provisions of this Section 8.5(a), none of the First Lien Claimholders shall have any claim against any of the ABL Claimholders for any impairment of any subrogation rights herein granted to the First Lien Claimholders.

(b) With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Claimholders actually pays over to the First Lien Claimholders under the terms of this Agreement, the ABL Claimholders shall be subrogated to the rights of the First Lien Claimholders; provided, however, that the ABL Agent, on behalf of the ABL Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the ABL Claimholders that are paid over to the First Lien Claimholders pursuant to this Agreement shall not reduce any of the ABL Obligations. Notwithstanding the foregoing provisions of this Section 8.5(b), none of the ABL Claimholders shall have any claim against any of the First Lien Claimholders for any impairment of any subrogation rights herein granted to the ABL Claimholders.

8.6. SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PERSON ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND ON BEHALF OF THE FIRST LIEN CLAIMHOLDERS (IN THE CASE OF THE FIRST LIEN AGENTS) AND THE ABL CLAIMHOLDERS (IN THE CASE OF THE ABL AGENT), IRREVOCABLY:

(1) AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY AND EXCEPT THAT, IN ANY SUCH JUDICIAL PROCEEDINGS BETWEEN THE FIRST LIEN AGENTS AND THE ABL AGENT THAT DOES NOT SEEK ANY RELIEF AGAINST OR FROM THE ISSUERS OR ANY OF THE COMPANY SUBSIDIARIES, THE ISSUERS AND THE COMPANY SUBSIDIARIES SHALL NOT BE NECESSARY PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 8.14 AND 8.17, NONE OF THE ABL CLAIMHOLDERS (OTHER THAN THE ABL AGENT) OR THE FIRST LIEN CLAIMHOLDERS (OTHER THAN THE FIRST LIEN AGENTS) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO BE RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.2.

(2) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(3) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(4) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON (AND IN THE CASE OF A PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7); AND

(5) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE

PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE ABL LOAN DOCUMENTS OR ANY OF THE FIRST LIEN DOCUMENTS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE ABL LOAN DOCUMENTS AND THE FIRST LIEN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

8.7. Notices. All notices permitted or required under this Agreement need be sent only to the First Lien Agents and the ABL Agent, as applicable, in order to be effective and otherwise binding on any applicable Claimholder. If any notice is sent for whatever reason to the other First Lien Claimholders or the ABL Claimholders, such notice shall also be sent to the applicable Agent. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, e-mailed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of telefacsimile or e-mail during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8. Further Assurances. The ABL Agent, on behalf of the ABL Claimholders, and each First Lien Agent, on behalf of their respective First Lien Claimholders, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Agent or the First Lien Agents may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.9. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.10. Specific Performance. Each of the ABL Agent and the First Lien Agents may demand specific performance of this Agreement. The ABL Agent, on behalf of itself and the ABL Claimholders, and each First Lien Agent, on behalf of itself and its respective First Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or the other ABL Claimholders or the First Lien Agents or the other First Lien Claimholders, as applicable. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency or Liquidation Proceeding, an Agent may seek such relief as if it were the “holder” of the claims of the other Agent’s Claimholders under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the other Agent’s Claimholders.

8.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

8.13. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement. The Notes Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other Note Claimholders to the terms of this Agreement. The ABL Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other ABL Claimholders to the terms of this Agreement.

8.14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of (and shall be binding upon) each of the Agents, the other ABL Claimholders and the other First Lien Claimholders and their respective successors and assigns. Without limiting the generality of the foregoing, each of the Indenture, each Additional First Lien Agreement and the amendments to ABL Security Documents shall expressly refer to this Agreement and acknowledge that its provisions shall be binding on the First Lien Agents, and the other First Lien Claimholders (and their respective successors and assigns) and on the ABL Agent and the other ABL Claimholders (and their respective successors and assigns), as applicable, and, in any event, this Agreement shall be binding on the Agents, the other ABL Claimholders, and the other First Lien Claimholders and their respective successors and assigns as if its provisions were set forth in their entirety in the ABL Credit Agreement, the Indenture and each Additional First Lien Agreement.

8.15. Provisions Solely to Define Relative Rights. The provisions of this Agreement (other Section 8.3(b)) are and are intended solely for the purpose of defining the relative rights of the ABL Claimholders on the one hand and the First Lien Claimholders on the other hand. No Grantor or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof, except that the Company may enforce Section 8.3(b). Nothing in this Agreement is intended to or shall impair as between the Grantors and the ABL Agent and the other ABL Claimholders, or as between the Grantors and the First Lien Agents and the other First Lien

Claimholders, the obligations of any Grantor, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the other ABL Loan Documents and the other First Lien Documents, respectively, including as and when the same shall become due and payable in accordance with their terms.

8.16. Marshalling of Assets. Each First Lien Notes Agent, on behalf of its recpective First Lien Claimholders, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any First Lien Claimholder may have at any time under applicable law or otherwise to have the ABL Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the ABL Agent’s Liens. The ABL Agent, on behalf of the ABL Claimholders, hereby waives irrevocably, absolutely, and unconditionally any and all rights any ABL Claimholder may have at any time under applicable law or otherwise to have the Notes Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the First Lien Agents’ Liens.

8.17. Exclusive Means of Exercising Rights under this Agreement. The Note Claimholders shall be deemed to have irrevocably appointed the Notes Agent, the ABL Claimholders shall be deemed to have irrevocably appointed the ABL Agent and the Additional First Lien Claimholders shall be deemed to have irrevocably appointed the Additional First Lien Agent, as their respective and exclusive agents hereunder. Consistent with such appointment, the First Lien Claimholders and the ABL Claimholders further shall be deemed to have agreed that only their respective Agent (and not any individual Claimholder or group of Claimholders) shall have the exclusive right to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement) or the Collateral; provided, that (i) ABL Claimholders holding obligations in respect to Bank Products or Obligations in respect of Hedging Agreements may exercise customary netting rights with respect thereto, (ii) cash collateral may be held pursuant to the terms of the ABL Loan Documents (including any relating to Bank Products or Hedging Agreements) and any such individual ABL Claimholder may act against such Collateral, and (iii) ABL Claimholders may exercise customary rights of setoff against depository or other accounts maintained with them. Specifically, but without limiting the generality of the foregoing, each Noteholder, each holder of Additional First Lien Obligations, group of Noteholders or group of holders of Additional First Lien Obligations, and each ABL Lender or group of ABL Lenders, shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement) or otherwise in relation to the Collateral, except solely as provided in the proviso in the preceding sentence.

8.18. Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, the Notes Agent, the ABL Agent, the Company, and the Company Subsidiaries and is the product of those Persons on behalf of themselves and the First Lien Claimholders (in the case of the Notes Agent) and the ABL Claimholders (in the case of the ABL Claimholders). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any party or other Person merely by virtue of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.

8.19. Capacity of Notes Agent. The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement solely in its capacity as Trustee and Collateral Agent under the Indenture and the rights, powers, privileges and protections afforded to the Trustee and Collateral Agent under the Indenture shall also apply to The Bank of New York Mellon Trust Company, N.A. as the Notes Agent hereunder. The Note Claimholders have expressly authorized and instructed the Notes Agent to execute and deliver this Agreement.

8.20. Termination. This Agreement shall terminate and be of no further force and effect upon the Discharge of the ABL Obligations or upon the Discharge of the First Lien Obligations, subject to the rights of the ABL Claimholders and the First Lien Claimholders, as applicable, under Section 6.4.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

ABL Agent:

[ ] , as ABL Agent

By:
Name:
Title:

Notice Address:

[ ]

Notes Agent:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

not in its individual capacity, but solely in its capacity as Trustee and Collateral Agent under the Indenture and Collateral Agent under the Note Documents, as Notes Agent

By:
Name:
Title:

Notice Address:

The Bank of New York Mellon Trust Company, N.A.
[ ]

Acknowledged and Agreed to by:

Company:

CLAIRE’S STORES, INC.

By:
Name: Title:

Notice Address:

[                    ]

Company Subsidiaries:

[                                     ]

Annex A

To: the ABL Agent, the Notes Agent and each Additional First Lien Agent under the Intercreditor Agreement (in each case, as such terms are defined below)

JOINDER (this “Joinder”) dated as of [•], 201[•] to the Intercreditor Agreement, dated as of [            ], 2012 (as amended or supplemented from time to time, the “Intercreditor Agreement”), among [            ], as ABL Agent for the ABL Claimholders (as defined below) (in such capacity and together with its successors in such capacity, the “ABL Agent”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Agent for the Note Claimholders (as defined below) (in such capacity and together with its successors in such capacity, the “Notes Agent”), each Grantor party thereto and each Additional First Lien Agent from time to time party thereto, among each Grantor Party hereto and the undersigned Additional First Lien Agent on behalf of the Series of Additional First Lien Obligations referred to below.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. Pursuant to Section [            ] of the Intercreditor Agreement in order to create a Series of Additional First Lien Obligations, the undersigned Additional First Lien Agent (the “New Additional First Lien Agent”) is executing this Joinder as Additional First Lien Agent on behalf of the Series of Additional First Lien Claimholders it represents with respect to such Additional First Lien Obligations under the Intercreditor Agreement.

C. Pursuant to the terms of the Intercreditor Agreement, [the Grantors have entered into an Additional First Lien Agreement under which the Grantors have incurred Additional First Lien Obligations. [Describe material terms of Additional First Lien Obligations.]]

D. In consideration of the mutual agreements contained in the Intercreditor Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Additional First Lien Agent, on behalf of the Series of Additional First Lien Claimholders it represents, hereby agrees as follows.

i. In accordance with the Intercreditor Agreement, (a) the New Additional First Lien Agent Representative by its signature below becomes an Additional First Lien Agent, under, and the related [Series of Additional First Lien Obligations and Additional First Lien Claimholders] become subject to and bound by, the Intercreditor Agreement with the same force and effect as if originally named therein as an Additional First Lien Agent, and (b) the New Additional First Lien Agent, on its behalf and on behalf of such [Additional First Lien Claimholders], hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to them as an Additional First Lien Agent and Additional First Lien Claimholders, respectively, thereunder. Each reference to an “Additional First Lien Agent” in the Intercreditor Agreement shall be deemed to include the New Additional First Lien Agent. The Intercreditor Agreement is hereby incorporated herein by reference.

ii. The New Additional First Lien Agent represents and warrants to each Agent and the Claimholders that (a) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (b) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to general principles of equity and (c) the Additional First Lien Agreement relating to such Additional First Lien Obligations provide that, upon the New Additional First Lien Agent’s entry into this Joinder, the [holders] [lenders] of such Additional First Lien Obligations will be subject to and bound by the provisions of the Intercreditor Agreement as Additional First Lien Claimholders.

iii. This Joinder shall become effective when the ABL Agent and the Applicable First Lien Agent shall have received a counterpart of this Joinder that bears the signatures of the New Additional First Lien Agent. Delivery of an executed signature page to this Joinder by facsimile transmission or e-mail shall be effective as delivery of a manually signed counterpart of this Joinder.

iv. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

v. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

vi. Any provision of this Joinder held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

vii. All communications and notices hereunder and under the Intercreditor Agreement to the New Additional First Lien Agent shall be given to it at its address set forth below, or to such other address as such New Additional First Lien Agent may hereafter specify.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the New Additional First Lien Agent has duly executed this Joinder to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW ADDITIONAL FIRST LIEN AGENT], as Additional First Lien Agent
by

Name: Title:

Address for Notices:

with a copy to:

INTERCREDITOR AGREEMENT

EXHIBIT J

JOINDER AGREEMENT

JOINDER AGREEMENT (this “Agreement”) dated as of [            ], 2012 among The Bank of New York Mellon Trust Company, N.A. (the “New Agent”), as an Other First Priority Lien Obligations Agent, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Credit Agreement Agent, The Bank of New York Mellon Trust Company, N.A., as Trustee, and CLAIRE’S STORES, INC. (on behalf of itself and its subsidiaries), and any other First Lien Agent and other Second Priority Agent from time to time a party hereto.

This Agreement is supplemental to that certain Intercreditor Agreement, dated as of March 4, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Credit Suisse AG, Cayman Islands Branch, as Credit Agreement Agent, The Bank of New York Mellon Trust Company, N.A., as Trustee, Holdings, the Company and certain subsidiaries of the Company. This Agreement has been entered into to record the accession of the New Agent as Other First Priority Lien Obligations Agent under the Intercreditor Agreement.

Definitions

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.

SECTION 1.

Accession

1.1. The New Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an Other First Priority Lien Obligations Agent as if it had originally been party to the Intercreditor Agreement as an Other First Priority Lien Obligations Agent.

1.2. The New Agent confirm that its address details for notices pursuant to the Intercreditor Agreement are as follows:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL 32256

Fax No.: (904) 645-1921

Attn: Corporate Trust Administration

1.3. Each party to this Agreement (other than the New Agent) confirms the acceptance of the New Agent as an Other First Priority Lien Obligations Agent for purposes of the Intercreditor Agreement.

1.4. The Bank of New York Mellon Trust Company, N.A. is acting in the capacity of Other First Priority Lien Obligations Agent solely for the Secured Parties under that certain Indenture dated as of February 28, 2012, among Claire’s Escrow II Corporation, a Delaware corporation (“Claire’s Escrow”), and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by the Supplemental Indenture dated [            ], 2012 among Claire’s Escrow, the Company, the Company’s Subsidiaries named therein and the The Bank of New York Mellon Trust Company, N.A as trustee.

SECTION 2.

Miscellaneous

2.1. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

2.2. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (f/k/a Credit Suisse, Cayman Islands Branch), as Credit Agreement Agent

By:
Name: Title

By:
Name: Title

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name: Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as New Agent

By:
Name: Title:

CLAIRE’S INC.

By:
Name: J. Per Brodin Title: Executive Vice President and Chief Financial Officer

CLAIRE’S STORES, INC.

By:
Name: J. Per Brodin Title: Executive Vice President and Chief Financial Officer

CLAIRE’S BOUTIQUES, INC. CLAIRE’S PUERTO RICO CORP. CBI DISTRIBUTING CORP. CLAIRE’S CANADA CORP. BMS DISTRIBUTING CORP.

By:
Name: J. Per Brodin Title: Executive Vice President and Chief Financial Officer

CSI CANADA LLC.

By:
Name: J. Per Brodin Title: Manager